Exhibit 10.7

AMERICA CENTER

SAN JOSE, CALIFORNIA

LEASE

LEGACY III SJ AMERICA CENTER I, LLC,

a Delaware limited liability company

as Landlord,

and

POLYCOM, INC.,

a Delaware corporation

as Tenant

EXHIBITS

A-1	OUTLINE OF PREMISES

A-2	OUTLINE OF MUST-TAKE SPACE

B-1	ORIGINAL PREMISES WORK LETTER

B-2	MUST-TAKE SPACE WORK LETTER

C	AMENDMENT TO LEASE

D	RULES AND REGULATIONS

E	LIST OF ENVIRONMENTAL REPORTS

F	FORM OF SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

G	LANDLORD’S SIGNAGE CRITERIA

H	LOCATION OF GENERATOR SITE

I	DEPICTION OF TENANT’S PARKING AREA

J	BASE BUILDING DESCRIPTION

K	LIST OF BASE BUILDING PLANS

L	FIFTH FLOOR SPECULATIVE SPACE PLAN

Page

M	EXPECTED USEFUL LIFE OF BUILDING HVAC/ELEVATOR SYSTEMS AND EQUIPMENT

N	PRELIMINARY CONCEPTUAL PLANS

O	FORM OF ESCROW AGREEMENT

P	DEPICTION OF EQUIPMENT ROOM

EXTENSION OPTION RIDER

(ii)

INDEX

Page(s)

6201 Building	1
Abated Rent	5
Abatement Event	15
Accountant	11
ADA	6
Additional Rent	5
Adverse Condition	1
Affiliates	25
Alterations	18
Antennae Equipment	28
Approved Must-Take Space Contractor Proposal	Exhibit B
Approved Must-Take Space TI Invoice	Exhibit B
Approved Original Premises Contractor Proposal	Exhibit B
Approved Original Premises TI Invoice	Exhibit B
Architect	Exhibit B, Exhibit B
Base Building	2
Base Building Required Condition	2
Base Rent	5
Base, Shell and Core	Exhibit B, Exhibit B
Brokers	34
Building Top Signs	32
Calendar Year	5
Claims	19
Code	Exhibit B
Connecting Equipment	28
Consequential Damages	19
Construction	35
Construction Matters Arbitrator	9
Control	25
Current Lender	27
Damage Termination Date	22
Declaration Environmental Insurance Policy	8
Disputed Tenant Cost Share Amount	13
East Building Top Sign	32
Eligibility Period	15
Emergency Generator	35
Encumbrances	26
Environmental Documents	11
Estimate	9
Estimate Statement	9
Estimated Expenses	9
Estimated Repair Period	21
Excluded Claims	19
Expense Year	5
Expired Lease Years	14
Extended Useful Life	14
Exterior Signage	32
Fifth Floor Required Condition	2
Force Majeure	34
Fourth Floor Space	3
Fuel Tank	36
Future SNDA	26
Generator Connecting Equipment	35
Generator Equipment	36
Generator Site	35
Hazardous Material	11
HVAC/Elevator Systems and Equipment	13
Identified Hazardous Materials	7
Interest Rate	10
JAMS	15
Landlord	1
Landlord Approval Items	16
Landlord Parties	19
Landlord’s Damage Notice	21
Landlord’s Repair Period	22
Landlord’s Restoration Work	22
Landlord’s Third Party Consultants	13
Lease	1, Exhibit B, Exhibit B
Lease Commencement Date	4
Lease Expiration Date	4
Lease Term	4
Lease Year	4

(iii)

Page(s)

Management Fee	6
Minimum Specifications	Exhibit B, Exhibit B
Must-Take Space	3
Must-Take Space Acceleration Notice	3
Must-Take Space Acceleration Notice Period	3
Must-Take Space Approved Preliminary Construction Drawings	Exhibit B
Must-Take Space Approved TI Package	Exhibit B
Must-Take Space Approved Working Drawings	Exhibit B
Must-Take Space Commencement Date	3
Must-Take Space Construction Contract	Exhibit B
Must-Take Space Construction Drawings	Exhibit B
Must-Take Space Contractor	Exhibit B
Must-Take Space Contractor Proposal	Exhibit B
Must-Take Space Cost Proposal	Exhibit B
Must-Take Space Cost Proposal Delivery Date	Exhibit B
Must-Take Space Delivery Date	4
Must-Take Space Engineers	Exhibit B
Must-Take Space Escrow Account	Exhibit B
Must-Take Space Escrow Agent	Exhibit B
Must-Take Space Escrow Agreement	Exhibit B
Must-Take Space Final Cost Statement	Exhibit B
Must-Take Space Final Space Plan	Exhibit B
Must-Take Space Final Working Drawings	Exhibit B
Must-Take Space Landlord Supervision Fee	Exhibit B
Must-Take Space Outside Performance Payment Date	Exhibit B
Must-Take Space Over-Allowance Amount	Exhibit B
Must-Take Space Permit Delays	Exhibit B, Exhibit B
Must-Take Space Permits	Exhibit B
Must-Take Space Reimbursement Date	Exhibit B
Must-Take Space Substitution Notice	3
Must-Take Space Tenant Improvement Allowance	Exhibit B
Must-Take Space Tenant Improvement Allowance Items	Exhibit B
Must-Take Space Tenant Improvements	Exhibit B
Must-Take Space Term	3
Must-Take Space Test Fit Allowance	Exhibit B
Must-Take Space TI Invoice	Exhibit B
Must-Take Space TI Package	Exhibit B
Must-Take Space Work Letter	1, Exhibit B
Non-Base Building/Fifth Floor Required Condition Notice	2
Non-Base Building/Fifth Floor Required Condition Outside Date	2
Non-Listed Specifications and Finishes	Exhibit B, Exhibit B
Non-Working/Watertight Condition Notice	2
Non-Working/Watertight Condition Outside Date	2
Notices	34
Operating Expenses	5
Original Premises Approved Preliminary Construction Drawings	Exhibit B
Original Premises Approved TI Package	Exhibit B
Original Premises Approved Working Drawings	Exhibit B
Original Premises Construction Contract	Exhibit B
Original Premises Construction Drawings	Exhibit B
Original Premises Contractor	Exhibit B
Original Premises Contractor Proposal	Exhibit B
Original Premises Cost Proposal	Exhibit B
Original Premises Cost Proposal Delivery Date	Exhibit B
Original Premises Delivery Date	2
Original Premises Engineers	Exhibit B
Original Premises Escrow Account	Exhibit B
Original Premises Escrow Agent	Exhibit B
Original Premises Escrow Agreement	Exhibit B
Original Premises Final Cost Statement	Exhibit B
Original Premises Final Space Plan	Exhibit B
Original Premises Final Working Drawings	Exhibit B
Original Premises Landlord Supervision Fee	Exhibit B
Original Premises Outside Performance Payment Date	Exhibit B
Original Premises Over-Allowance Amount	Exhibit B
Original Premises Permit Delays	Exhibit B, Exhibit B
Original Premises Permits	Exhibit B
Original Premises Reimbursement Date	Exhibit B
Original Premises Tenant Improvement Allowance	Exhibit B
Original Premises Tenant Improvement Allowance Items	Exhibit B
Original Premises Tenant Improvements	Exhibit B
Original Premises Test Fit Allowance	Exhibit B
Original Premises TI Invoice	Exhibit B
Original Premises TI Package	Exhibit B

(iv)

Page(s)
Original Premises Work Letter	vii, Exhibit B
Original Tenant	30
Other Buildings	1
Outside Repair Period	17
Parking Area	1
Partially Approved Must-Take Space TI Invoice	Exhibit B
Partially Approved Original Premises TI Invoice	Exhibit B
Premises	1
Prime Rate	10
Project	1
Proposition 13	8
Qualified Sublessee	32
Reference Rate	10
Remaining Useful Life	14
Remaining Useful Life Report	13
Rent	5
Repair Cost	14
Replacement Cost	14
Required Remaining Useful Life Report Content	13
Requirements	6
Review Period	11
Rooftop Equipment Area	28
Satellite Equipment	28
Section 6.2 Arbitrator	15
Section 7.3 Arbitrator	17
Signage Restrictions	32
South Building Top Sign	32
Special Equipment	29
Statement	9
Stipulated Useful Life	14
Subject Space	23
Substantial Complete	Exhibit B, Exhibit B
Substantial Completion of the Must-Take Space Tenant Improvements	Exhibit B
Substantial Completion of the Original Premises Tenant Improvements	Exhibit B
Summary	vi
Systems and Equipment	8
Tax Expenses	8
Tenant	1
Tenant Cost Share	13
Tenant Cost Share Outside Date	13
Tenant Damage Event	22
Tenant Improvements	18
Tenant Work Letters	1
Tenant’s Broker	34
Tenant’s Broker’s Commission	34
Tenant’s Cost Share Invoice	13
Tenant’s Damage Termination Notice	22
Tenant’s Monument Sign	32
Tenant’s Share	9
Third Floor Space	3
Transaction Document	26
Transaction Notice	26
Transfer Notice	23
Transfer Premium	24
Transferee	23
Transfers	23
Useful Life Extension Repairs	13
Utilities Costs	9
Working Condition	2

(v)

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information (“Summary”) is hereby incorporated into and made a part of the attached Lease. Each reference in the Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Lease, the terms of the Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease.

TERMS OF LEASE
(References are to the Lease)			DESCRIPTION

1.	Date:		August 4, 2011

2.	Landlord:		LEGACY III SJ AMERICA CENTER I, LLC, a Delaware
limited liability company

3.	Address of Landlord (Section 24.19):		Legacy III SJ American Center I, LLC c/o Legacy Partners Commercial, Inc.
4000 East Third Avenue, Suite 600
Foster City, California 94404-4805
Attention: Regional Vice President

4.	Tenant:		POLYCOM, INC.,
a Delaware corporation

5.	Address of Tenant (Section 24.19):		Polycom, Inc. 4750 Willow Road
Pleasanton, California 94588
Attention: Corporate Real Estate
Telephone: (925) 924-5828
Email: robert.teed@polycom.com

With a copy to:

Polycom, Inc.
4750 Willow Road
Pleasanton, California 94588
Attention: Legal Department
Telephone: (925) 924-6000
Email: sayed.darwish@polycom.com

(Prior to Original Premises Delivery Date)

and

Polycom, Inc.
6001 America Center Drive
San Jose, California 95002
Attention: Corporate Real Estate
Telephone: (925) 924-5828
Email: robert.teed@polycom.com

With a copy to:

Polycom, Inc.
6001 America Center Drive
San Jose, California 95002
Attention: Legal Department
Telephone: (925) 924-6000
Email: sayed.darwish@polycom.com

(After Lease Original Premises Delivery Date)
6.	Premises (Article 1):

	6.1	Premises:	176,148 rentable square feet of space comprising the entire rentable area of the first (1st), second (2nd), fourth (4th), fifth (5th) and sixth (6th) floors of the Building (as defined below), as set forth in Exhibit A-1 attached hereto (sometimes also referred to as the “original Premises”), subject, however, to Tenant’s right to substitute the entire rentable area of the third (3rd) floor of the Building in place of the entire rentable area of the fourth (4th) floor of the Building as part of the original

(vi)

Premises pursuant to Section 1.4.1 below. Upon the Must- Take Space Commencement Date, the Premises shall be expanded to include the Must-Take Space (pursuant to, and as such terms are defined in, Section 1.4 of the Lease) and shall contain 212,863 rentable square feet.

	6.2	Building:	The Premises are located in the building whose address is 6001 America Center Drive, San Jose, California 95002.

7.	Term (Article 2):

	7.1	Lease Term:	Ten (10) years.

	7.2	Lease Commencement Date:	The earlier of (i) the date Tenant commences business operations in the original Premises, or (ii) May 1, 2012, subject to extension for Original Premises Permit Delays (as defined in and pursuant to Section 5.2 of the Original Premises Work Letter attached hereto as Exhibit B-1 (the “Original Premises Work Letter”)).

	7.3	Lease Expiration Date:	The last day of the month in which the tenth (10th) anniversary of the Lease Commencement Date occurs.

	7.4	Amendment to Lease:	Landlord and Tenant may confirm the Lease Commencement Date and Lease Expiration Date in an Amendment to Lease (Exhibit C) to be executed pursuant to Article 2 of the Lease.

8.	Base Rent (Article 3):

	8.1	Base Rent for original Premises:

Months of Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Base Rental Rate per Rentable Square Foot of original Premises
1-24*	$5,411,266.50	$450,938.88	$2.56
25-36	$5,580,368.60	$465,030.72	$2.64
37-48	$5,749,470.70	$479,122.56	$2.72
49-60	$5,918,572.80	$493,214.40	$2.80
61-72	$6,087,674.80	$507,306.24	$2.88
73-84	$6,277,914.70	$523,159.56	$2.97
85-96	$6,468,154.50	$539,012.88	$3.06
97-108	$6,658,394.40	$554,866.20	$3.15
109-120	$6,848,634.20	$570,719.52	$3.24

*	Subject to abatement for the first eighteen (18) months of the initial Lease Term pursuant to Article 3 of the Lease.

8.2	Base Rent for Must-Take Space:

Months of Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Base Rental Rate per Rentable Square Foot of Must-Take Space

Must-Take Space Commencement Date-24*	$1,127,884.80	$93,990.40	$2.56
25-36	$1,163,131.20	$96,927.60	$2.64
37-48	$1,198,377.60	$99,864.80	$2.72
49-60	$1,233,624.00	$102,802.00	$2.80
61-72	$1,268,870.40	$105,739.20	$2.88
73-84	$1,308,522.60	$109,043.55	$2.97
85-96	$1,348,174.80	$112,347.90	$3.06
97-108	$1,387,827.00	$115,652.25	$3.15
109-120	$1,427,479.20	$118,956.60	$3.24

*	Subject to abatement for the period, if any, from the Must-Take Space Commencement Date until the last day of eighteenth (18th) month of the initial Lease Term pursuant to Article 3 of the Lease.

9.	Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs (Article 4):	82.75% (176,148 rentable square feet within the Premises/212,863 rentable square feet within the Building); provided, however, that effective from and after the Must- Take Space Commencement Date, Tenant’s Share shall equal 100% (212,863 rentable square feet within the Premises/212,863 rentable square feet within the Building).

(vii)

10.	Parking (Article 23):	Seven hundred (700) parking spaces comprised of the following and located in the areas depicted on Exhibit I attached to the Lease: (i) six hundred seventy-nine (679) automobile parking spaces, of which fifty-five (55) automobile parking spaces shall be unreserved automobile parking spaces in the area designated as “Non-Exclusive” on Exhibit I attached hereto, and the remainder of which automobile parking spaces shall be exclusive automobile parking spaces located within the boundary lines surrounding the Building depicted on Exhibit I attached hereto; (ii) thirteen (13) handicapped parking spaces, all of which handicapped parking spaces shall be exclusive handicapped parking spaces located within the boundary lines surrounding the Building depicted on Exhibit I attached hereto; and (iii) eight (8) motorcycle parking spaces, all of which motorcycle parking spaces shall be exclusive motorcycle parking spaces located within the boundary lines surrounding the Building depicted on Exhibit I attached hereto.

11.	Brokers (Section 24.25):	Cornish & Carey representing Landlord, and Studley, Inc. representing Tenant.

(viii)

LEASE

This Lease, which includes the preceding Summary and the exhibits attached hereto and incorporated herein by this reference (this Lease, the Summary and the exhibits to be known sometimes collectively hereafter as this “Lease”), dated as of the date set forth in Section 1 of the Summary, is made by and between LEGACY III SJ AMERICA CENTER I, LLC, a Delaware limited liability company (“Landlord”), and POLYCOM, INC., a Delaware corporation (“Tenant”).

ARTICLE 1

PROJECT, BUILDING AND PREMISES

1.1 Project, Building and Premises.

1.1.1 Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6.1 of the Summary (the “Premises”), which Premises are located in the Building defined in Section 6.2 of the Summary constructed on the Project. The outline of the floor plan of the Premises is set forth in Exhibit A-1 attached hereto.

1.1.2 Building and Project. The Building is part of a multi-building commercial project currently containing two (2) office buildings and known as “America Center”. The term “Project” as used in this Lease, shall mean, collectively: (i) the Building; (ii) the other existing building whose street address is 6201 America Center Drive, San Jose, California (the “6201 Building”); (iii) the surface parking areas servicing the Building and the 6201 Building (the “Parking Area”); (iv) any outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities now or hereafter constructed surrounding and/or servicing the Building and/or the 6201 Building, which are designated from time to time by Landlord as common areas appurtenant to or servicing the Building, the 6201 Building and any such other improvements; (v) such other buildings as Landlord may elect to construct and include as part of the Project from time to time (the 6201 Building and any such other buildings are sometimes referred to herein, collectively, as the “Other Buildings”); (vi) any additional improvements, facilities and common areas which Landlord (and/or any common area association formed by Landlord, Landlord’s predecessor-in-interest and/or Landlord’s assignee for the Project) has already or may be added thereto from time to time within or as part of the Project; and (vii) the land upon which any of the foregoing are situated. Notwithstanding the foregoing or anything contained in this Lease to the contrary, (A) Landlord has no obligation to expand or otherwise make any improvements within the Project, including, without limitation, any of the outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities which comprise the Project (as the same may be modified by Landlord from time to time without notice to Tenant), other than Landlord’s obligations (if any) specifically set forth in the Original Premises Work Letter and the Must-Take Space Work Letter attached hereto as Exhibit B-2 (the “Must-Take Space Work Letter” and together with the Original Premises Work Letter, collectively, the “Tenant Work Letters”), and (B) Landlord shall have the right from time to time to include or exclude any improvements or facilities within the Project, at Landlord’s sole election, as more particularly set forth in Section 1.1.3 below, so long as such inclusions or exclusions do not result in an Adverse Condition (as defined hereinbelow). As used herein, an “Adverse Condition” means: (1) a permanent adverse interference with Tenant’s use of the Premises for Tenant’s permitted use described in Section 5.1 below; (2) a temporary material adverse interference with Tenant’s use of the Premises for Tenant’s permitted use described in Section 5.1 below; (3) an unreasonable interference with Tenant’s access to the Premises; (4) an event which increases Tenant’s monetary obligations under this Lease and/or materially increases Tenant’s non-monetary obligations under this Lease; (5) an event which materially decreases Tenant’s rights under this Lease; or (6) other than on a temporary basis (for a commercially reasonable period of time and only to the extent the same cannot be mitigated by Landlord, at no cost to Tenant, using commercially reasonable efforts) in connection with Construction (as defined below) at the Project, as expressly permitted in and subject to the limitations set forth in Section 24.29 below, and other than during such period as is reasonably necessary due to a damage or destruction, condemnation or other Force Majeure (as defined below) event, (x) a material adverse interference with access to the Parking Area for Tenant’s use of the number of parking spaces allocated to Tenant as set forth in Section 10 of the Summary, or (B) a reduction in the number of parking spaces available for Tenant’s use within the Parking Area below the number of parking spaces allocated to Tenant as set forth in Section 10 of the Summary.

1.1.3 Tenant’s and Landlord’s Rights. Landlord and Landlord’s agents, employees, licensees and invitees shall have, subject to the provisions of this Lease and provided that Landlord does not unreasonably interfere with Tenant’s use of the Premises for Tenant’s permitted use described in Section 5.1 below, (i) the right (including the right of access) to the roof and the exterior faces of all exterior walls of the Building, (ii) the right of access to and use of the risers and conduits of the Building, but only to the extent reasonably required in order for Landlord to perform its obligations and/or exercise its rights under this Lease, (iii) the right of access to the Building to perform its obligations and exercise its rights under this Lease in the manner provided in Article 22 below, (iv) the right (including the right of access) to the equipment room on the first (1st) floor of the Building cross-hatched on Exhibit P attached hereto in which the equipment for Landlord’s methane control system and building management system is located and (v) any time prior to the Must-Take Space Delivery Date, the right of access to and use of the Must-Take Space. Tenant is hereby granted the right to the non-exclusive use of the areas located on the Project designated by Landlord from time to time as common areas of the Project; provided, however, that (A) Tenant’s use thereof shall be subject to (1) the provisions of any covenants, conditions and restrictions regarding the use thereof now or hereafter recorded against the Project, provided that in no event shall any covenants, conditions and restrictions hereafter recorded against the Project result in an Adverse Condition, and (2) such reasonable, non-discriminatory rules, regulations and restrictions as Landlord may make from time to time, and (B) Tenant may not go on the roof of the Building (except in connection with Tenant’s operation and maintenance of the HVAC system located on the roof of the Building and except as expressly permitted under Article 20 below) or the Other Buildings without Landlord’s prior consent (which may be withheld in Landlord’s sole and absolute discretion) and without otherwise being accompanied by a representative of Landlord. Subject to the terms and conditions of this Lease, Landlord reserves the right from time to time to use any of the common areas of the Project, the roof of the Building and the roof, risers and conduits of the Other Buildings for telecommunications and/or any other purposes (provided that any such use shall not unreasonably interfere with Tenant’s permitted use of the roof of the Building expressly set forth in this Lease, including, without limitation ,Tenant’s rights under Article 20 below), and to do any of the following (so long as the same do not result in an Adverse Condition): (w) make any changes, additions, improvements, repairs and/or replacements in or to the Project or any portion or elements thereof, including, without limitation, (I) changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and common areas, parking spaces, parking structures and parking areas, and (II) expanding or decreasing the size of the Project and any common areas and other elements thereof, including adding or deleting buildings thereon and therefrom (including the 6201 Building); (x) close temporarily any of the common areas of the Project while engaged in making repairs, improvements or alterations to the Project; (y) continue to maintain and/or form a common area association or associations under covenants, conditions and restrictions to own, manage, operate, maintain, repair and/or replace all or any portion of the landscaping, driveways, walkways, parking areas, public and private streets, plazas, courtyards, transportation facilitation areas and/or other common areas of the Project located outside of the Building, the 6201 Building and/or the Project and, subject to Article 4 below, include the common area assessments, fees and taxes charged by the association(s) and the cost of maintaining, managing, administering and operating the association(s), in Operating Expenses or Tax Expenses; and (z) perform such other acts and make such other changes with respect to the Project as Landlord may, in the exercise of good faith business judgment, deem to be appropriate.

1.2 Condition of Premises. Except as expressly set forth in this Lease and in the Original Premises Work Letter, Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the original Premises, and Tenant shall accept the original Premises in its “AS IS” condition on the date (the “Original Premises Delivery Date”) which is the earlier of (i) the date Tenant commences business operations in the original Premises, and (ii) the date upon which Landlord delivers possession of the original Premises to Tenant with the Original Premises Improvements Substantially Complete (as such terms are defined in the Original Premises Work Letter).

1.2.1 Working/Watertight Condition. Notwithstanding the foregoing to the contrary, if (i) as of the Original Premises Delivery Date, (A) the Building’s Systems and Equipment (as defined below) are not in good order, condition and repair and/or contain latent and/or patent defects (the “Working Condition”), and/or (B) the roof and/or curtain wall of the Building is not in a substantially watertight condition, and (ii) Tenant becomes aware thereof and delivers to Landlord written notice that such Systems and Equipment are not in the Working Condition, and/or that the roof and/or curtain wall of the Building is not in a substantially watertight condition (the “Non-Working/Watertight Condition Notice”) by the date which is one (1) year after the Original Premises Delivery Date (herein, the “Non-Working/Watertight Condition Outside Date”), then Tenant’s sole remedy shall be that Landlord shall, at its sole cost and expense (which shall not be included in Operating Expenses, as defined below), do that which is necessary to put such Systems and Equipment into the Working Condition (including, without limitation, replacement of the applicable component(s) of such Systems and Equipment, if necessary), and/or cause the roof and/or curtain wall of the Building to be in a substantially watertight condition, as the case may be, within a reasonable period of time after Landlord’s receipt of the Non-Working/Watertight Condition Notice, it being agreed that any failure by Landlord to timely complete such applicable remedial work shall be subject to the provisions of Section 7.3 below. If Tenant fails to deliver the Non-Working/Watertight Condition Notice to Landlord on or prior to the Non-Working/Watertight Condition Outside Date, Landlord shall have no obligation to perform the work described above in this Section 1.2.1 (but such release of such obligation shall not relieve Landlord of its other obligations under this Lease, including in Section 7.2 below). During the period from the Original Premises Delivery Date through and including the Non-Working/Watertight Outside Date, Landlord shall provide Tenant with the right to access to the Must-Take Space, upon no less than twenty-four (24) hours’ prior written notice to Landlord and accompanied by a representative of Landlord, to perform such inspections and testing as may be reasonably necessary to identify any items that may be included in Tenant’s Non-Working/Watertight Condition Notice, but which would not be identifiable without such access to the Must-Take Space.

1.2.2 Base Building Required Condition; Fifth Floor Required Condition. Notwithstanding the foregoing to the contrary, if (i) as of the date of mutual execution and delivery of this Lease, (A) any components of the base, shell and core of the Building and/or the Building’s Systems and Equipment (collectively, the “Base Building”) are not in substantial accordance with, or are otherwise not in the condition described on, the warm shell description set forth on Exhibit J attached hereto and/or the base building plans listed on Exhibit K attached hereto (the “Base Building Required Condition”), and/or (B) the existing improvements on the fifth (5th) floor of the Building are not in substantial accordance with, or are otherwise not in the condition described on, the fifth (5th) floor improvement speculative space plan attached hereto as Exhibit L (the “Fifth Floor Required Condition”), and (ii) Tenant becomes aware thereof and delivers to Landlord written notice (the “Non-Base Building/Fifth Floor Required Condition Notice”) that the Base Building is not in the Base Building Required Condition, and/or that the existing improvements on the fifth (5th) floor of the Building are not in the Fifth Floor Required Condition by the date which is one (1) year after the Original Premises Delivery Date (herein, the “Non-Base Building/Fifth Floor Required Condition Outside Date”), then Tenant’s sole remedy shall be that Landlord shall, at its sole cost and expense (which shall not be included in Operating Expenses), do that which is necessary to put the Base Building into the Base Building Required Condition and/or the existing improvements on the fifth (5th) floor of the Building into the Fifth Floor Required Condition, as the case may be, within a reasonable period of time after Landlord’s receipt of the Non-Base Building/Fifth Floor Required Condition Notice, it being agreed that (1) any failure by

Landlord to timely complete such applicable remedial work shall be subject to the provisions of Section 7.3 below, and (2) Landlord shall have no obligation to complete such applicable remedial work if such applicable remedial work pertains to any portions of the Base Building and/or the existing improvements on the fifth (5th) floor of the Building which are (x) materially modified as part of the initial Tenant Improvements constructed in the Premises and/or any Alterations made to the Premises by or on behalf of Tenant, and/or (y) materially affected by the initial Tenant Improvements constructed in the Premises and/or any Alterations made to the Premises by or on behalf of Tenant, with respect to clause (x) and (y) hereinabove, such that the applicable remedial work would either damage or otherwise adversely affect the initial Tenant Improvements and/or any Alterations made to the Premises by or on behalf of Tenant, or cause such portions of the Base Building and/or the existing improvements on the fifth (5th) floor of the Building to be incongruent with the remainder of the Building following the completion of such initial Tenant Improvements and/or Alterations. Notwithstanding the foregoing, if prior to September 30, 2011, Tenant becomes aware that the Base Building is not in the Base Building Required Condition and/or that the existing improvements on the fifth (5th) floor of the Building are not in the Fifth Floor Required Condition, then Tenant shall endeavor to send to Landlord, on or prior to September 30, 2011, a Non-Base Building/Fifth Floor Required Condition Notice specifying the portion of the Base Building that is not in the Base Building Required Condition and/or the portion of the existing improvements on the fifth (5th) floor of the Building that is not in the Fifth Floor Required Condition, as the case may be. If Tenant fails to deliver the Non-Base Building/Fifth Floor Required Condition Notice to Landlord on or prior to the Non-Base Building/Fifth Floor Required Condition Outside Date, Landlord shall have no obligation to perform the work described above in this Section 1.2.2 (but such release of such obligation shall not relieve Landlord of its other obligations under this Lease, including in Section 7.2 below).

1.3 Rentable Square Feet. The parties hereby stipulate that (i) the original Premises contain the rentable square feet set forth in Section 6.1 of the Summary and (ii) the Must-Take Space contains the rentable square feet set forth in Section 1.4.1 below, and such square footage amounts are not subject to adjustment or remeasurement by Landlord or Tenant. Accordingly, there shall be no adjustment in the Base Rent or other amounts set forth in this Lease which are determined based upon the rentable square feet of the original Premises and/or the Must-Take Space.

1.4 Must Take Space. Upon the Must-Take Space Commencement Date, the Premises shall be expanded to include the Must-Take Space, upon the terms and conditions set forth in this Section 1.4.

1.4.1 Description of Must-Take Space; Tenant’s Right to Designate Fourth Floor as Must-Take Space. As used in this Lease, the “Must-Take Space” shall mean that certain space containing approximately 35,681 rentable square feet comprising the entire rentable area of the third (3rd) floor of the Building, and depicted on Exhibit A-2 attached hereto (such space shall also sometimes be referred to herein as the “Third Floor Space”). Notwithstanding the foregoing, Tenant shall have the right, at its sole option, at any time prior to Landlord’s approval of the Original Premises Final Working Drawings (as defined in and pursuant to the Original Premises Work Letter), to elect to designate as the Must-Take Space that certain space containing approximately 36,715 rentable square feet comprising the entire rentable area of the fourth (4th) floor of the Building, and depicted on Exhibit A-1 attached hereto (the “Fourth Floor Space”) in lieu of, and in substitution for, the Third Floor Space, which election must be made, if at all, by Tenant delivering to Landlord written notice thereof (the “Must-Take Space Substitution Notice”) prior to Landlord’s approval of the Original Premises Final Working Drawings. If Tenant timely and properly delivers the Must-Take Space Substitution Notice to Landlord, then effective from and after Landlord’s receipt of the Must-Take Space Substitution Notice, (i) the Must-Take Space shall mean the Fourth Floor Space and all references in this Lease to the “Must-Take Space” shall thereafter mean and refer to the Fourth Floor Space, and (ii) the original Premises shall mean, collectively, the Third Floor Space and the entire rentable area of the first (1st), second (2nd), fifth (5th), and sixth (6th) floors of the Building and all references in this Lease to the “original Premises” shall thereafter mean and refer to the Third Floor Space and the entire rentable area of the first (1st), second (2nd), fifth (5th), and sixth (6th) floors of the Building.

1.4.2 Must-Take Space Term. Subject to Tenant’s right to elect to accelerate the Must-Take Space Commencement Date (as defined below) pursuant to the provisions of Section 1.4.3 below, the Must-Take Space shall become part of the Premises for all purposes under this Lease effective as of the earlier of (i) the date upon which Tenant commences business operations in the Must-Take Space, and (ii) the date which is first (1st) day of the nineteenth (19th) month after the Lease Commencement Date (as such date may be extended for Must-Take Space Permit Delays pursuant to Section 5.2 of the Must-Take Space Work Letter) (the “Must-Take Space Commencement Date”). Tenant hereby expressly acknowledges and agrees that if Landlord does not deliver possession of the Must-Take Space to Tenant with the Must-Take Space Tenant Improvements Substantially Complete (as such terms are defined in the Must-Take Space Work Letter) on or before the date which is first (1st) day of the nineteenth (19th) month after the Lease Commencement Date, Landlord shall not be subject to any liability nor shall the validity of this Lease nor the obligations of Tenant under this Lease be affected, and the Must-Take Space Commencement Date shall nonetheless occur on such date (subject to extension for Must-Take Space Permit Delays). Except as otherwise provided in this Section 1.4, Tenant’s lease of the Must-Take Space shall be subject to every term and condition of this Lease. The lease term for the Must-Take Space (the “Must-Take Space Term”) shall commence upon the Must-Take Space Commencement Date and shall expire co-terminously with the Lease Term for the Premises, as may be extended pursuant to the Extension Option Rider attached hereto.

1.4.3 Tenant’s Right to Accelerate Must-Take Space Commencement Date. Notwithstanding anything to the contrary contained in Section 1.4.2 above, Tenant shall have the right, upon delivery of written notice (the “Must-Take Space Acceleration Notice”) to Landlord during the period (the “Must-Take Space Acceleration Notice Period”) commencing on the first (1st) day of the seventh (7th) month of the initial Lease Term and ending on the last day of the eleventh (11th) month of the initial Lease Term, to elect to cause Landlord to commence construction of the Must-Take Space Improvements such that Substantial Completion of the Must-Take Tenant Improvements (as defined in the Must-Take Space Work Letter) will be anticipated to occur upon the date which is six (6) months after Landlord’s receipt of the Must-Take Space Acceleration Notice (as such date may be extended for Must-Take Space Permit Delays pursuant to Section 5.2 of the Must-Take Space Work Letter). If Tenant delivers to Landlord the Must-Take Space Acceleration Notice during the Must-Take Space Acceleration Notice Period pursuant to this Section 1.4.3, then the Must-Take Space Commencement Date shall be the earlier of (i) the date upon which Tenant commences business operations in the Must-Take Space, and (ii) the date which is six (6) months after Landlord’s receipt of the Must-Take Space Acceleration Notice. Tenant hereby expressly acknowledges and agrees that if Tenant delivers the Must-Take Space Acceleration Notice to Landlord pursuant to this Section 1.4.3, but Landlord does not deliver possession of the Must-Take Space to Tenant with the Must-Take Space Tenant Improvements Substantially Complete on or before the date which is six (6) months after Landlord’s receipt of the Must-Take Space Acceleration Notice, Landlord shall not be subject to any liability nor shall the validity of this Lease nor the obligations of Tenant under this Lease be affected and the Must-Take Space Commencement Date shall nonetheless occur on such date (subject to extension for Must-Take Space Permit Delays).

1.4.4 Must-Take Space Commencement Date Amendment. Following the Must-Take Space Commencement Date, Landlord shall deliver to Tenant an amendment to this Lease adding the Must-Take Space to the Premises upon the terms and conditions set forth in this Section 1.4 and confirming the Must-Take Space Commencement Date and whether the Must-Take Space is comprised of the Third Floor Space or the Fourth Floor Space, which amendment (if factually accurate) Tenant shall execute and return to Landlord within ten (10) business days after Tenant’s receipt thereof.

1.4.5 Base Rent. The Base Rent payable for the Must-Take Space during the initial Must-Take Space Term shall be as set forth in Section 8.2 of the Summary.

1.4.6 Tenant’s Share. Upon the Must-Take Space Commencement Date, Tenant’s Share (as defined below and set forth in Section 9 of the Summary) shall be increased to be 100% to take into account the addition of the Must-Take Space as provided in Section 9 of the Summary.

1.4.7 Improvement of Must-Take Space. Except as expressly set forth in this Lease and in the Must-Take Space Work Letter, upon the date (the “Must-Take Space Delivery Date”) which is the earlier of (i) the date Tenant commences business operations in the Must-Take Space, and (ii) the date upon which Landlord delivers possession of the Must-Take Space to Tenant with the Must-Take Space Improvements Substantially Complete, Tenant shall accept the Must-Take Space in its then existing “AS IS” condition and Landlord shall have no obligation to construct or pay for any improvements therein. Notwithstanding Tenant’s occupancy of the original Premises during the performance of the Must-Take Space Tenant Improvements, in connection therewith, Tenant hereby acknowledges and agrees that: (A) Landlord shall be permitted to perform the Must-Take Space Tenant Improvements during normal business hours, without any obligation to pay overtime or other premiums; (B) Tenant hereby accepts such inconveniences associated with the performance of the Must-Take Space Tenant Improvements which may occur during Tenant’s occupancy to the extent reasonable under the circumstances, including, without limitation, dust, noise, fumes, etc. to the extent the same cannot be mitigated using commercially reasonable efforts; (C) the performance of the Must-Take Space Tenant Improvements shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Base Rent payable pursuant to this Lease; and (D) Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the performance of the Must-Take Space Tenant Improvements, or for any inconvenience or annoyance occasioned thereby, except to the extent caused by Landlord’s and/or any of the Landlord Parties’ (as defined below) negligence or willful misconduct and not insured or required to be insured under this Lease. Notwithstanding anything in the foregoing to the contrary, in performing the Must-Take Space Tenant Improvements, Landlord shall use commercially reasonable efforts to minimize any unreasonable interference with Tenant’s use and occupancy of the original Premises.

1.4.8 Other Terms. Except as specifically set forth in this Lease, effective from and after the Must-Take Commencement Date, all other terms of this Lease shall apply to the Must-Take Space as though the Must-Take Space was originally part of the Premises.

ARTICLE 2

LEASE TERM

The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease (the “Lease Term”) shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the “Lease Commencement Date”) set forth in Section 7.2 of the Summary (subject, however, to the terms of the Original Premises Work Letter), and shall terminate on the date (the “Lease Expiration Date”) set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date. Tenant hereby expressly acknowledges and agrees that if Landlord does not deliver possession of the original Premises to Tenant with the Original Premises Tenant Improvements Substantially Complete on or before May 1, 2012, Landlord shall not be subject to any liability nor shall the validity of this Lease nor the obligations of Tenant under this Lease be affected and the Lease Commencement Date shall nonetheless occur on such date (subject to extension for Original Premises Permit Delays). Following the Lease Commencement Date, Landlord shall deliver to Tenant an amendment to lease in the form attached hereto as Exhibit C, setting forth, among other things, the Lease Commencement Date and the Lease Expiration Date and whether the original Premises includes the Third Floor Space or the Fourth Floor Space, which amendment (if factually accurate) Tenant shall execute and return to Landlord within ten (10) business days after Tenant’s receipt thereof.

ARTICLE 3

BASE RENT

Tenant shall pay, without notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever. Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord an amount equal to $617,301.82, which amount shall be comprised of the following: (i) the first (1st) monthly installment Base Rent payable by Tenant for the original Premises during the initial Lease Term (i.e., $450,938.00); (ii) the first (1st) monthly installment Base Rent payable by Tenant for the Must-Take Space during the initial Must-Take Space Term (i.e., $93,990.40); (iii) the Estimated Expenses (as defined below) payable by Tenant for the original Premises for the first (1st) month of the initial Lease Term (i.e., $59,890.32); and (iv) the Estimated Expenses payable by Tenant for the Must-Take Space for the first (1st) month of the initial Must-Take Space Term (i.e., $12,483.10). If any rental payment date (including the Lease Commencement Date and the Must-Take Space Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis. Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of this Lease, Landlord hereby agrees to (A) abate Tenant’s obligation to pay the monthly Base Rent otherwise payable by Tenant for the original Premises (and if then leased by Tenant, the Must-Take Space) for the first eighteen (18) months of the initial Lease Term commencing as of the Lease Commencement Date (the “Abated Rent”), (B) apply the pre-paid Base Rent described in clause (i) hereinabove to the Base Rent otherwise payable for the original Premises during the nineteenth (19th) month of the initial Lease Term, and (C) apply the pre-paid Base Rent described in clause (ii) hereinabove to the Base Rent otherwise payable for the Must-Take Space during the later of (1) the first (1st) month of the Must-Take Space Term and (2) the nineteenth (19th) month of the initial Lease Term. During such abatement period, Tenant shall remain responsible for the payment of all of its other monetary obligations under this Lease, including without limitation, amounts payable pursuant to Article 4 below. In the event of a default by Tenant under the terms of this Lease that results in the early termination of this Lease pursuant to the provisions of Article 19 below, then as a part of the recovery set forth in Article 19 below, Landlord shall be entitled to recover the unamortized balance of the Abated Rent. For purposes of the immediately preceding sentence, the Abated Rent shall be amortized on a straight-line basis over the scheduled ten (10)-year initial Lease Term, and the unamortized portion thereof shall be determined based upon the unexpired portion of such initial Lease Term as of the date of such early termination.

ARTICLE 4

ADDITIONAL RENT

4.1 Additional Rent. In addition to paying the Base Rent specified in Article 3 above, Tenant shall pay as additional rent the sum of the following: (i) Tenant’s Share (as defined below) of the annual Operating Expenses allocated to the Building; plus (ii) Tenant’s Share of the annual Tax Expenses allocated to the Building; plus (iii) Tenant’s Share of the annual Utilities Costs allocated to the Building. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, pursuant to Article 6), shall be hereinafter collectively referred to as the “Additional Rent”. The Base Rent and Additional Rent are herein collectively referred to as the “Rent”. All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Calendar Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.2 “Expense Year” shall mean each Calendar Year, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive-month period, and, in the event of any such change, Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs shall be equitably adjusted for any Expense Year involved in any such change.

4.2.3 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, restoration or operation of the Project, including, without limitation, any amounts paid for: (i) the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, any elevator systems and all other Systems and Equipment, and the cost of supplies and equipment and maintenance and service contracts in connection therewith (provided, however, Operating Expenses shall not include any such costs pertaining to the Systems and Equipment located in the Building and the Other Buildings to the extent Tenant or another tenant or occupant of the Project is responsible for directly providing or paying for the cost of such operation, maintenance, repair, renovation and management of such Systems and Equipment); (ii) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments which may increase Operating Expenses, and the costs incurred in connection with implementation and operation (by Landlord or any common area association(s) formed for the Project) of any government mandated transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Project; provided, however, to the extent Landlord elects to provide insurance for unusual or expensive coverages or endorsements such as earthquake and flood and the same is in addition to any insurance required to be maintained by Landlord under this Lease, and such insurance is materially in excess of the types or amounts of insurance carried by landlords of the Comparable Buildings for such unusual or expensive coverages or endorsements, the incremental cost of such materially excess insurance shall not be included in Operating Expenses; (iv) the cost of landscaping, relamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including consulting fees, legal fees and accounting fees) incurred in connection with the management, operation, repair and maintenance of the Project; provided, however, during the initial Lease Term, the annual property management fee for each Expense Year (the “Management Fee”) shall not exceed an amount equal to two and one-half percent (2.5%) of the annual Base Rent payable by Tenant under this Lease for such Expense Year (which Base Rent shall be calculated (A) without regard to the Abated Rent or any other abatement of Base Rent under this Lease, and (B) during the period from the Lease Commencement Date until the day before the Must-Take Space Commencement Date, as though Tenant is obligated to pay Base Rent for the Must-Take Space equal to the same rates of Base Rent per rentable square foot as applicable to the original Premises during such period); (v) the cost of parking area repair, restoration, and maintenance; (vi) any equipment rental agreements; (vii) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Project, and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (viii) payments under any easement, license, operating agreement, declaration or covenants, conditions and restrictions (whether now or hereafter recorded and affecting the Project, but subject to the restrictions on covenants, conditions and restrictions set forth in Section 1.1.3 above), common area association (whether now or hereafter formed for the Project) documents, or other instruments pertaining to the sharing of costs of or by the Project, but only to the extent that such cost sharing is non-discriminatory and commercially reasonable and the costs thereunder are not otherwise expressly excluded from Operating Expenses elsewhere under this Lease; (ix) the cost of janitorial service, alarm and security service, if any, window cleaning, trash removal, replacement of fixtures in common or public areas or facilities of the Project, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing (provided, however, Operating Expenses shall not include the cost of janitorial services and trash removal services provided to the Premises or the premises of other tenants of the Project or the cost of replacing light bulbs, lamps, starters and ballasts for lighting fixtures in the Premises and the premises of other tenants of the Project since such services with respect to the Premises are directly provided and paid for by Tenant pursuant to Section 6.1 below); (x) amortization (including interest on the unamortized cost at the Interest Rate) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project; and (xi) the cost of any capital improvements and related costs (1) made or incurred primarily to reduce current or future Operating Expenses, or otherwise improve the operating efficiency or security of the Project, as reasonably determined by Landlord (any such capital improvement intended to reduce current or future Operating Expenses shall be supported by reasonable evidence of the cost savings or containment anticipated to be achieved thereby over the then-remaining Lease Term, which evidence may include (y) a statement by the utility or equipment supplier of the savings anticipated to be achieved, or (z) a third-party report showing the cost savings or containment that the capital improvement was designed or intended to achieve, and to the extent that the annual amortized cost of any such capital improvement, repair or asset during the then-remaining Lease Term exceeds the annual cost savings or containment anticipated to be achieved thereby during the then-remaining Lease Term, such excess shall not be included in Operating Expenses), (2) required to comply with any and all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Project or the Premises or the use or operation thereof, including, without limitation, the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the “ADA”), as the same may be amended from time to time, and all Environmental Laws (as hereinafter defined), and any covenants, conditions and restrictions, or any corporation, committee or association formed in connection therewith, or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof (all of the foregoing, including ADA and Environmental Laws being referred to herein collectively as the “Requirements”), but only to the extent any such capital improvements were not required to be performed under the Requirements prior to the date of mutual execution and delivery of this Lease, (3) that relate to the safety or security of the Project, its tenants, occupants and visitors, and are deemed advisable in the reasonable judgment of Landlord, or (4) which pertain to the replacement of any items in the Project which Landlord is required to maintain under this Lease and which relate to the functional character of the Project as a first class office and R&D project (but only to the extent such replacement is performed with like-kind materials and specifications) and is not otherwise included in items (1), (2) or (3) hereinabove, but only to the extent that the replacement of such item(s) is reasonably necessary as a result of such item(s) no longer being capable of adequately providing the services and/or functions required of such item(s), and/or the cost to replace such item(s) is anticipated, in Landlord’s reasonable opinion, to be less than the ongoing cost to repair and maintain the such item(s) in its then-current condition; provided, however, that if any such cost described in (1), (2), (3) or (4) above, is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost at the Interest Rate) over its useful life as Landlord shall reasonably determine in accordance with standard real estate accounting practices, consistently applied, it being agreed that only the portion of such amortized capital expenditure that is allocable to an Expense Year shall be included in Operating Expenses for such Expense Year; provided further, however, that in no event shall the amortized cost of any such capital expenditures which Landlord may include in Operating Expenses pursuant to clauses (3) and/or (4) hereinabove (a) be attributable to the initial construction of the Building or the Other Buildings, or (b) exceed, in the aggregate, $100,000.00 in any particular Expense Year during the Lease Term. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If any of (I) the Building, and (II) the Other Buildings (but only during the period of time after such Other Buildings have been fully constructed and ready for occupancy and are included by Landlord within the Project) are less than ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building and such Other Buildings been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof.

Notwithstanding the foregoing, Operating Expenses shall not, however, include: (A) costs of leasing commissions, attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Project; (B) costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space; (C) costs incurred due to the violation by Landlord of the terms and conditions of any lease of space in the Project; (D) costs of overhead or profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Project to the extent the same exceeds the costs of overhead and profit increment included in the costs of such services which could be obtained from third parties on a competitive basis; (E) except as otherwise specifically provided in this Section 4.2.3, costs of interest on debt or amortization on any mortgages or any other payments on any loans, mortgages, debts, notes or deeds of trust recorded with respect to the Project, and rent payable under any ground lease of the Project; (F) Utilities Costs; (G) Tax Expenses; (H) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged directly but which are provided to other tenants of the Project at no cost (or are separately reimbursed by such other tenants, but if any such services or benefits are separately reimbursed by such other tenants at a discount, then the incremental difference between the actual cost of such services or benefits and the amount reimbursed by such tenants shall be excluded from Operating Expenses); (I) costs incurred in connection with the original construction and development of the Building, the Other Buildings and/or the Project; (J) except as permitted in Sections 4.2.3(x) and (xi) above and clause (L) hereinbelow, costs of additions, alterations, repairs or improvements, equipment replacement and all other items which under standard real estate accounting practices consistently applied are properly classified as capital expenditures; (K) costs of any items to the extent Landlord receives reimbursement from insurance or condemnation proceeds, or from a contractor, manufacturer, supplier or any other third party pursuant to any warranty or otherwise or would have been reimbursed if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease (other than reimbursement by tenants pursuant to the Operating Expenses pass-through provisions of their leases); (L) depreciation and amortization, except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, and when depreciation or amortization is permitted or required, the item shall be amortized over its useful life as Landlord shall reasonably determine in accordance with standard real estate accounting practices, consistently applied, together with interest on the unamortized costs at the Interest Rate; (M) brokerage commissions, space planning costs, finders’ fees, attorneys’ fees and other costs incurred by Landlord in connection with leasing or attempting to lease space within the Project; (N) reserves of any kind, including replacement reserves for bad debt loss or lost rent; (O) costs associated with the operation of the business entity constituting Landlord as the same are distinguished from the costs of operation of the Project, including business entity accounting and legal matters, costs of defending any lawsuits with or claims by any mortgagee (except as the actions of Tenant may be in issue); (P) costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building or the Project; (Q) costs of any disputes between Landlord and its employees (if any), disputes of Landlord with Project management, or outside fees paid in connection with disputes with other tenants (except to the extent the expenditure of such outside fees generally benefits all tenants of the Project); (R) the wages and benefits of any employee of Landlord who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; (S) interest, penalties, late charges, liquidated damages or other costs arising out of Landlord’s failure to make timely payment of any of its obligations under this Lease, (T) costs arising from Landlord’s charitable or political contributions; (U) costs of acquisition of sculptures, painting and other objects of art; (V) tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments to the appropriate authorities when due; (W) Landlord’s general corporate overhead and administrative expenses, except for the Management Fee; (X) property management fees in excess of the Management Fee; (Y) costs arising from the negligence or willful misconduct of Landlord and/or any of the Landlord Parties; (Z) costs of inspection and/or monitoring (except as expressly provided hereinbelow), cleanup, removal and/or remediation of any Hazardous Materials (as defined below) in, on or under the Building and/or Project that is either (1) voluntarily undertaken by Landlord (and not required by Environmental Laws), or (2) required to comply with any Environmental Laws (as defined below) which are (x) incurred as a result of the introduction by Landlord and/or any of the Landlord Parties after the date of mutual execution and delivery of this Lease of any such Hazardous Materials in, on or under the Building and/or Project in violation of Environmental Laws in effect at the time of such introduction, (y) incurred in connection with the clean-up, removal and/or remediation of those certain Hazardous Materials (collectively, the “Identified Hazardous Materials”) in, on or under the Project expressly identified in the Environmental Documents (as defined below) regardless of whether such Identified Hazardous Materials are in violation of Environmental Laws in effect as of the mutual execution and delivery of this Lease, it being agreed, however, that Landlord shall be permitted to include in Operating Expenses the costs incurred by Landlord in connection with the inspection and/or monitoring (as opposed to the cleanup, removal and/or remediation) of the Identified Hazardous Materials, or (z) incurred as a result of the presence of any Hazardous Materials which are other than the Identified Hazardous Materials in, on, or under the Building and/or Project as of the Lease Commencement Date, to the extent such Hazardous Materials which are other than the Identified Hazardous Materials are in violation of Environmental Laws in effect as of the Lease Commencement Date; (AA) premiums for the Pollution Legal Liability Policy (the “Declaration Environmental Insurance Policy”) carried by Landlord pursuant to that certain Declaration and Agreement of Covenants and Restrictions of America Center recorded in the Official Records of Santa Clara County on December 22, 2008 as Document Number 20074383; (BB) costs of correcting defects in, or significant design error relating to, the initial design or construction of the Building or any other improvements to the Project; (CC) costs incurred by Landlord in connection putting the Systems and Equipment into the Working Condition and/or causing the roof and/or curtain wall of the Building to be in a substantially watertight condition, as the case may be, pursuant to Section 1.2 above; (DD) costs related to the initial achievement by Landlord of the certification of the Building and Project as a LEED Gold core and shell project; and (EE) any costs expressly excluded from Operating Expenses elsewhere in this Lease.

4.2.4 “Systems and Equipment” shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Project, in whole or in part (including, without limitation, the Building and/or any other building in the Project, in whole or in part).

4.2.5 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit assessments, fees and taxes, child care subsidies, fees and/or assessments, job training subsidies, fees and/or assessments, open space fees and/or assessments, housing subsidies and/or housing fund fees or assessments, public art fees and/or assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Project or Landlord’s interest therein. For purposes of this Lease, during the period from the Lease Commencement Date until the day before the Must-Take Space Commencement Date, notwithstanding that Tenant’s Share for the original Premises is 82.75%, Tenant shall be responsible for one hundred percent (100%) of the Tax Expenses attributable to the Original Premises Tenant Improvements and any other improvements in the original Premises.

4.2.5.1 Tax Expenses shall include, without limitation:

(i) Any tax on Landlord’s rent, right to rent or other income from the Project or as against Landlord’s business of leasing any of the Project;

(ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease (but excluding any bonds or special assessments to finance the initial construction of improvements to the Project exclusively, as opposed to public improvements that include the Project and other properties that are not required or performed as a condition to approval of the Project); and

(iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof.

4.2.5.2 Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, documentary transfer taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state net income taxes, and other taxes to the extent applicable to Landlord’s net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.4 below, and (iv) taxes and assessments imposed on land and improvements other than the Project.

4.2.5.3 Landlord shall make such reasonable efforts as Landlord shall in its reasonable discretion deem reasonably necessary to minimize the amount of Tax Expenses, including challenging (following reasonable written request therefor by Tenant or otherwise) the amount of Tax Expenses with the applicable governmental authority if Landlord reasonably determines a reduction in Tax Expenses is likely to result therefrom. Any reasonable expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid, but not in excess of the reduction in Tax Expenses achieved as a result thereof. In addition, if Tenant desires to contest the validity of any real property taxes or any other taxes or assessments assessed against the Building or the tax parcel upon which the Building is situated, then, subject to Landlord’s prior approval (which approval shall not be withheld so long as Landlord reasonably determines that such proposed tax contest will not have an adverse impact upon Landlord or the Project), Tenant may do so on Landlord’s behalf, at Tenant’s sole cost and expense, provided that (i) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all Claims (as defined below) arising or resulting from such tax contest, (ii) such tax contest shall not subject Landlord or the Project to any taxes, fines, interest, penalties or any other costs whatsoever, and (iii) Landlord shall have the right, at its option, to participate in such tax contest. Landlord agrees to cooperate, at no cost to Landlord, in a reasonable manner with Tenant in such tax contest, including the execution of any documents of authorization reasonably necessary therefor.

4.2.5.4 All assessments for Tax Expenses which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments without the imposition of fees, penalties or interest, shall be paid by Landlord in the maximum number of installments that are permitted by applicable laws without the imposition of fees, penalties or interest and not included Tax Expenses except in the Expense Year in which the assessment installment is actually paid; provided, however, that if the prevailing practice in the Comparable Buildings is to pay such assessments on an earlier basis, and Landlord pays on such earlier basis, such assessments shall be included in Tax Expenses as paid by Landlord.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 9 of the Summary. Tenant’s Share was calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet in the Building (as set forth in Section 9 of the Summary), and stating such amount as a percentage.

4.2.7 “Utilities Costs” shall mean all actual charges for utilities for the Project which Landlord shall pay during any Expense Year, including, but not limited to, the costs of water, sewer and electricity, and the costs of HVAC and other utilities, as well as related fees, assessments and surcharges; provided, however, Utilities Costs shall not include the cost of utilities provided to the Premises (including the Must-Take Space) or the premises of other tenants of the Project since Tenant is responsible for directly paying for all such utilities charges pursuant to Article 6 below. Utilities Costs shall include any costs of utilities which are allocated to the Project under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Project or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Project.

4.3 Calculation and Payment of Additional Rent.

4.3.1 Payment of Operating Expenses, Tax Expenses and Utilities Costs. For each Expense Year ending or commencing within the Lease Term, Tenant shall pay to Landlord, as Additional Rent, the following, which payment shall be made in the manner set forth in Section 4.3.2 below: (i) Tenant’s Share of Operating Expenses allocated to the Building pursuant to Section 4.3.4 below; plus (ii) Tenant’s Share of Tax Expenses allocated to the Building pursuant to Section 4.3.4 below; plus (iii) Tenant’s Share of Utilities Costs allocated to the Building pursuant to Section 4.3.4 below.

4.3.2 Statement of Actual Operating Expenses, Tax Expenses and Utilities Costs and Payment by Tenant. Landlord shall give to Tenant on or before the fifteenth (15th) day of April following the end of each Expense Year, a statement (the “Statement”) which shall state the Operating Expenses, Tax Expenses and Utilities Costs incurred or accrued for such preceding Expense Year that are allocated to the Building pursuant to Section 4.3.4 below, and which shall indicate therein Tenant’s Share thereof. Within thirty (30) days after Tenant’s receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay to Landlord the full amount of Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs for such Expense Year, less the amounts, if any, paid during such Expense Year as the Estimated Expenses as defined in and pursuant to Section 4.3.3 below. If any Statement reflects that Tenant has overpaid Tenant’s Share of Operating Expenses and/or Tenant’s Share of Tax Expenses and/or Tenant’s Share of Utilities Costs for such Expense Year, then Landlord shall, at Landlord’s option, either (i) remit such overpayment to Tenant within thirty (30) days after such applicable Statement is delivered to Tenant, or (ii) credit such overpayment toward the additional Rent next due and payable to Tenant under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not constitute a default by Landlord or prejudice Landlord from enforcing its rights under this Article 4; provided, however, Landlord’s failure to provide Tenant with a Statement for a particular Expense Year within eighteen (18) months after the end of the Expense Year in question shall constitute a waiver of Landlord’s right to collect any additional Operating Expenses, Tax Expenses and/or Utilities Costs which would otherwise have been payable for such Expense Year pursuant to such Statement. Notwithstanding the foregoing, such limitation on Landlord’s ability to collect any such additional Operating Expenses, Tax Expenses and Utilities Costs as a result of any late delivery of such Statement shall not preclude Landlord from modifying any Statement once such Statement is timely delivered, as provided hereinabove, to reflect any additional expenses levied by any governmental authority or by any public utility companies (including, without limitation, as a result of any new or supplemental tax bills issued by the applicable taxing authority). Even though the Lease Term has expired and Tenant has vacated the Premises, if the Statement for the Expense Year in which this Lease terminates reflects that Tenant has overpaid and/or underpaid Tenant’s Share of the Operating Expenses and/or Tenant’s Share of Tax Expenses and/or Tenant’s Share of Utilities Costs for such Expense Year, then within thirty (30) days after Landlord’s delivery of such Statement to Tenant, Landlord shall refund to Tenant any such overpayment, or Tenant shall pay to Landlord any such underpayment, as the case may be. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

4.3.3 Statement of Estimated Operating Expenses, Tax Expenses and Utilities Costs. Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of the total amount of Tenant’s Share of the Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building pursuant to Section 4.3.4 below for the then-current Expense Year shall be (the “Estimated Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any

Expense Year shall not constitute a default by Landlord or preclude Landlord from enforcing its rights to collect any Estimated Expenses under this Article 4. Following Landlord’s delivery of the Estimate Statement for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.3.4 Allocation of Operating Expenses, Tax Expenses and Utilities Costs to Building. The parties acknowledge that the Building is part of a multi-office building project consisting of the Building, the 6201 Building and any such Other Buildings as Landlord may elect to construct and include as part of the Project from time to time, and that certain of the costs and expenses incurred in connection with the Project (i.e., the Operating Expenses, Tax Expenses and Utilities Costs) shall be shared among the Building and/or such Other Buildings, while certain other costs and expenses which are solely attributable to the Building and such Other Buildings, as applicable, shall be allocated directly to the Building and the Other Buildings, respectively. Accordingly, as set forth in Sections 4.1 and 4.2 above, Operating Expenses, Tax Expenses and Utilities Costs are determined annually for the Project as a whole, and a portion of the Operating Expenses, Tax Expenses and Utilities Costs, which portion shall be determined by Landlord in good faith and on a reasonable, non-discriminatory and equitable basis, shall be allocated to the Building (as opposed to the tenants of the Other Buildings), and such portion so allocated shall be the amount of Operating Expenses, Tax Expenses and Utilities Costs payable with respect to the Building upon which Tenant’s Share shall be calculated. Such portion of the Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building shall include all Operating Expenses, Tax Expenses and Utilities Costs which are attributable solely to the Building, and an equitable portion (based on the proportionate use (if disproportionate) of specific utilities and/or services, or the ratio of rentable area in the Building over the aggregate rentable area of the Building and the Other Buildings) of the Operating Expenses, Tax Expenses and Utilities Costs attributable to the Project as a whole. As an example of such allocation with respect to Tax Expenses, it is anticipated that Landlord may receive separate tax bills which separately assess the improvements component of Tax Expenses for each building in the Project, and such separately assessed Tax Expenses shall be calculated for and allocated separately to each such applicable building. In addition, if Landlord elects, at its sole option, to subdivide certain common area portions of the Project such as landscaping, public and private streets, driveways, walkways, courtyards, plazas, transportation facilitation areas, accessways and/or parking areas into a separate parcel or parcels of land (and/or separately convey all or any of such parcels to a common area association to own, operate and/or maintain same), the Operating Expenses, Tax Expenses and Utilities Costs for such common area parcels of land may be aggregated and then reasonably allocated, in good faith and in a reasonable and non-discriminatory manner, by Landlord to the Building and such Other Buildings on an equitable basis as Landlord (and/or any applicable covenants, conditions and restrictions for any such common area association) shall provide from time to time.

4.4 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for all taxes and assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

4.4.1 said taxes are measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

4.4.2 said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project (including the Parking Areas); or

4.4.3 said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises (excluding documentary transfer taxes).

4.5 Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee by the due date therefor, then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of the amount due plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid by the date that they are due shall thereafter bear interest until paid at a rate (the “Interest Rate”) equal to the lesser of (i) the “Prime Rate” or “Reference Rate” announced from time to time by the Bank of America (or such reasonable comparable national banking institution as selected by Landlord in the event Bank of America ceases to exist or publish a Prime Rate or Reference Rate), plus four percent (4%), or (ii) the highest rate permitted by applicable law.

4.6 Audit Rights. If Tenant disputes the amount of the Operating Expenses and Tax Expenses set forth in the Statement for the particular Expense Year delivered by Landlord to Tenant pursuant to Section 4.3.2 above, Tenant shall have the right, at Tenant’s cost, upon thirty (30) days’ prior written notice to Landlord, to have Tenant’s authorized employees inspect, at Landlord’s offices during normal business hours, Landlord’s books, records and supporting documents concerning the Operating Expenses, Tax Expenses and Utilities Costs set forth in such Statement; provided, however, Tenant shall have no right to conduct such inspection, have an audit performed by the Accountant (as defined and described hereinbelow), or object to or otherwise dispute the amount of the Operating Expenses, Tax Expenses Utilities Costs set forth in any such Statement unless Tenant notifies Landlord of such objection and dispute, completes such inspection, and has the Accountant commence and complete such audit within the one (1) year immediately following Landlord’s delivery of the particular Statement in question (the “Review Period”); provided, further, that notwithstanding any such timely objection, dispute, inspection, and/or audit, and as a condition precedent to Tenant’s exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 4.6, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance with such Statement. However, such payment may be made under protest pending the outcome of any audit which may be performed by the Accountant as described below. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord’s operation and management of the Project. If after such inspection and/or request for documentation, Tenant still disputes the amount of the Operating Expenses, Tax Expenses and Utilities Costs set forth in the Statement, Tenant shall have the right, within the Review Period, to cause a nationally and/or regionally recognized independent certified public accountant (which is not paid on a commission or contingency basis) designated by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed (the “Accountant”) to complete an audit of Landlord’s books and records to determine the proper amount of the Operating Expenses, Tax Expenses and Utilities Costs incurred and amounts payable by Tenant for the Expense Year which is the subject of such Statement. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If (i) Landlord reasonably disapproves of the Accountant or Accountants designated by Tenant, and (ii) Landlord and Tenant cannot mutually agree as to the identity of the Accountant within sixty (60) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be one of the “Big 4” accounting firms. If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge, together with interest on the amount of the over-charge at the Interest Rate. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord’s original Statement which was the subject of such audit overstated Operating Expenses, Tax Expenses and Utilities Costs by five percent (5%) or more of the actual Operating Expenses, Tax Expenses and Utilities Costs verified by such audit, in which case Landlord shall reimburse Tenant for the reasonable cost of such audit (but not in excess of the greater of (A) two (2) times the amount of the Operating Expenses, Tax Expenses and Utilities Costs so overstated, and (B) $10,000.00). The payment by Tenant of any amounts pursuant to this Article 4 shall not preclude Tenant from questioning, during the Review Period, the correctness of the particular Statement in question provided by Landlord, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct the audit as described above prior to the expiration of the Review Period for such Statement shall be conclusively deemed Tenant’s approval of the Statement in question and the amount of Operating Expenses, Tax Expenses and Utilities Costs shown thereon. In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 4.6, Tenant agrees to keep, and to cause all of Tenant’s employees and consultants and the Accountant to keep, all of Landlord’s books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential, and in connection therewith, Tenant shall execute and shall cause such consultants and the Accountant to execute such commercially reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits. For purposes of the foregoing, a confidentiality agreement shall not be deemed to be commercially reasonable if such confidentiality agreement limits Tenant’s ability to enforce its rights against Landlord if the Operating Expenses, Tax Expenses and Utilities Costs are deemed to have been overstated.

ARTICLE 5

USE OF PREMISES

5.1 Use. Tenant shall use the Premises solely for general office and research and development purposes consistent with the character of the Project as a first-class office and R&D project, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to (i) the provisions of Exhibit D, attached hereto, or (ii) in violation of the laws of the United States of America, the state in which the Project is located, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project. Tenant shall comply with all Rules and Regulations and all recorded covenants, conditions, and restrictions, and the provisions of all ground leases, now or hereafter affecting the Project. Except for the use of general office supplies within the Premises which are of a kind typically used in normal office areas in the ordinary course of business, for use in the manner for which they were designed and only in accordance with all applicable laws and the highest standards prevailing in the industry for such use, and then only in such amounts as may be normal for general office use, Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of Hazardous Material. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Project is located or the United States Government.

5.2 Hazardous Materials Disclosure. Pursuant to the provisions of California Health & Safety Code Section 25359.7, Landlord hereby discloses to Tenant that the Project contains Hazardous Materials, as such Hazardous Materials are described in the documentation (collectively, the “Environmental Documents”) referenced on Exhibit E attached to this Lease. Tenant hereby acknowledges that Landlord has provided to Tenant instructions to the FTP website allowing Tenant access to the Environmental Documents.

5.3 Landlord’s Representations, Covenants and Indemnity Regarding Hazardous Materials. Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or Project, except as specifically set forth in this Lease. Notwithstanding the foregoing, Landlord hereby represents and warrants to Tenant that to Landlord’s actual knowledge, without the duty of investigation or inquiry, as of the date of mutual execution and delivery of this Lease, except as described in the Environmental Reports, there are no Hazardous Materials in, on or under the Project in violation of applicable Environmental Laws which have not been remediated to the extent required by applicable Environmental Laws. During the Lease Term, Landlord shall give written notice to Tenant as soon as reasonably practicable of (i) any written communication received from any governmental authority concerning any Hazardous Materials which relates to the Premises or the Project, and (ii) any contamination of the Premises or the Project by Hazardous Materials not disclosed in the Environmental Documents, which constitutes a violation of any Environmental Laws of which Landlord has actual knowledge. Landlord shall, at its expense (which may be included in Operating Expenses, but only to the extent permitted in Article 4 above), (A) observe and comply with all applicable Environmental Laws in connection with Landlord’s activities in or on the Project (including, without limitation, any monitoring, inspection and/or remediation of any Hazardous Materials in, on, or under the Building and/or Project as of the mutual execution and delivery of this Lease to the extent the same is required by applicable Environmental Laws [regardless of whether such applicable Environmental Laws are in effect as of the Lease Commencement Date]), and in connection therewith, Landlord, shall not cause any Hazardous Materials to be brought upon, kept or used in connection with the Project by Landlord, its agents, employees or contractors in a manner or for a purpose prohibited by any Environmental Laws in existence as of the date such Hazardous Materials are brought upon, kept or used, and (B) cause Tenant to be named as an additional insured under the Declaration Environmental Insurance Policy. In addition, Landlord shall indemnify, defend, reimburse, and hold Tenant harmless from and against the cost of remediation of any Hazardous Materials to the extent (1) existing in or under the land on which the Project is situated as of the date of mutual execution and delivery of this Lease in violation of applicable Environmental Laws at such time, and/or (2) resulting from Landlord’s breach of its representations and/or covenants in this Section 5.3, and/or (3) resulting from Landlord or Landlord’s agents, employees or contractors bringing upon, keeping or using any Hazardous Materials in connection with the Project in any manner or for any purpose prohibited by any Environmental Laws in existence as of the date such Hazardous Materials are brought upon, kept or used by Landlord or Landlord’s agents, employees or contractors.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Tenant’s Responsibility. From and after the Original Premises Delivery Date, except as otherwise provided hereinbelow, Tenant shall be solely responsible, at its sole cost and expense, for the furnishing of all services and utilities to the Premises, including, but not limited to HVAC, electricity, water, telephone, telecommunications (subject to Section 8.4 below), janitorial, cleaning, pest control, trash removal, security services, and replacement of all light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises (as well as maintenance and repairs of the Premises in accordance with the provisions of Section 7.1 below); provided, however, that during the period from the Original Premises Delivery Date until the day before the Must-Take Space Commencement Date, (i) Tenant shall not be required to perform any services (including janitorial, cleaning, pest control, trash removal, security services, and replacement of all light bulbs, lamps, starters and ballasts for lighting fixtures) for the Must-Take Space, and (ii) for each invoice from the utility companies for utilities provided to the Building during such period that Tenant delivers to Landlord within fifteen (15) days after Tenant’s receipt thereof, Landlord shall reimburse Tenant for those costs, if any, of the utilities set forth in such invoice that Landlord determines, in its sole and absolute discretion, is attributable to utilities provided directly to the Must-Take Space, which reimbursement shall be made within thirty (30) days after Landlord’s receipt of such invoice from Tenant. During the period from the Original Premises Delivery Date until the date Landlord commences construction of the Must-Take Space Tenant Improvements (as defined in and pursuant to the Must-Take Space Work Letter), Landlord shall not consume any HVAC, electricity, water or other utilities in the Must-Take Space; provided, however, that Landlord shall be permitted to consume HVAC, electricity, water or other utilities in the Must-Take Space to the extent required (A) in the event of an emergency, and/or (B) in connection with the maintenance of the interior of the Must-Take Space (including, without limitation, the implementation of periodic air circulation measures in the Must-Take Space). Tenant hereby agrees that (1) Landlord shall have absolutely no obligation to provide any such or other services or utilities to the Premises, it being agreed that this Lease is in the nature of a “net” lease (although Landlord shall maintain and keep in service the existing utility connections located outside the Building and connected to the exterior of the Building as necessary for distribution of such utilities to the Premises by Tenant), (2) Tenant shall contract directly with the applicable utility providers to provide all such utilities to the Premises, which utilities shall be separately metered, at Tenant’s cost (provided that Tenant shall not be required to pay to separately meter the Must-Take Space from the original Premises), (3) Tenant shall contract directly with the applicable service providers to provide all such services to the Premises (subject, however to the provisions of clause (i) hereinabove), and (4) Tenant shall pay for the cost of all utilities consumed at the Premises and for all services provided to the Premises directly to the applicable provider thereof (subject to reimbursement from Landlord pursuant to clause (ii) hereinabove). All such services and utilities for the Premises shall be provided in such a manner so as to maintain the Premises and Building in clean and first-class condition consistent with the first-class nature of the Project.

6.2 Overstandard Tenant Use. If Tenant shall use, or desire to use, electricity, water, heating and air conditioning or any other utilities for the Premises in quantities that exceed the capacity of the equipment supplying the same to the Building then, subject to applicable law, and subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall, at Tenant’s sole cost and expense, install such supplemental equipment as may be reasonably required to provide such excess capacity. In addition, promptly following the expiration or earlier termination of this Lease, Landlord shall retain, at Landlord’s cost, (i) a third party consultant with substantial experience in the inspection, maintenance and repair of base building systems and equipment serving comparable office buildings located in the San Jose, San Francisco and/or Oakland area, and (ii) a representative of each of the manufacturers of the components of the base building HVAC systems and equipment serving the Building and the elevator systems and equipment serving the Building (collectively, the “HVAC/Elevator Systems and Equipment”), to jointly inspect the HVAC/Elevator Systems and Equipment to determine, as more particularly described hereinbelow, the remaining useful life of each component of such HVAC/Elevator Systems and Equipment as of the expiration or earlier termination of this Lease. The third party consultant and manufacturer's representatives described in clauses (i) and (ii) hereinabove are collectively referred to herein as “Landlord’s Third Party Consultants”. Following such inspection, Landlord shall cause Landlord’s Third Party Consultants to deliver to Landlord and Tenant a written report (the “Remaining Useful Life Report”) setting forth the following (collectively, the “Required Remaining Useful Life Report Content”): (A) such determination of the remaining useful life of each component of such HVAC/Elevator Systems and Equipment as of the expiration or earlier termination of this Lease, which remaining useful life determination shall be made, with respect to the base building HVAC systems and equipment serving the Building, only, based upon an assumption of sixty (60) hours of operation per week following the expiration or earlier termination of this Lease; and (B) if any components of the HVAC/Elevator Systems and Equipment have a remaining useful life as of the expiration or earlier termination of this Lease which is less than the useful life which should have been remaining based upon the stipulated expected useful life, as of the Lease Commencement Date, of such applicable components of the HVAC/Elevator Systems and Equipment as set forth on Exhibit M attached hereto, then the Remaining Useful Life Report shall also state whether or not any repairs (as opposed to replacements)(herein, “Useful Life Extension Repairs”) are commercially reasonably available which (1) would extend the useful life of such applicable components of the HVAC/Elevator Systems and Equipment to be equal to or greater than the useful life which should have been remaining based upon the stipulated expected useful life, as of the Lease Commencement Date, of such applicable components of the HVAC/Elevator Systems and Equipment as set forth on Exhibit M attached hereto, and (2) are reasonably anticipated to cost less than the anticipated cost to replace the applicable component of the HVAC/Elevator Systems and Equipment with a first-class, high quality component with similar specifications to the applicable component then typically being installed in the Comparable Buildings as of the expiration or earlier termination of this Lease. If the Remaining Useful Life Report states that Useful Life Extension Repairs are commercially reasonably available with respect to any components of the HVAC/Elevator Systems and Equipment, then the Remaining Useful Life Report Content shall also include the anticipated number of years by which the remaining useful life of the applicable component of the HVAC/Elevator Systems and Equipment would be extended as a result of the performance of such Useful Life Extension Repairs. If the Remaining Useful Life Report prepared by Landlord’s Third Party Consultants indicates that any components of the HVAC/Elevator Systems and Equipment have a remaining useful life as of the expiration or earlier termination of this Lease which is less than the useful life which should have been remaining based upon the stipulated expected useful life, as of the Lease Commencement Date, of such applicable components of the HVAC/Elevator Systems and Equipment as set forth on Exhibit M attached hereto, then within thirty (30) days after Landlord’s receipt of the Remaining Useful Life Report prepared by Landlord’s Third Party Consultants, Landlord shall deliver to Tenant a copy of such Remaining Useful Life Report and shall prepare and deliver to Tenant a detailed invoice (the “Tenant Cost Share Invoice”) setting forth the amount of the Tenant Cost Share (as defined below) with respect to each such component of the HVAC/Elevator Systems and Equipment. Within thirty (30) days after Tenant’s receipt of such copy of the Remaining Useful Life Report prepared by Landlord’s third party consultant and such Tenant Cost Share Invoice (the “Tenant Cost Share Outside Date”), Tenant shall pay to Landlord an amount equal to the Tenant Cost Share with respect to each such component of the HVAC/Elevator Systems and Equipment as set forth on the Tenant Cost Share Invoice. Notwithstanding the foregoing to the contrary, if Tenant, acting in good faith, objects in a written notice delivered to Landlord at least fifteen (15) days prior to the Tenant Cost Share Outside Date to the amount of the Tenant Cost Share set forth in the Tenant Cost Share Invoice: (1) then Tenant shall have the right, prior to the Tenant Cost Share Outside Date, to retain, at Tenant’s cost, a third party consultant with substantial experience in the inspection, maintenance and repair of base building systems and equipment serving comparable office buildings located in the San Jose, San Francisco and/or Oakland area to inspect the HVAC/Elevator Systems and Equipment to determine the remaining useful life of each component of such HVAC/Elevator Systems and Equipment as of the expiration or earlier termination of this Lease and to prepare its own Remaining Useful Life Report with respect thereto containing the Required Remaining Useful Life Report Content; and (2) if such Remaining Useful Life Report prepared by Tenant’s third party consultant is completed (and a copy thereof delivered by Tenant to Landlord) prior to the Tenant Cost Share Outside Date and indicates that the Tenant Cost Share should be less than the amount set forth in the Tenant Cost Share Invoice, then Tenant’s obligation to pay to Landlord the amount (herein the “Disputed Tenant Cost Share Amount”) by which the Tenant Cost Share set forth in Tenant Cost Share Invoice delivered by Landlord to Tenant exceeds the Tenant Cost Share set forth in Remaining Useful Life Report prepared by Tenant’s third party consultant and delivered to Landlord as provided hereinabove shall be suspended, and instead Landlord and Tenant shall either meet in person or communicate by telephone within two (2) business days thereafter to confer and attempt to determine the portion of the Disputed Tenant Cost Share Amount, if any, that Tenant is required to pay to Landlord (it being agreed, however, that Tenant shall, in any event, pay to Landlord the portion of the Tenant Cost Share which is other than the Disputed Tenant Cost Share Amount on or prior to the Tenant Cost Share Outside Date). If Landlord and Tenant resolve such matter, then (x) Landlord and Tenant shall promptly thereafter confirm such resolution in writing, and (y) if such resolution stipulates that Landlord is entitled to payment of any portion of the Disputed Tenant Cost Share Amount, then Tenant shall so pay to Landlord the stipulated amount within thirty (30) days after the date upon which Landlord and Tenant resolve such matter. If Landlord and Tenant do not resolve such matter as to the amount, if any, of the Disputed Tenant Cost Share Amount, that Tenant is required to pay to Landlord, within a reasonable period of time after such meeting (but in any event within thirty (30) days after such meeting), then either Landlord or Tenant may submit such matter to arbitration pursuant to the provisions of Section 6.2.3 below.

6.2.1 Definition of Tenant Cost Share. As used herein, the “Tenant Cost Share” shall mean the following:

(a)	With respect to each component of the HVAC/Elevator Systems and Equipment for which no Useful Life Extension Repairs are commercially reasonably available, an amount equal to the product of (i) the Replacement Cost (as defined below), multiplied by (ii) a fraction, (A) the numerator of which is the Stipulated Useful Life (as defined below), less the Expired Lease Years (as defined below), less the Remaining Useful Life (as defined below), and (B) the denominator of which is the Stipulated Useful Life; i.e.:

Replacement Cost x [(Stipulated Useful Life – Expired Lease Years – Remaining Useful Life) ÷ Stipulated Useful Life]

(b)	With respect to each component of the HVAC/Elevator Systems and Equipment for which Useful Life Extension Repairs are commercially reasonably available an amount equal to the product of (i) the Repair Cost (as defined below), multiplied by (ii) a fraction, (A) the numerator of which is the Stipulated Useful Life, less the Expired Lease Years, less the Remaining Useful Life, and (B) the denominator of which is Extended Useful Life (as defined below); i.e.:

Repair Cost x [(Stipulated Useful Life – Expired Lease Years – Remaining Useful Life) ÷ Extended Useful Life]

(c)	For purposes of this Section 6.2.1 and Section 6.2.2 below, the following terms shall be defined as follows:

“Replacement Cost” shall mean the anticipated cost to replace the applicable component of the HVAC/Elevator Systems and Equipment (as reasonably determined by Landlord and set forth in the Tenant Cost Share Invoice) with a first-class, high quality component with similar specifications to the applicable component then typically being installed in the Comparable Buildings as of the expiration or earlier termination of this Lease.

“Repair Cost” shall mean the anticipated cost to perform such Useful Life Extension Repairs with respect to the applicable component of the HVAC/Elevator Systems and Equipment (as reasonably determined by Landlord and set forth in the Tenant Cost Share Invoice.

“Stipulated Useful Life” shall mean the stipulated expected useful life, as of the Lease Commencement Date, of the applicable component of the HVAC/Elevator Systems and Equipment set forth on Exhibit M attached hereto.

“Expired Lease Years” shall mean the actual number of years of the Lease Term which has theretore expired as of the expiration or earlier termination of this Lease.

“Remaining Useful Life” shall mean the number of years of the remaining useful life of the applicable component of the HVAC/Elevator Systems and Equipment as set forth in the Remaining Useful Life Report as of the expiration or earlier termination of this Lease

“Extended Useful Life” shall mean the anticipated number of years by which the Remaining Useful Life of the applicable component of the HVAC/Elevator Systems and Equipment would be extended as a result of the performance of such Useful Life Extension Repairs (as reasonably determined by Landlord and set forth in the Tenant Cost Share Invoice).

6.2.2 Examples. The following are examples with respect to the Greenheck BSQ-80-4X components of the HVAC systems and equipment serving the Building located on the second (2nd) through sixth (6th) floors of the Building as identified on Exhibit M attached hereto (such Greenheck BSQ-80-4X components being referred to hereinbelow as “Floor 2 Greenheck Component”, “Floor 3 Greenheck Component”, “Floor 4 Greenheck Component”, “Floor 5 Greenheck Component” and “Floor 6 Greenheck Component”).

6.2.2.1 If with respect to “Floor 2 Greenheck Component”, (i) no Useful Life Extension Repairs are commercially reasonably available and the Replacement Cost to replace “Floor 2 Greenheck Component” is $100,000.00, (ii) Exhibit M states that the Stipulated Useful Life of “Floor 2 Greenheck Component” is twenty (20) years, (iii) upon the expiration of this Lease, the Expired Lease Years are ten (10) years, and (iv) the Remaining Useful Life Report states that the Remaining Useful Life of “Floor 2 Greenheck Component” is two (2) years, then for “Floor 2 Greenheck Component”, Tenant shall pay to Landlord $40,000.00 calculated as follows: $100,000.00 x (8/20) (i.e., [20 years of Stipulated Useful Life – 10 Expired Lease Years – 2 years Remaining Useful Life)]/20 years of Stipulated Useful Life.

6.2.2.2 If with respect to “Floor 3 Greenheck Component”, (i) no Useful Life Extension Repairs are commercially reasonably available and the Replacement Cost to replace “Floor 3 Greenheck Component” is $100,000.00, (ii) Exhibit M states that the Stipulated Useful Life of “Floor 3 Greenheck Component” is twenty (20) years, (iii) upon the expiration of this Lease, the Expired Lease Years are ten (10) years, and (iv) the Remaining Useful Life Report states that the Remaining Useful Life of “Floor 3 Greenheck Component” is five (5) years, then for “Floor 3 Greenheck Component”, Tenant shall pay to Landlord $25,000.00 calculated as follows: $100,000.00 x (5/20) (i.e., [20 years of Stipulated Useful Life – 10 Expired Lease Years – 5 years of Remaining Useful Life)]/20 years of Stipulated Useful Life).

6.2.2.3 If with respect to “Floor 4 Greenheck Component”, (i) no Useful Life Extension Repairs are commercially reasonably available and the Replacement Cost to replace “Floor 4 Greenheck Component” is $100,000.00, (ii) Exhibit M states that the Stipulated Useful Life of “Floor 4 Greenheck Component” is twenty (20) years, (iii) upon the expiration of this Lease, the Expired Lease Years are ten (10) years, and (iv) the Remaining Useful Life Report states that the Remaining Useful Life of “Floor 4 Greenheck Component” is ten (10) years, then for “Floor 4 Greenheck Component”, Tenant shall pay to Landlord $0 (i.e., the Remaining Useful Life + Expired Lease Years = Stipulated Useful Life).

6.2.2.4 If with respect to “Floor 5 Greenheck Component”, (i) Useful Life Extension Repairs are commercially reasonably available and (A) the Repair Cost is $10,000.00, and (B) the Extended Useful Life is ten (10) years, (ii) Exhibit M states that the Stipulated Useful Life is twenty (20) years, (iii) upon the expiration of this Lease, the Expired Lease Years are ten (10) years, (iv) the Remaining Useful Life Report states that the Remaining Useful Life is zero (0) years, then for “Floor 5 Greenheck Component”, Tenant shall pay to Landlord $10,000.00 calculated as follows: $10,000.00 x (10/10) (i.e., [20 years of Stipulated Useful Life – 10 Expired Lease Years – 0 years Remaining Useful Life)]/10 years Extended Useful Life).

6.2.2.5 If with respect to “Floor 6 Greenheck Component”, (i) Useful Life Extension Repairs are commercially reasonably available and (A) the Repair Cost $10,000.00, and (B) the Extended Useful Life is ten (10) years, (ii) Exhibit M states that the Stipulated Useful Life is twenty (20) years, (iii) upon the expiration of this Lease, the Expired Lease Years are ten (10) years, (iv) the Remaining Useful Life Report states that the Remaining Useful Life is five (5) years, then for “Floor 6 Greenheck Component”, Tenant shall pay to Landlord $5,000.00 calculated as follows: $10,000.00 x (5/10) (i.e., [20 years of Stipulated Useful Life – (10 Expired Lease Years – 5 years Remaining Useful Life)]/10 years Extended Useful Life.

6.2.3 Arbitration Regarding Tenant Cost Share. If a party submits a matter to arbitration in accordance with the provisions of Section 6.2 above, either party may commence an expedited arbitration proceeding to resolve such matter pursuant to the Streamlined Arbitration Rules and Procedure of the Judicial Arbitration and Mediation Service (“JAMS”). The arbitration shall be conducted in San Jose, California and decided by a single person (the “Section 6.2 Arbitrator”) who (i) is a retired judge of any of the trial or appellate courts of the State of California, (ii) has substantial experience in interpreting agreements involving leasing of commercial real estate and practices in and is located in California, and (iii) shall be selected in accordance with JAMS rules. As promptly as practical after being appointed, the Section 6.2 Arbitrator so chosen shall (A) consider the evidence submitted by the parties, and (B) upon notice to all parties, determine the portion of the Disputed Tenant Cost Share Amount, if any, Tenant is required to pay to Landlord, which issue shall be the sole issue to be determined by the Section 6.2 Arbitrator. As part of such determination, the Section 6.2 Arbitrator may consider whether or not any Useful Life Extension Repairs are commercially reasonably available. The decisions of the Section 6.2 Arbitrator shall be final and binding upon the parties and a judgment thereon may be entered in any court having jurisdiction, except that either party may contest and obtain judicial review of the reasonableness of the Section 6.2 Arbitrator’s determination of the cost of the arbitration. The costs of any arbitration pursuant to this Section 6.2.3 shall be funded fifty (50%) by each party, and the parties shall bear their own costs and attorneys’ fees in connection with such arbitration. As part of any award issued by the Section 6.2 Arbitrator, the prevailing party in the arbitration shall be entitled to recover from the non-prevailing party such costs and reasonable attorneys’ fees as may have been incurred by the prevailing party in connection with such arbitration.

6.3 Interruption of Use. Except as provided in Section 6.4 below and subject to Landlord’s indemnity of Tenant in Section 10.1.2 below, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any utilities or services (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent (except as provided in Section 6.4 below) or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any services or utilities to the Premises.

6.4 Special Abatement. If Tenant’s use of the Premises (or any portion thereof) for the permitted use described in Section 5.1 above is materially adversely interfered with as a result of, and Tenant in fact does not use the Premises or any portion thereof, as a result of, (i) Landlord’s failure to maintain and keep in service the existing utility connections located outside the Building and connected to the exterior of the Building as necessary for distribution of such utilities to the Premises by Tenant in accordance with Section 6.1 above, (ii) any failure by Landlord to perform any repairs required to be performed by Landlord pursuant to Section 7.2 below, within ten (10) business days after Landlord has received notice from Tenant of the need for such repairs (or such longer period of time as is reasonably required for such repair work if Landlord commences such repair work within such 10-business day period and thereafter diligently prosecutes same to completion, or such shorter period of time after Landlord has received such notice as is reasonably required under the circumstances in the case of emergency), or (iii) any Construction undertaken by Landlord pursuant to Section 24.29 below (each, an “Abatement Event”), then Tenant shall deliver written notice to Landlord of such Abatement Event. If such Abatement Event continues for three (3) consecutive business days after Landlord’s receipt of any such notice from Tenant (“Eligibility Period”), then Tenant’s obligation to pay Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing during such time that such Abatement Event continues to so materially and adversely interfere with Tenant’s use of (and Tenant does not use) the Premises or any portion thereof, with such abatement to be in the proportion that the rentable square feet of the portion of the Premises so materially and adversely interfered with (and that Tenant does not use) bears to the total rentable square feet of the Premises. To the extent Tenant shall be entitled to abatement of Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs because of a damage or destruction pursuant to Article 11 below or a taking pursuant to Article 12 below, then the Eligibility Period shall not be applicable.

ARTICLE 7

REPAIRS

7.1 Tenant’s Repairs. Subject to Landlord’s repair obligations in Section 7.2 below, and except for any damage by casualty which is not Tenant’s obligation to repair pursuant to Article 11 below, Tenant shall, at Tenant’s own expense, and with contractors reasonably acceptable to Landlord and subject to Tenant’s compliance with the following provisions of this Section 7.1 and the provisions of Section 8.2 below, keep the Building and every part thereof, including, without limitation, all tenant improvements, Alterations, additions, equipment, restrooms, fixtures and furnishings therein (including all of the Building’s Systems and Equipment located within the Building and the HVAC equipment on the roof of the Building), all walls and wall coverings, doors, windows, glass, plate glass, ceilings, and skylights, in first-class order, repair and condition at all times from and after the Original Premises Delivery Date and continuing throughout the Lease Term, it being acknowledged and agreed that notwithstanding anything in the foregoing to the contrary, Tenant’s repair and maintenance obligations described hereinabove with respect to the interior of the Must-Take Space and the Building’s Systems and Equipment exclusively serving the Must-Take Space shall not commence until the Must-Take Space Delivery Date (unless and to the extent such maintenance and repairs are necessitated in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, employees or invitees, in which event Tenant shall pay to Landlord as additional rent, the reasonable cost of such maintenance and repairs); provided, however, if and to the extent such maintenance and repairs are caused by the negligence or willful misconduct of, or omission of any duty by, Landlord, its agents, employees or contractors and the same is not covered by insurance maintained or required to be maintained by Tenant under this Lease, Landlord shall pay to Tenant the reasonable cost of such maintenance and repairs within thirty (30) days after Landlord’s receipt of invoices and paid receipts therefor. Tenant’s repair obligations under this Section 7.1 shall include, without limitation, replacement of items as may be necessary to keep same in the condition required hereinabove, notwithstanding that such replacements may be considered capital expenditures in accordance with accounting practices, and shall also include repairs of items above the ceiling, repairs of items below the floors (but not the floor slabs), and/or repairs of items within walls, such as, but not limited to, all plumbing and pipes for restrooms, the equipment providing distribution within the Building of the HVAC from the HVAC equipment on the roof, and the equipment providing distribution within the Building of all electricity and all other utilities required for the Premises (including all electrical panels in equipment rooms or elsewhere within the Building). Tenant shall be required to obtain Landlord’s prior written approval (which approval shall not be unreasonably withheld or conditioned, and shall be granted or reasonably denied within ten (10) business days after Landlord’s receipt of Tenant’s request for such approval, together with all other information reasonably requested by Landlord pertaining thereto) with respect to repairs and/or replacements which are likely to: (i) adversely affect the roof, the HVAC equipment thereon and/or the elevators; (ii) adversely affect of any of the structural components of the Building; (iii) materially and adversely affect of any of the Building’s Systems and Equipment; (iv) affect the exterior of the Building or any portion of the Project located outside of the Building, or can be seen from outside the Building; and/or (v) affect the Must-Take Space prior to the Must-Take Space Delivery Date (any of such items set forth in clauses (i) through (v) hereinabove shall sometimes be referred to as the “Landlord Approval Items”). Tenant’s repair obligations set forth hereinabove shall include, without limitation, the obligation to promptly and adequately repair all damage to the Building and replace or repair all damaged or broken fixtures and appurtenances (subject, however, to the provisions of Article 11 below regarding casualty damage to the Building). If (A) Landlord provides written notice to Tenant of the need for repairs and/or maintenance which are Tenant’s obligation to perform under this Lease, and (B) Tenant fails to undertake such repairs and/or maintenance within thirty (30) days after receipt of such notice, or such longer time as is reasonably necessary if more than thirty (30) days are reasonably required to complete such repairs and Tenant commences such repairs within such 30-day period and thereafter diligently attempts to complete same (provided that in cases of emergency involving imminent threat of serious injury or damage to persons or property at the Premises and/or Project, Tenant shall have only one (1) business day after receipt of such notice, or such later period of time as is reasonably necessary, to commence such corrective action), then Landlord may proceed to undertake such repairs and/or maintenance upon delivery of an additional three (3) business days’ notice to Tenant that Landlord is taking such required action (but no such additional notice shall be required in the event of any such emergency involving imminent threat of serious injury or damage to persons or property at the Premises and/or Project). If such repairs and/or maintenance were required under the terms of this Lease to be performed by Tenant and are not performed by Tenant prior to the expiration of such additional 3-business day notice period (or after the initial notice period with respect to any such emergency involving imminent threat of serious injury or damage to persons or property at the Premises and/or Project), then Landlord shall be entitled to reimbursement by Tenant of Landlord’s actual, reasonable, and documented out-of-pocket costs and expenses paid by Landlord to third parties in performing such maintenance and/or repairs, such reimbursement to be made within thirty (30) days after Tenant’s receipt of invoice from Landlord setting forth such costs and expenses. Tenant shall, at its own cost and expense, enter into regularly scheduled preventive maintenance/service contracts with maintenance contractors approved by Landlord, in Landlord’s reasonable discretion, for the maintenance and service of all of the items listed in this Section 7.1 above which Tenant is obligated to maintain. Within five (5) days after Tenant’s receipt of written request therefor, Tenant shall deliver to Landlord full and complete copies of all such contracts entered into by Tenant. Landlord hereby assigns to Tenant all warranties and guarantees, if any, in existence with respect to the items which are Tenant’s obligation to repair and maintain under this Section 7.1, which assignment shall be on a non-exclusive basis such that the warranties and guarantees may be enforced by Tenant and/or Landlord. Landlord shall, at no cost to Landlord, reasonably cooperate with Tenant in attempting to enforce any such warranties and/or guaranties.

7.2 Landlord’s Repairs. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to Articles 11 and 12 below, Landlord shall maintain, as part of Operating Expenses, the common areas of the Project (including those Systems and Equipment located outside the Building but serving the Building, but excluding the HVAC equipment located on the roof of the Building), the structural portions of the roof (including the roof membrane), and the foundation and floor slabs of the Building and the load-bearing portions of walls (excluding wall coverings, painting, glass and doors) of the Building; provided, however, if and to the extent such maintenance and repairs are caused by the negligence or willful misconduct of, or omission of any duty by, Tenant, its agents, employees or contractors and the same is not covered by insurance maintained or required to be maintained by Landlord under this Lease, Tenant shall pay to Landlord as additional rent, the reasonable cost of such maintenance and repairs. Except as otherwise provided in Section 6.4 above, there shall be no abatement of rent by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Project, Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code; or under any similar law, statute, or ordinance now or hereafter in effect.

7.3 Tenant’s Self-Help Rights. Notwithstanding anything to the contrary set forth in this Article 7, if (i) Tenant provides written notice to Landlord of the need for repairs and/or maintenance which are Landlord’s obligation to perform under this Lease (including, without limitation, any of Landlord’s obligations under Sections 1.2.1 and 1.2.2 above), and (ii) Landlord fails to undertake such repairs and/or maintenance within thirty (30) days after receipt of such notice, or such longer time as is reasonably necessary if more than thirty (30) days are reasonably required to complete such repairs and Landlord commences such repairs within such 30-day period and thereafter diligently attempts to complete same (provided that in cases of emergency involving imminent threat of serious injury or damage to persons or property within the Premises, Landlord shall have only one (1) business day after receipt of such notice, or such later period of time as is reasonably necessary, to commence such corrective action), then Tenant may proceed to undertake such repairs and/or maintenance upon delivery of an additional three (3) business days’ notice to Landlord that Tenant is taking such required action (but no such additional notice shall be required in the event of any such emergency involving imminent threat of serious injury or damage to persons or property within the Premises). If such repairs and/or maintenance were required under the terms of this Lease to be performed by Landlord and are not performed by Landlord prior to the expiration of such additional 3-business day notice period (or after the initial notice period with respect to any such emergency involving imminent threat of serious injury or damage to persons or property within the Premises) (the “Outside Repair Period”), then Tenant shall be entitled to reimbursement by Landlord of Tenant’s actual, reasonable, and documented out-of-pocket costs and expenses paid by Tenant to third parties in performing such maintenance and/or repairs. Such reimbursement shall be made within thirty (30) days after Landlord’s receipt of invoice from Tenant setting forth such costs and expenses, and if Landlord fails to so reimburse Tenant within such 30-day period, then Tenant shall be entitled to offset against the Rent next payable by Tenant under this Lease the amount of such invoice together with interest thereon, at the Interest Rate, which shall have accrued on the amount of such invoice during the period from and after the expiration of such 30-day period through and including the earlier of the date Landlord delivers the payment to Tenant or the date Tenant offsets such amount against the Rent; provided, however, that notwithstanding the foregoing to the contrary, if Landlord delivers to Tenant prior to the expiration of the Outside Repair Period, a written objection to Tenant’s right to receive any such reimbursement based upon Landlord’s good faith claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease, then Tenant shall not be entitled to such reimbursement and Landlord and Tenant shall instead either meet in person or communicate by telephone within two (2) business days thereafter to confer and attempt to resolve the matter. If Landlord and Tenant resolve such matter, then (A) Landlord and Tenant shall promptly thereafter confirm such resolution in writing, and (B) if such resolution stipulates that Tenant is entitled to any such reimbursement, then Landlord shall so reimburse Tenant for the stipulated amount within thirty (30) days after the date upon which Landlord and Tenant resolve such matter. If Landlord and Tenant do not resolve such matter within a reasonable period of time after such meeting (but in any event within thirty (30) days after such meeting), then Tenant shall not be entitled to such reimbursement and either Landlord or Tenant may submit such matter to arbitration pursuant to the provisions of Section 7.4 below. If Tenant receives a monetary judgment against Landlord in such arbitration, then Landlord shall pay to Tenant the amount of such monetary judgment to Tenant within thirty (30) days after the date such judgment is issued. If such monetary judgment is not so timely paid, then, notwithstanding any contrary provision of this Lease, Tenant shall be entitled to offset against the Rent payable under this Lease the amount of such monetary judgment together with interest which shall have accrued on such monetary judgment during the period from and after the day after the expiration of such 30-day period through and including the date that Tenant offsets against the Rent the amount of such monetary judgment, at the Interest Rate. If Tenant undertakes such repairs and/or maintenance, Tenant shall use only those unrelated third party contractors used by Landlord in the Project for such work except (1) in the case of an emergency, in which event Tenant may utilize the services of any other licensed, bonded, qualified and reputable contractor with expertise in the performance of the particular repair and/or maintenance work in question, or (2) if such contractors are unwilling or unable to perform such work at competitive prices, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in the Comparable Buildings. Tenant shall comply with the other terms and conditions of this Lease if Tenant takes the required action, except that Tenant is not required to obtain Landlord’s consent for such repairs.

7.4 Arbitration Regarding Tenant’s Self-Help Rights. If a party submits a matter to arbitration in accordance with the provisions of Section 7.3 above, either party may commence an expedited arbitration proceeding to resolve such matter pursuant to JAMS. The arbitration shall be conducted in San Jose, California and decided by a single person (the “Section 7.3 Arbitrator”) who (i) is a retired judge of any of the trial or appellate courts of the State of California, (ii) has substantial experience in interpreting agreements involving leasing of commercial real estate and practices in and is located in California, and (iii) shall be selected in accordance with JAMS rules. As promptly as practical after being appointed, the Section 7.3 Arbitrator so chosen shall (A) consider the evidence submitted by the parties, and (B) upon notice to all parties, determine whether Tenant’s self-help rights were validly exercised under Section 7.3 above and the amount of reimbursement, if any, in connection therewith to which Tenant is entitled under Section 7.3 above, which issues shall be the sole issues to be determined by the Section 7.3 Arbitrator. The decisions of the Section 7.3 Arbitrator shall be final and binding upon the parties and a judgment thereon may be entered in any court having jurisdiction, except that either party may contest and obtain judicial review of the reasonableness of the Section 7.3 Arbitrator’s determination of the cost of the arbitration. The costs of any arbitration pursuant to this Section 7.4 shall be funded fifty (50%) by each party, and the parties shall bear their own costs and attorneys’ fees in connection with such arbitration. As part of any award issued by the Section 7.3 Arbitrator, the prevailing party in the arbitration shall be entitled to recover from the non-prevailing party such costs and reasonable attorneys’ fees as may have been incurred by the prevailing party in connection with such arbitration.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which would constitute Landlord Approval Items. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations, and with respect to Alterations (i) which require the issuance of a building permit and which cost in excess of $100,000.00, Tenant shall pay to Landlord a Landlord supervision fee of four percent (4%) of the costs of the Alterations, and (ii) which require the issuance of a building permit but which cost $100,000.00 or less, Tenant shall pay to Landlord a flat “plan review fee” equal to $1,000.00. The construction of the initial improvements to the original Premises and the Must-Take Space shall be governed by the terms of the Original Premises Work Letter and the Must-Take Space Work Letter, respectively, and not the terms of this Article 8.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises, such commercially reasonable requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord in Landlord’s reasonable discretion; provided, however, Landlord may impose such requirements as Landlord may determine, in its sole and absolute discretion, with respect to any work which would constitute Landlord Approval Items (including designating specific contractors to perform such work which are other than the regular maintenance contractors approved by Landlord in accordance with Section 7.1 above). Tenant shall construct such Alterations and perform such repairs in compliance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the city in which the Building is located, and in conformance with Landlord’s reasonable construction rules and regulations. Landlord’s approval of the plans, specifications and working drawings for Tenant’s Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Tenant shall cause all Alterations to be performed in such manner as not to unreasonably obstruct access by any person to the Building or Project or the common areas, and as not to unreasonably obstruct the business of Landlord or other tenants of the Project, or unreasonably interfere with the labor force working at the Project. If Tenant makes any Alterations, Tenant agrees to carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 below immediately upon completion thereof. Upon completion of any Alterations, Tenant shall (i) cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Project is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, (ii) deliver to the management office of the Building a reproducible copy of the “as built” drawings of the Alterations, and (iii) deliver to Landlord evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials.

8.3 Landlord’s Property. All Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises by or on behalf of Tenant, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord. Furthermore, Landlord may require that Tenant remove any improvement or Alteration upon the expiration or early termination of the Lease Term, and repair any damage to the Premises and Building caused by such removal; provided, however: (i) Tenant may not remove any Original Premises Tenant Improvements, Must-Take Space Tenant Improvements (the Original Premises Tenant Improvements and the Must-Take Space Tenant Improvements being sometimes referred to herein collectively as the “Tenant Improvements”) or Alterations paid for by Landlord with Landlords own funds and/or out of any tenant improvement allowances provided by Landlord (except any such removal made in connection with those Alterations approved by Landlord or not required by the terms of this Lease to be approved by Landlord); (ii) with respect to all other initial Tenant Improvements or Alterations which Tenant elects to remove, Tenant shall, at its expense, promptly repair any damage to the Premises caused by such removal; and (iii) Landlord may, by written notice delivered to Tenant concurrently with Landlord’s approval of the final working drawings for any initial Tenant Improvements or Alterations, identify those Alterations or initial Tenant

Improvements which Landlord will require Tenant to remove at the expiration or earlier termination of this Lease; provided further, however, that Tenant shall in no event be required to remove any such Alterations (or initial Tenant Improvements, as the case may be) other than (A) any raised floors, internal stairwells, vaults, and other similar special use tenant improvements (which raised floors, internal stairwells, vaults, and other similar special use tenant improvements shall only be required to be removed to the extent Landlord identifies such items as being required to be removed at the expiration or earlier termination of this Lease pursuant to the foregoing provisions of this Section 8.3), and/or (B) those other improvements or alterations which are of such specialized nature or application that the same are not typical for office and/or research and development tenants in the Comparable Buildings, and the cost to demolish such items exceeds the cost to demolish general office improvements (which other improvements or alterations shall only be required to be removed to the extent Landlord identifies such improvements or alterations as being required to be removed at the expiration or earlier termination of this Lease pursuant to the foregoing provisions of this Section 8.3. Notwithstanding anything in the foregoing to the contrary, the parties hereby agree that the improvements cross-hatched on the preliminary conceptual plans attached hereto as Exhibit N shall be deemed to be specialized improvements for purposes of this Section 8.3 and to the extent any such improvements are installed by or on behalf of Tenant (as part of the initial Tenant Improvements or otherwise), then upon the expiration or earlier termination of this Lease and without the need for Landlord to notify Tenant thereof pursuant to the foregoing provisions of this Section 8.3, Tenant shall be required to remove such improvements and restore the areas of the Premises in which such improvements were installed to a “warm shell” condition substantially in accordance with the Fifth Floor Required Condition. If Landlord requires Tenant to remove any such initial Tenant Improvements and/or Alterations which are constructed for the Premises, Tenant, at its sole cost and expense, shall remove the identified initial Tenant Improvements and/or Alterations on or before the expiration or earlier termination of this Lease and repair any damage to the Premises caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant shall not cause or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant shall cause it to be released and removed of record by payment or posting of a statutory bond within twenty (20) days after Tenant has received notice of such lien. If any such lien is not released and removed of record within such 20-day period, then Landlord may, at its option, take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

ARTICLE 10

INDEMNIFICATION AND INSURANCE

10.1 Indemnification and Waiver.

10.1.1 Subject to the provisions set forth below in Section 10.1.2 below: (i) Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises from any cause whatsoever and agrees that Landlord, and its partners and subpartners, and their respective officers, agents, property managers, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant; and (ii) Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all losses, costs, damages, expenses and liabilities, including without limitation court costs and reasonable attorneys’ fees (collectively, “Claims”) incurred in connection with or arising from any cause in, on or about the Premises (including, without limitation, Tenant’s installation, placement and removal of Alterations, improvements, fixtures and/or equipment in, on or about the Premises), and any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, licensees or invitees of Tenant or any such person, in, on or about the Premises, the Building and Project.

10.1.2 Notwithstanding the provisions of Section 10.1.1 above to the contrary: (i) except for lost profits, loss of business or other consequential damages (“Consequential Damages”) incurred or suffered by Tenant or Tenant’s contractors, agents, employees, licensees or invitees, the assumption of risk and release by Tenant set forth hereinabove shall not apply to any Claims to the extent resulting from the negligence or willful misconduct of Landlord or the Landlord Parties and not insured or required to be insured by Tenant under this Lease (collectively, the “Excluded Claims”); and (ii) Tenant’s indemnity of Landlord hereinabove shall not apply to (A) any Excluded Claims, or (B) any loss of or damage to Landlord’s property to the extent Landlord has waived such loss or damage pursuant to Section 10.4 below. In addition, Landlord shall indemnify, defend, protect and hold Tenant and Tenant’s officers, directors, shareholders, agents, employees and independent contractors harmless from and against all such Excluded Claims, except for (1) any loss or damage to Tenant’s property to the extent Tenant has waived such loss or damage pursuant to Section 10.4 below, and (2) any Consequential Damages.

10.1.3 Each party’s agreement to indemnify the other pursuant to this Section 10.1 is not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant and/or Landlord, as applicable, pursuant to the provisions of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease.

10.2 Landlord’s Insurance; Tenant’s Compliance with Landlord’s Insurance. Landlord shall maintain in effect the following insurance during the Lease Term: (i) physical damage insurance (including a rental loss endorsement covering no less than twelve (12) months’ of Base Rent payable under this Lease) providing coverage in the event of fire, vandalism, malicious mischief and all other risks normally covered under “special form” policies in the geographical area of the Building, covering all buildings and other improvements at the Project, including the Building (excluding, at Landlord’s option, the property required to be insured by Tenant pursuant to Section 10.3.2 below) in an amount not less than the full replacement value (less commercially reasonable deductibles) of such buildings and other improvements, together with such other risks as Landlord may from time to time reasonably determine (provided however, that Landlord shall have the right, but not the obligation, to obtain earthquake and/or flood insurance); and (ii) commercial general liability insurance in the amount of at least Five Million Dollars ($5,000,000.00) per occurrence and annual aggregate, insuring against claims of bodily injury, personal injury or property damage arising out of Landlord’s operations, contractual liabilities, or use of the Building and common areas of the Project. Such coverages may be carried under one or more blanket and/or umbrella insurance policies so long as the coverages required under this Lease with respect to the Building and Project are not reduced or impaired as a result thereof. Tenant shall, at Tenant’s expense, comply as to the Premises with all reasonable insurance company requirements pertaining to the use of the Premises of which Tenant has been notified in writing. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, including a Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 above, (and with owned and non-owned automobile liability coverage, and host liquor liability coverage if alcoholic beverages are served on the Premises) for limits of liability not less than:

Bodily Injury and	$5,000,000 each occurrence
Property Damage Liability	$5,000,000 annual aggregate

Personal Injury Liability	$5,000,000 each occurrence
$5,000,000 annual aggregate
0% Insured’s participation

The coverages required under this Section 10.3.1 may be carried under one or more blanket and/or umbrella insurance policies so long as the coverages required under this Section 10.3.1 are not reduced or impaired as a result thereof.

10.3.2 Property Insurance covering (i) all furniture, trade fixtures, equipment, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, including any Tenant Improvements which Landlord permits to be installed above the ceiling of the Premises or below the floor of the Premises, and (iii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant’s request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written under a “special form” policy, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a sprinkler leakage coverage and earthquake sprinkler leakage coverage.

10.3.3 Workers’ compensation insurance as required by law.

10.3.4 Loss-of-income, business interruption and extra-expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of loss of access to the Premises or to the Building as a result of such perils.

10.3.5 Tenant shall carry comprehensive automobile liability insurance having a combined single limit of not less than Two Million Dollars ($2,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles. The coverages required under this Section 10.3.5 may be carried under one or more blanket and/or umbrella insurance policies so long as the coverages required under this Section 10.3.5 are not reduced or impaired as a result thereof.

10.3.6 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, and any other party it so specifies, as loss payees or additional insureds, as their respective interests may appear (for the insurance to be provided under Sections 10.3.1, 10.3.2(ii) and 10.3.2(iii) above, only); (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 above; (iii) be issued by an insurance company having a rating of not less than A-VII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Project is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that the company writing such insurance policy shall give Tenant at least thirty (30) days’ advance written notice of any cancellation, non-renewal or change in coverage; if the company writing such insurance policy delivers to Tenant any such written notice, Tenant shall promptly deliver to Landlord a copy of such notice after Tenant’s receipt thereof; (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord; and (vii) with respect to the insurance required in Sections 10.3.1 and 10.3.2 above, have deductible amounts not exceeding Twenty-Five Thousand Dollars ($25,000.00). Tenant shall deliver certificates of such policies to Landlord on or before the Lease Commencement Date and before the expiration dates thereof. If Tenant shall fail to procure such insurance, or to deliver such certificates, within the required time periods set forth in the immediately preceding sentence, then Landlord may, at its option, upon no less than five (5) business days’ prior written notice to Tenant, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 19.1 below, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery of bills therefor.

10.4 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

10.5 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord; provided, however, that in no event shall such increased coverage be in excess of that required by landlords of the Comparable Buildings for tenants leasing comparable-sized space as the Premises in the Comparable Buildings.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Project serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the base, shell and core of the Building and such common areas of the Project. Such restoration shall be to substantially the same condition of the base, shell and core of the Building and such common areas of the Project prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Project and/or the Building, or the lessor of a ground lease with respect to the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises, the Parking Area for Tenant’s use of the number of parking spaces allocated to Tenant as set forth in Section 10 of the Summary and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Sections 10.3.2(ii) and (iii) above, and Landlord shall repair any injury or damage to the Tenant Improvements and Alterations within the Premises and shall return such Tenant Improvements and Alterations to their original condition; provided that if the costs of such repair of such Tenant Improvements and Alterations by Landlord exceeds the amount of insurance proceeds received by Landlord therefor from Tenant’s insurance carrier, as assigned by Tenant, the excess costs of such repairs shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage. In connection with such repairs and replacements of any such Tenant Improvements and Alterations, Tenant shall, prior to Landlord’s commencement of such improvement work, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof. Tenant’s abatement period shall continue until Tenant has been given reasonably sufficient time and reasonably sufficient access to the Premises to install its property, furniture, fixtures and equipment to the extent the same shall have been removed and/or damaged as a result of such damage or destruction.

11.2 Termination Rights.

11.2.1 Within sixty (60) days after Landlord becomes aware of such damage, Landlord shall notify Tenant in writing (“Landlord’s Damage Notice”) of the estimated time (the “Estimated Repair Period”), in Landlord’s reasonable judgment, required to substantially complete the work Landlord is required to perform pursuant to Section 11.1 above (the “Landlord’s Restoration Work”). Notwithstanding Section 11.1 above to the contrary, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or any other portion of the Project and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date Landlord becomes aware of such damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, and one or more of the following conditions is present: (i) the damage occurs during the last three (3) years of the then-current Lease Term and Landlord’s Restoration Work cannot, in the reasonable opinion of Landlord as set forth in Landlord’s Damage Notice, be substantially completed within two hundred seventy (270) days after the date of such damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Project and/or the Building or ground or underlying lessor with respect to the Project and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies and the cost of repairing such uninsured or underinsured damage, including deductibles, exceeds $1,000,000.00 (or with respect to any damage which occurs during the last twelve (12) months of the Lease Term, exceeds $100,000.00).

11.2.2 If (i) Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, (ii) the damage constitutes a Tenant Damage Event (as defined below), and (C) Landlord’s Restoration Work cannot, in the reasonable opinion of Landlord as set forth in Landlord’s Damage Notice, be substantially completed within two hundred ten (210) days after the date of the damage, then Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord within fifteen (15) days after Tenant’s receipt of Landlord’s Damage Notice, which termination shall be effective as of the date of such termination notice thereof to Landlord. As used herein, a “Tenant Damage Event” shall mean damage to all or any part of the Premises or any common areas of the Project providing access to the Premises by fire or other casualty, which damage (A) is not the result of the gross negligence or willful misconduct of Tenant or any of Tenant’s employees, agents, contractors, licensees or invitees, (B) substantially interferes with Tenant’s use of or access to the Premises and (C) would entitle Tenant to an abatement of Rent pursuant to Section 11.1 above.

11.2.3 In addition, in the event of a Tenant Damage Event, and if neither Landlord nor Tenant has elected to terminate this Lease as provided above in this Section 11.2, but Landlord fails to substantially complete Landlord’s Restoration Work within the period (“Landlord’s Repair Period”) that is the later of (i) two hundred ten (210) days after the date of such damage or (ii) sixty (60) days after the Estimated Repair Period plus, in either case, the number of days of delay, if any, attributable to any Force Majeure events, plus the number of days of delay, if any, as are attributable to the acts or omissions of Tenant or Tenant’s employees, agents, contractors, licensees or invitees, then Tenant shall have an additional right to terminate this Lease within fifteen (15) days after the expiration of Landlord’s Repair Period and thereafter during the first five (5) business days of each calendar month following the expiration of Landlord’s Repair Period until such time as Landlord’s Restoration Work described in Landlord’s Damage Notice is substantially complete, by written notice to Landlord (“Tenant’s Damage Termination Notice”), effective as of a date set forth in Tenant’s Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than five (5) business days nor more than ninety (90) days following the expiration of Landlord’s Repair Period, or each such calendar month following expiration of Landlord’s Repair Period, as the case may be. Notwithstanding the foregoing, if Tenant delivers Tenant’s Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the effectiveness of Tenant’s Damage Termination Notice for a period of thirty (30) days by delivering to Tenant, within five (5) business days of Landlord’s receipt of Tenant’s Damage Termination Notice, a certificate of Landlord’s contractor responsible for the performance of Landlord’s Restoration Work described in Landlord’s Damage Notice certifying that it is such contractor’s good faith judgment that such Landlord’s Restoration Work will be substantially completed within the next thirty (30) days. If such Landlord’s Restoration Work is substantially completed prior to the expiration of such thirty (30) day period, then Tenant’s Damage Termination Notice shall be of no force or effect, but if such Landlord’s Restoration Work is not substantially completed within such thirty (30) day period, then this Lease shall terminate upon the expiration of such thirty (30) day period.

11.2.4 In addition, if (x) the Premises or any portion of the Project is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, (y) Tenant has not exercised the Extension Option to the extent the same is still in effect, and does not exercise the Extension Option within thirty (30) days after the date of Landlord’s Damage Notice, and (3) Landlord’s Restoration Work is reasonably estimated by Landlord in Landlord’s Damage Notice to require more than sixty (60) days or the remainder of the Lease Term (whichever is less) to complete, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease, and to the extent that such destruction or damage also constitutes a Tenant Damage Event, Tenant shall have the option to terminate this Lease, by giving written termination notice to the other party of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent (subject to abatement pursuant to Section 11.1 above), properly apportioned up to such date of termination, and both parties hereto shall thereafter be discharged of all further obligations under this Lease, except for those obligations which expressly survive the expiration or earlier termination of the Lease Term.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and any statute or regulation of the state in which the Project is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.

ARTICLE 12

CONDEMNATION

12.1 Permanent Taking. If the whole or any material part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days’ notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired as a result of any such taking, Tenant shall have the option to terminate this Lease upon ninety (90) days’ notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

12.2 Temporary Taking. Notwithstanding anything to the contrary contained in this Article 12, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 13

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Except as provided in Section 14.7 below, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than fifteen (15) business days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof. In addition, Tenant shall promptly deliver to Landlord such other information pertaining to the proposed Transfer as Landlord may reasonably require so long as Landlord notifies Tenant of such other information that Landlord so requires within five (5) days after Landlord’s receipt of the Transfer Notice. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, within thirty (30) days after written request by Landlord, Tenant shall reimburse Landlord for any reasonable, third party, out-of-pocket legal fees actually incurred by Landlord in connection with Tenant’s proposed Transfer.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold or condition its consent to any proposed Transfer on the terms specified in the Transfer Notice. Landlord shall notify Tenant of Landlord’s approval or reasonable disapproval of any such proposed Transfer within fifteen (15) business days after Landlord’s receipt of such Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or Project;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities the Transferee is assuming under the documents effecting the Transfer on the date consent is requested;

14.2.5 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Project a right to cancel its lease; or

14.2.6 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 below), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 above, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that it would have been reasonable for Landlord to initially have refused its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 below).

14.3 Transfer Premium. Except as provided in Section 14.7 below, if Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium (as defined below) received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any reasonable changes, alterations and improvements to the Premises in connection with the Transfer (but only to the extent approved by Landlord), (ii) any reasonable brokerage commissions in connection with the Transfer, and (iii) any reasonable attorneys’ fees in connection with the Transfer. “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, except as provided below in this Section 14.4 and in Section 14.7 below, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice; provided, however, such recapture and termination right shall only apply with respect to any (i) proposed assignment of this Lease, or (ii) any sublease which (A) when aggregated with all subleases then in effect to non-Affiliates, pertains to three (3) or more full floors of the Premises, and (B) is for a term which is substantially all of the remainder of the Lease Term. If this Lease shall be terminated with respect to less than the entire Premises, then: (1) the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises; (2) certain modifications to this Lease will be necessary to address the fact that effective from and after the such termination date, (x) Tenant will not be leasing the entire rentable area of the Building, (y) the Building will convert to a multi-tenant building, and (z) certain maintenance and repair obligations of Tenant set forth in this Lease will become the obligations of Landlord effective from and after such termination date; (3) the parties shall, prior to such termination date, execute and deliver to the other an amendment to this Lease memorializing and setting forth the modifications described in clauses (1) and (2) hereinabove; and (4) this Lease as so amended shall continue thereafter in full force and effect from and after the date of such termination. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 above.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord’s costs of such audit.

14.6 Additional Transfers. For purposes of this Lease, except as provided in Section 14.7 below, the term “Transfer” shall also include (i) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners or members, or transfer of fifty percent (50%) or more of the partnership or membership interests, within a twelve (12) month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12) month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

14.7 Permitted Transfers to Affiliates. Notwithstanding the foregoing provisions of this Article 14 to the contrary, the assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under common control with Tenant, or (iii) any entity which purchases all or substantially all of the assets and/or stock of Tenant, or (iv) a successor to Tenant or any of the foregoing entities by purchase, merger, consolidation or reorganization (all such persons or entities described in (i), (ii), (iii) and (iv) being sometimes hereinafter referred to as “Affiliates”) shall not be deemed a Transfer under this Article 14, and thus shall not be subject to the requirement of obtaining Landlord’s consent thereto in Section 14.2 above, or Landlord’s right to receive any Transfer Premium pursuant to Section 14.3 above, or recapture right in Section 14.4 above, provided that:

14.7.1 any such Affiliate was not formed, and such transaction was not entered into, as a subterfuge to (i) avoid the obligations of this Article 14, or (ii) adversely affect the ability of Tenant to satisfy its obligations under this Lease;

14.7.2 Tenant gives Landlord notice of any such assignment or sublease to an Affiliate prior to or within ten (10) business days after the effective date of such assignment or sublease;

14.7.3 the successor of Tenant and Tenant have as of the effective date of any such assignment or sublease a tangible net worth, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is sufficient to meet the obligations of Tenant under this Lease;

14.7.4 any such assignment or sublease shall be subject and subordinate to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease with respect to the Subject Space which is the subject of such Transfer (other than the amount of Base Rent and Tenant’s Share of Operating Expenses and Tax Expenses payable by Tenant with respect to a sublease); and

14.7.5 Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease.

14.8 “Control”, as used in this Section 14.7, shall mean the possession, direct or indirect, of the power to cause the direction of the management and policies of a person or entity, or a majority ownership interest, whether through the ownership of voting securities, by contract or otherwise.

ARTICLE 15

SURRENDER; OWNERSHIP AND REMOVAL OF PERSONAL PROPERTY

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted; provided, however, that notwithstanding the foregoing,

Section 6.2 above shall control with respect to Tenant’s surrender obligations pertaining to the HVAC/Elevator Systems and Equipment. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. In addition, upon such expiration or termination, Tenant shall at Tenant’s sole option either remove all telephone, data, and other cabling and wiring installed or caused to be installed by Tenant (including any cabling and wiring, installed above the ceiling of the Premises or below the floor of the Premises), or leave such cabling and wiring in place provided that any remaining cabling and wiring (i) is clearly marked as Tenant’s cabling and wiring and appropriately labeled on both ends, (ii) is generally usable by technology companies in Silicon Valley, California, and (iii) is not obsolete as of the expiration or termination of this Lease. If such cabling and wiring does not satisfy all of the criteria described in clauses (i) through (iii) hereinabove, then Tenant shall be required, at Tenant’s sole cost and expense, to remove or cause to be removed such cabling and wiring, and repair any damage occasioned by such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable as follows: (i) during the first sixty (60) days of such holdover, at a monthly rate equal to one hundred twenty-five percent (125%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease; and (ii) after such 60-day period, at a rate equal to one hundred fifty percent (150%) of the greater of (A) the Base Rent applicable during the last rental period of the Lease Term under this Lease, and (B) the fair market rental rate for the Premises as of the commencement of such holdover period. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom; provided, however, following Landlord’s execution of a lease, a letter of intent to lease, a loan application, a loan commitment, a sale contract and/or a letter of intent to sell, any of which affect the Premises (each, a “Transaction Document”), Landlord shall deliver written notice (the “Transaction Notice”) of such Transaction Document to Tenant and the terms of the foregoing indemnity shall not be effective until the later of (1) the date that occurs thirty (30) days following the date Landlord delivers such Transaction Notice to Tenant, or (2) the date such holdover commences.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within fifteen (15) business days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be in a customary form as may be reasonably required by any prospective mortgagee or purchaser of the Project (or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other factual information regarding this Lease as may be reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments within such 15 business-day period, where such failure continues for an additional five (5) days after a subsequent notice of such failure is delivered by Landlord to Tenant, shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Failure by Tenant to so deliver such estoppel certificate shall be a material default of the provisions of this Lease.

ARTICLE 18

SUBORDINATION

Subject to the last sentence of this Article 18 and the other terms and conditions of this Article 18, this Lease is subject and subordinate to all present and future ground leases of the Project and to the lien of any mortgages, deeds of trust or other encumbrances (collectively, the “Encumbrances”), now or hereafter in force against the Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such Encumbrances. Notwithstanding any other provision of this Article 18 to the contrary, any Encumbrance holder or ground lessor may elect that this Lease shall be senior to and have priority over that Encumbrance or ground lease whether this Lease is dated before or after the date of the Encumbrance or ground lease. Notwithstanding any contrary provision of this Article 18, a condition precedent to the subordination of this Lease to any future Encumbrance is that Landlord shall obtain for the benefit of Tenant a commercially reasonable subordination, non-disturbance and attornment agreement (each, a “Future SNDA”) from the mortgagee, beneficiary or ground lessor under such future Encumbrance. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground lease is terminated, to attorn, without any deductions or set-offs whatsoever (except as may be otherwise provided in the applicable Future SNDA), to the purchaser upon any such foreclosure sale, or to the lessor of such ground lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within fifteen (15) business days after Tenant’s receipt of a request therefor by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds or ground leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Tenant hereby acknowledges that as of the date on which Landlord and Tenant execute this Lease there is a deed of trust encumbering, and in force against, the Project in favor of the lender(s) (the “Current Lender”) set forth on Exhibit F attached hereto and incorporated herein by this reference. Concurrently with the execution of this Lease, Landlord and Tenant shall each sign, notarize and deliver to the other party, and Landlord shall cause the Current Lender to sign, notarize and deliver to Tenant, a subordination, non-disturbance and attornment agreement in the form of Exhibit F attached hereto.

ARTICLE 19

TENANT’S DEFAULTS; LANDLORD’S REMEDIES

19.1 Events of Default by Tenant. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay Base Rent, Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs or any other regularly scheduled, recurring charge required to be paid under this Lease, or any part thereof, when due, and such failure shall be continuing for a period of more than five (5) business days after written notice of such failure from Landlord to Tenant; provided however, that any such notice shall be in addition to, and not in lieu of, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law;

19.1.2 Any failure by Tenant to pay any Rent or other charge required to be paid under this Lease, or any part thereof, which is other than the Rent described in Section 19.1.1 above, when due, and such failure shall be continuing for a period of more than thirty (30) days after written notice of such failure from Landlord to Tenant; provided however, that any such notice shall be in addition to, and not in lieu of, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; or

19.1.3 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible.

19.2 Landlord’s Remedies Upon Default. Upon the occurrence of any such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; plus

(v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate set forth in Section 4.5 above. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant’s part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant’s failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord’s rights and remedies as a result of Tenant’s failure to perform and shall not release Tenant from any of its obligations under this Lease.

19.3 Payment by Tenant. Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord’s performance or cure of any of Tenant’s obligations pursuant to the provisions of Section 19.2.3 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

19.4 Sublessees of Tenant. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. If Landlord’s elects to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.5 Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

19.6 Efforts to Relet. For the purposes of this Article 19, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.

ARTICLE 20

ROOFTOP SPECIAL EQUIPMENT

20.1 Roof Access for Satellite and Antennae Equipment. Subject to (i) the approval of all applicable governmental agencies, and (ii) Tenant’s compliance with all applicable laws and the provisions of this Article 20 and the other provisions of this Lease, Landlord hereby agrees that Tenant shall have the right, at Tenant’s sole cost and expense but without any obligation to pay Landlord any rent or license fees with respect thereto during the Lease Term, to install on the roof of the Building, in locations to be approved by Landlord (collectively, the “Rooftop Equipment Area”): (i) a reasonable amount of satellite dishes to be used by Tenant in connection with Tenant’s business operations in the Premises for the permitted use set forth in Section 5.1 above (collectively, the “Satellite Equipment”); and (ii) a reasonable amount of local antennae to be used by Tenant in connection with Tenant’s business operations in the Premises for the permitted use set forth in Section 5.1 above (collectively, the “Antennae Equipment”). In addition, Tenant shall have the right, subject to available capacity of the Building, to install such connection equipment, such as conduits, cables, risers, feeders and materials (collectively, the “Connecting Equipment”) in the shafts, ducts, conduits, chases, utility closets and other facilities of the Building as is reasonably necessary to connect the Satellite Equipment and/or the Antennae Equipment to Tenant’s other machinery and equipment in the Premises. Subject to Section 20.3 below and all of the terms and conditions of this Lease, and subject to all laws and such reasonable rules and regulations as Landlord may impose from time to time, Tenant shall also have the right of access twenty-four (24) hours per day, seven (7) days per week to the areas where any Satellite Equipment, Antennae Equipment and/or Connecting Equipment (all collectively referred to herein as the “Special Equipment”) are located for the purposes of maintaining, repairing, testing and replacing the same. If required by Landlord, in its reasonable discretion, the Special Equipment shall be screened with material and in a manner which is aesthetically consistent with the exterior of the Building as determined by Landlord.

20.2 Installation. The installation of the Special Equipment shall constitute an Alteration and shall be performed in accordance with and subject to the provisions of Article 8 above, including, without limitation, Tenant’s obligation to obtain Landlord’s prior consent to the size and other specifications of the Special Equipment, and the Special Equipment shall be treated for all purposes of this Lease as if the Special Equipment were Tenant’s personal property. In no event shall Tenant be permitted to void any warranties pertaining to the Building or Project in connection with the installation of the Special Equipment. For the purposes of determining Landlord’s and Tenant’s respective rights and obligations with respect to Tenant’s use of the roof as herein provided, the portions of the Rooftop Equipment Area (and any other portions of the roof) where the Satellite Equipment and Antennae Equipment are actually located shall be deemed to be a portion of Tenant’s Premises to the extent appropriate; consequently, all of the provisions of this Lease respecting Tenant’s obligations hereunder shall apply to the installation, use and maintenance of the such portions of the roof by Tenant (including, without limitation, provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance), and all such provisions shall also apply, to the extent appropriate, to the installation, use and maintenance of the Special Equipment. Landlord shall have no obligation to make any changes, improvements or alterations to the Rooftop Equipment Area.

20.3 Tenant’s Covenants. Tenant shall install, use, maintain and repair the Special Equipment so as not to (i) cause damage to the Building or the Systems and Equipment, or (ii) unreasonably interfere with the operation of the Project (other than the Building), or the operation of the businesses of other tenants, occupants or licensees of the Project or such tenants’, occupants’ and licensees’ systems and equipment located in or on the Project. In addition, Tenant shall (A) be solely responsible for any damage caused as a result of the Special Equipment, (B) promptly pay any tax, license or permit fees charged pursuant to any requirements in connection with the installation, maintenance or use of the Special Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (C) make necessary repairs, replacements or maintenance of the Special Equipment in order to keep the same in first class order, condition and repair. Further, Tenant, at Tenant’s sole cost and expense, shall maintain such equipment and install such fencing and other protective equipment on or about the Satellite Equipment and the Antennae Equipment as Landlord may reasonably require. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all Claims arising out of Tenant’s failure to comply with the provisions of this Article 20 except to the extent such Claims result from the negligence or willful misconduct of Landlord or any of the Landlord Parties and are not insured or required to be insured by Tenant under this Lease.

20.4 Landlord’s Obligations. Except as specifically set forth herein, Landlord shall not have any obligations with respect to the Special Equipment or compliance with any requirements relating thereto nor shall Landlord be responsible for any damage that may be caused to the Special Equipment, except to the extent caused by the negligence or willful misconduct of Landlord and not insured or required to be insured by Tenant under this Lease. Landlord makes no representation that the Special Equipment will be able to receive or transmit communication signals without interference or disturbance, and Tenant agrees that Landlord shall not be liable to Tenant therefor.

20.5 Hazardous Materials/Inspections. Tenant shall not use any Hazardous Materials in connection with the Special Equipment other than limited reasonable quantities of Hazardous Materials reasonably necessary and customarily used for the operation of the Special Equipment and used, stored and disposed of by Tenant in accordance with all applicable laws and the highest safety standards for such use, storage and disposal. Landlord shall have the right, after providing Tenant with written notice, to conduct such tests and/or inspections of the Special Equipment as Landlord may determine are reasonably necessary from time to time to ensure that Tenant is complying with the terms of this Article 20, and, if such tests or inspections reveal that Tenant has breached its obligations hereunder, Tenant shall pay for the reasonable cost of such tests.

20.6 Default. If any of the conditions set forth in this Article 20 are not complied with by Tenant, then without limiting Landlord’s rights and remedies it may otherwise have under this Lease, Tenant shall, upon written notice from Landlord, have the option either to: (i) immediately discontinue its use of the particular items of the Special Equipment which are non-compliant, remove the same, and make such repairs and restoration as required under Section 20.7 below, or (ii) correct such noncompliance within thirty (30) days after receipt of notice or such longer period as may be reasonably necessary to correct such noncompliance, so long as Tenant commences to correct such noncompliance within such thirty (30) day period and thereafter proceeds with due diligence to correct such noncompliance. If Tenant elects the option described in clause (ii) of the immediately preceding sentence and Tenant fails to correct such noncompliance within the applicable time period described in clause (ii) of the immediately preceding sentence, then Tenant shall immediately discontinue its use of the particular items of the Special Equipment which are non-compliant and remove the same.

20.7 Removal at End of Term. Upon the expiration or earlier termination of this Lease, Tenant shall, subject to the reasonable control of and direction from Landlord, remove the Special Equipment, repair any damage caused thereby, and restore the roof and other facilities of the Building to their condition existing prior to the installation of the Special Equipment.

20.8 Rights Personal. Notwithstanding the foregoing provisions of this Article 20 to the contrary, Tenant’s rights under this Article 20: (i) are personal to the original Tenant executing this Lease (the “Original Tenant”) and any assignee to which Tenant’s entire interest in the Lease has been assigned pursuant to Article 14 above (including any Affiliate assignee pursuant to Section 14.7 above); (ii) may only be exercised by the Original Tenant or such assignee, as the case may be; and (iii) may not be transferred to or used by any person or entity other than the Original Tenant or such assignee, as the case may be, except that Tenant may permit subtenants under subleases entered into by Tenant pursuant to Article 14 above, to use the Special Equipment for their telecommunications needs in their Subject Space.

ARTICLE 21

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all applicable laws (including those pertaining to any Hazardous Materials released at, on or under the Project by Tenant, its agents, employees, contractors, licensees and/or invitees), subject to Landlord’s obligation as set forth hereinbelow to comply with applicable laws with respect to the base, shell and core of the Building and/or the common areas of the Project. In addition, Tenant shall fully comply with all present or future programs required under applicable laws or consented to by Tenant (in Tenant’s reasonable discretion) that are intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take commercially reasonable responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all applicable laws relating to the base, shell and core of the Building, the common areas of the Project and Hazardous Materials at the Project to the extent the same are Landlord’s responsibility under Section 5.3 above. Notwithstanding the foregoing, to the extent Landlord’s compliance obligations in the immediately preceding sentence are triggered by any improvements or Alterations made to the Premises by or on behalf of Tenant (excluding the initial Tenant Improvements) or Tenant’s particular manner of use of the Premises, Tenant shall reimburse Landlord for the cost of such compliance within thirty (30) days after invoice from Landlord.

ARTICLE 22

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees, or to the ground or underlying lessors; (iii) during the last twelve (12) months of the Lease Term, show the Premises to prospective tenants; (iv) to post notices of nonresponsibility; or (v) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building to the extent permitted or required to be performed by Landlord under this Lease. Notwithstanding anything to the contrary contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, in emergency situations (in which case Landlord shall use commercially reasonable efforts to notify Tenant verbally prior to such entry) and/or to perform services required of Landlord pursuant to this Lease. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by Landlord’s exercise of Landlord’s rights under this Article 22. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to enter without notice (subject, however, to Landlord’s obligation to use commercially reasonable efforts to notify Tenant verbally prior to such entry as described hereinabove) and use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Notwithstanding anything to the contrary set forth above in this Article 22, during any such entry by Landlord under this Article 22, (except in the event of an emergency or Landlord’s entry to perform its obligations under this Lease), at Tenant’s option, Landlord shall (A) comply with all reasonable security requirements reasonably established by Tenant so long as the same have been delivered to Landlord in writing prior to such entry, and (B) be accompanied by a representative of Tenant if such representative is reasonably made available to Landlord.

ARTICLE 23

TENANT PARKING

Subject to the terms of this Article 23, Tenant shall be entitled to use up to the number and type of parking spaces set forth in Section 10 of the Summary, which parking spaces are located in the applicable portions of the Parking Area depicted on Exhibit I attached hereto. Tenant shall have the right, at its sole cost and expense, to mark (using Project standard paint) as Tenant’s “reserved” parking spaces those twenty-one (21) exclusive parking spaces located immediately adjacent to the front of the Building designated on Exhibit I attached hereto as “Reserved”.

Landlord shall have no enforcement obligations pertaining to the exclusive parking spaces described in Section 10 of the Summary (for example, Landlord shall not be obligated to prevent other tenants of the Project and/or other visitors from parking in such parking spaces nor shall Landlord be obligated to cause to be removed any vehicles belonging to other tenants of the Project and/or other visitors that are parked in such parking spaces); provided, however, that if Tenant determines, in its reasonable discretion, at any time during the Lease Term, that other tenants of the Project and/or other third parties are using such exclusive parking spaces, then Tenant shall have the right, upon written notice to Landlord, to require Landlord, at Tenant’s sole cost and expense, to take reasonable actions (but in no event shall Landlord be required to bring any legal action against any such other tenants and/or third parties) as may be reasonable under the circumstances in order to preserve the exclusivity of such exclusive parking spaces (e.g., retaining a parking attendant to monitor the use of such exclusive parking spaces); provided further, however, that in no event shall Landlord be liable to Tenant if other tenants of the Project and/or other third parties use such reserved parking spaces notwithstanding any such action undertaken by Landlord. During the Lease Term (as may be extended), Tenant shall not be obligated to pay parking charges for such parking spaces allotted to Tenant. Tenant’s continued right to use the Parking Area is conditioned upon (i) Tenant abiding by (A) all reasonable and non-discriminatory rules and regulations which are prescribed by Landlord (and/or any common area association of the Project having rights over the Parking Areas) from time to time for the orderly operation and use of the Parking Area, and (B) all recorded covenants, conditions and restrictions now or hereafter affecting the Building and/or Project (subject, however, to the restrictions on future covenants, conditions and restrictions under Section 1.1.3 above), and (ii) Tenant’s commercially reasonable cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and covenants, conditions and restrictions. Landlord specifically reserves the right, from time to time, to change the size, configuration, design, layout, location and all other aspects of the Parking Area, and Tenant acknowledges and agrees that Landlord, from time to time, may, without incurring any liability to Tenant and without any abatement of Rent under this Lease temporarily close-off or restrict access to the Parking Area, or temporarily relocate parking to other parking structures and/or surface parking areas within a reasonable distance from the Parking Area, for purposes of permitting or facilitating any such construction, alteration or improvements or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Project, but only so long as the same does not result in an Adverse Condition. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to Landlord. The rights of Tenant to park in the Parking Area may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior written approval, except to sublessees of the Premises and/or any assignee of this Lease pursuant to Article 14 above.

ARTICLE 24

MISCELLANEOUS PROVISIONS

24.1 Terms; Captions. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

24.2 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 above.

24.3 No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

24.4 Modification of Lease; Financials. If Landlord or any current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant shall execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor. In addition, upon request from time to time, Tenant agrees to provide to Landlord, within fifteen (15) business days after written request, a current balance sheet, statement of income and expenses and statement of cash flow for Tenant, dated no earlier than one (1) year prior to such request, certified as accurate by Tenant or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor’s statement. All such financial statements will be delivered to Landlord and any such lender or purchaser in confidence and shall only be used for purposes of evaluating the financial strength of Tenant. Notwithstanding the foregoing to the contrary, if Tenant is a public company whose stock is publicly held and traded through a national stock exchange, then Tenant shall not have the obligation to deliver to Landlord financial statements as provided hereinabove so long as Tenant’s financial statements are made readily available to Landlord and can be accessed by the general public via the internet.

24.5 Transfer of Landlord’s Interest. Landlord has the right to transfer all or any portion of its interest in the Project, the Building and/or in this Lease, and upon any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant shall look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Project and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Landlord may also assign its interest in this Lease to a mortgage lender as additional security but such assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

24.6 Prohibition Against Recording. Except as provided in Section 24.4 above, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

24.7 Landlord’s Title; Air Rights. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

24.8 Tenant’s Signs.

24.8.1 Exterior Signage. Subject to the approval of all applicable governmental authorities, and compliance with all applicable laws, all recorded covenants, conditions and restrictions affecting the Project and Landlord’s signage criteria attached hereto as Exhibit G (collectively, the “Signage Restrictions”), and the terms of this Section 24.8, Tenant shall have the right, but not the obligation, to install, at Tenant’s cost (subject to partial reimbursement by Landlord of certain of such costs as expressly provided hereinbelow) the following: (i) one (1) identification sign on the top of the south side of the Building (the “South Building Top Sign”) in the exact location designated on Exhibit G attached hereto as the location for the South Building Top Sign; (ii) one (1) identification sign on the top of the east side of the Building (the “East Building Top Sign”, and together with the South Building Top Sign, collectively, the “Building Top Signs”) in the exact location designated on Exhibit G attached hereto as the location for the East Building Top Sign; and (iii) one (1) monument sign for Tenant’s exclusive use in the location designated on Exhibit G attached hereto as the location for the monument sign for the Building (the “Tenant’s Monument Sign”, together with the Building Top Signs, collectively, the “Exterior Signage”). Notwithstanding the foregoing to the contrary, Landlord shall reimburse Tenant for fifty percent (50%) of the costs actually incurred and paid for by Tenant in connection with the installation of Tenant's Monument Sign (but not Tenant’s name and logo on Tenant’s Monument Sign) within thirty (30) days after Landlord’s receipt of invoices and paid receipts therefor. Tenant may display only one (1) name and accompanying logo on each of the Exterior Signage; such single name and accompanying logo to be placed on each of the Exterior Signage shall be the same name and accompanying logo on all Exterior Signage, and such name shall be only “Polycom, Inc.”, subject, however, to Tenant’s right under Section 24.8.1.1 below to change such name and/or accompanying logo on the Exterior Signage to reflect the name and/or accompanying logo of any assignee to which Tenant’s entire interest in the Lease has been assigned pursuant to Article 14 above. The graphics, materials, color, design, lettering, lighting (if applicable), size, specifications, and manner of affixing of the Exterior Signage shall comply with the Signage Restrictions and shall be subject to Landlord’s prior approval which shall not be unreasonably withheld. Tenant shall install and maintain the Exterior Signage in compliance with all laws and subject to the applicable provisions of Articles 7 and 8 above. Landlord shall reasonably cooperate with Tenant, at no cost to Landlord, in obtaining the necessary governmental approvals and permits for the Exterior Signage.

24.8.1.1 Transferability. The rights to the Exterior Signage are personal to the Original Tenant, any assignee to which Tenant’s entire interest in the Lease has been assigned pursuant to Article 14 above, and any subtenant which is subleasing the entire rentable square feet of the Premises for a sublease term which is for all of the remainder of the Lease Term pursuant to a sublease entered into in accordance with Article 14 above (a “Qualified Sublessee”), and may not be transferred by the Original Tenant, such assignee or such Qualified Sublessee, as the case may be, or used by anyone else (but any name and/or accompanying logo change on the Exterior Signage to reflect the name and/or accompanying logo of any such assignee or Qualified Sublessee, as the case may be, shall (i) be subject to Landlord’s prior approval, not to be unreasonably withheld, conditioned or delayed, and (ii) in any event consist of only one (1) name and accompanying logo). In addition, following the Original Premises Delivery Date, Tenant shall only have such rights to the Exterior Signage when the Original Tenant, such assignee or such Qualified Sublessee, as the case may be, is in actual and physical possession of at least fifty percent (50%) of the rentable square feet of the Premises then leased by Tenant.

24.8.1.2 Insurance/Maintenance/Removal. Tenant shall be responsible, at its sole cost and expense, for (i) maintaining insurance on the Exterior Signage as part of the insurance required to be carried by Tenant pursuant to Article 10 above, and (ii) the repair, maintenance and replacement, in first-class order and condition, of the Exterior Signage. Should Tenant fail to perform such maintenance, repairs and/or replacement, and if such failure continues for thirty (30) days after written notice from Landlord (or such longer period of time as is reasonably required for such maintenance, repair and/or replacement if Tenant commences such work within such 30-day period and thereafter diligently prosecutes same to completion, or such shorter period of time after Tenant has received such notice as is reasonably required under the circumstances in the case of emergency), Landlord may, but need not, perform such maintenance, repairs and/or replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof sufficient to reimburse Landlord for all overhead, general conditions, fees and other out-of-pocket costs or expenses arising from Landlord’s involvement with such maintenance, repairs and/or replacements forthwith upon being billed for same. Upon the expiration or earlier termination of this Lease (or prior to such expiration or earlier termination, upon Tenant’s loss of its rights to the Exterior Signage pursuant to Section 24.8.1.1 above), Tenant shall, at Tenant’s sole cost and expense, cause to be removed the Building Top Signs (and, if elected by Landlord as described hereinbelow, Tenant’s Monument Sign), and Tenant shall repair all damage occasioned thereby and restore the portion of the Building and the Project where the Building Top Signs (and, if elected by Landlord as described below, Tenant’s Monument Sign) were located to its original condition prior to the installation thereof, it being acknowledged, however, that Tenant shall have no obligation to so remove Tenant’s Monument Sign unless Landlord delivers to Tenant written notice on or prior to the expiration or earlier termination of this Lease that Landlord will require Tenant to so remove Tenant’s Monument Sign upon the expiration or earlier termination of this Lease (or prior to such expiration or earlier termination, upon Tenant’s loss of its rights to Tenant’s Monument Sign pursuant to Section 24.8.1.1 above). If Tenant fails to timely remove the Building Top Signs (or, if elected by Landlord, Tenant’s Monument Sign) and repair and restore the Building and/or the Project as provided in the immediately preceding sentence, Landlord may perform such work, and all costs and expenses incurred by Landlord in so performing such work shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of invoice therefor including interest at the Interest Rate. The immediately preceding sentence shall survive the expiration or earlier termination of this Lease.

24.8.2 No Other Signs. Except for the Exterior Signage, Tenant may not install any signs on the exterior or roof of the Building, the 6201 Building or the common areas of the Project or which can be seen from outside the Building. Any signs, window coverings, or blinds visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion; provided, however, that Landlord hereby pre-approves the installation by Tenant of high quality black-out shades behind the Building standard window coverings on the first (1st) and sixth (6th) floors of the Building.

24.9 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

24.10 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

24.11 Time of Essence. Time is of the essence of this Lease and each of its provisions.

24.12 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

24.13 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants of the Project, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the Exhibits attached hereto.

24.14 Landlord Exculpation. Notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties under this Lease (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the ownership interest of Landlord in the Project (including any rental, insurance and/or condemnation proceeds derived therefrom), and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

24.15 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

24.16 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building, the 6201 Building and/or in any other building and/or any other portion of the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building, the 6201 Building or Project.

24.17 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, new and/or unforeseen governmental actions, civil commotions, fire or other casualty, and other similar causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to any amounts to be paid by either party pursuant to this Lease (collectively, the “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure. Tenant hereby expressly acknowledges and agrees that Force Majeure events shall not extend the Lease Commencement Date or the Must-Take Space Commencement Date.

24.18 Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

24.19 Notices. All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 24.19 or upon the date personal delivery is made or rejected. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground lessor, then except in the event of an emergency or in connection with the exercise by Tenant of its rights under Section 7.3 above, Tenant shall give to such mortgagee or ground lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground lessor shall be given a reasonable opportunity to cure such default (not to exceed an additional thirty (30) days after the expiration of Landlord’s applicable cure period, if any, with respect to such default) prior to Tenant’s exercising any remedy available to Tenant.

24.20 Joint and Several. If there is more than one person or entity executing this Lease as Tenant, the obligations imposed upon such persons and entities under this Lease are and shall be joint and several.

24.21 Authority. Each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Project is located and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. Tenant confirms that it is not in violation of any executive order or similar governmental regulation or law, which prohibits terrorism or transactions with suspected or confirmed terrorists or terrorist entities or with persons or organizations that are associated with, or that provide any form of support to, terrorists. Tenant further confirms that it will comply throughout the Term of this Lease, with all governmental laws, rules or regulations governing transactions or business dealings with any suspected or confirmed terrorists or terrorist entities, as identified from time to time by the U.S. Treasury Department’s Office of Foreign Assets Control or any other applicable governmental entity.

24.22 Jury Trial; Attorneys’ Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

24.23 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Project is located.

24.24 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

24.25 Brokers. Landlord and Tenant each hereby represents and warrants to the other party that it (i) has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (collectively, the “Brokers”), and (ii) knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the brokerage commissions owing to the Brokers in connection with this Lease pursuant to the terms of a separate written agreement or agreements between and/or among Landlord and the Brokers. If Landlord fails to timely pay to the Broker representing Tenant as set forth in Section 11 of the Summary (“Tenant’s Broker”) any amounts due and payable by Landlord to Tenant’s Broker with respect to Tenant’s Broker’s representation of Tenant in connection with this Lease (herein, the “Tenant’s Broker’s Commission”) pursuant to the terms of the separate written agreement between Landlord and Tenant’s Broker, Tenant may send a factually correct notice to Landlord of such failure and if Landlord fails to pay the Tenant’s Broker’s Commission within thirty (30) days following Landlord’s receipt of such notice, Tenant may, at its option, pay the Tenant’s Broker’s Commission to Tenant’s Broker and deduct such payment from the Rent next due and payable by Tenant under this Lease. If the Tenant's Broker’s Commission is so paid by Tenant to Tenant’s Broker and offset against Rent pursuant to this Section 24.25, then the Tenant’s Broker’s Commission shall no longer be owed from Landlord to Tenant’s Broker pursuant to the terms of such separate written agreement. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent in connection with this Lease other than the Brokers.

24.26 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord (except as otherwise expressly provided in this Lease); provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions of this Lease which continue beyond the expiration of all applicable notice and cure periods under this Lease for the benefit of Landlord and/or any holder of a mortgage or deed of trust covering the Building, Project or any portion thereof, of whose address Tenant has theretofore been notified.

24.27 Building Name and Signage. Subject to Tenant’s right to the Exterior Signage in Section 24.8.1 above, Landlord shall have the right at any time to change the name(s) of the 6201 Building and Project (other than the Building) and to install, affix and maintain any and all signs on the exterior and on the interior of the 6201 Building and any portion of the Project (other than on the exterior or interior of the Building) as Landlord may, in Landlord’s sole discretion, desire, provided that in no event may Landlord name the entire Project after any other tenant. Tenant shall not use the names of the Building, the 6201 Building or Project or use pictures or illustrations of the Building, the 6201 Building or Project in advertising or other publicity, without the prior written consent of Landlord.

24.28 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall use commercially reasonable efforts to keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants, brokers, employees, existing or prospective financial partners or if required by applicable laws or court order, including in connection with public disclosures required by applicable laws (including SEC reporting requirements).

24.29 Landlord’s Construction. Except as specifically set forth in this Lease or in the Tenant Work Letters: (i) Landlord has no obligation to alter, remodel, improve, renovate, repair or decorate the Premises, Building, the 6201 Building, the Project, or any part thereof; and (ii) no representations or warranties respecting the condition of the Premises, the Building, the 6201 Building or the Project have been made by Landlord to Tenant. Tenant acknowledges that prior to and during the Lease Term, Landlord (and/or any common area association) will be completing construction and/or demolition work pertaining to various portions of the Project, including without limitation, tenant improvements for premises for other tenants and, at Landlord’s sole election, but subject to the terms and conditions of this Lease, such other buildings, parking facilities, improvements, landscaping and other facilities within or as part of the Project as Landlord (and/or such common area association) shall from time to time desire (collectively, the “Construction”). In connection with such Construction, Landlord may, among other things, temporarily (for a commercially reasonable period of time) erect scaffolding or other necessary structures, limit or eliminate access to portions of the Project, including portions of the common areas of the Project, or perform work at the Project, which work may temporarily (for a commercially reasonable period of time) create noise, dust or leave debris. Tenant hereby agrees that such Construction pursuant to this Section 24.29 and Landlord’s actions in connection with such Construction shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent (except as otherwise provided in Section 6.4 above). Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from such Construction, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from such Construction or Landlord’s actions in connection with such Construction, or for any inconvenience or annoyance occasioned by such Construction or Landlord’s actions in connection with such Construction; provided, however, that in performing any Construction (i) prior to Substantial Completion of the Original Premises Tenant Improvements (as defined in the Original Premises Work Letter) and Substantial Completion of the Must-Take Space Tenant Improvements, Landlord shall (A) use commercially reasonable efforts to not cause an Adverse Condition and (B) not interfere with and/or delay the Substantial Completion of the Original Premises Tenant Improvements and/or Substantial Completion of the Must-Take Space Tenant Improvements, and (ii) from and after the Substantial Completion of the of the Original Premises Tenant Improvements and the Substantial Completion of the Must-Take Space Tenant Improvements, Landlord shall use commercially reasonable efforts to not cause an Adverse Condition.

24.30 Emergency Generator.

24.30.1 Emergency Generator. Landlord hereby agrees that, subject to this Section 24.30, Tenant’s compliance with all applicable laws and all recorded covenants, conditions and restrictions affecting the Project, and subject to the approval of all applicable governmental authorities, Tenant shall have the right, at Tenant’s sole cost and expense, to install one (1) back-up emergency generator on the pad outside the Building in the location depicted on Exhibit H attached hereto (the area upon which such generator shall be located shall be referred to herein as the “Generator Site”). Such generator shall be of such size and specifications, and include such platforms, fencing, enclosures, sheds and other related materials and equipment, as shall be approved by Landlord prior to installation (collectively, the “Emergency Generator”), which approval shall not be unreasonably withheld. In addition, Tenant shall have the right to install such connection equipment, such as conduits, cables, risers, feeders and materials (collectively, the “Generator Connecting Equipment”) in the shafts, ducts, conduits, chases, utility closets and other facilities of the Building as is reasonably necessary to connect the Emergency Generator to Tenant’s other machinery and equipment in the Premises, subject, however, to the provisions of Section 24.30.2 below. Subject to Section 24.30.3 below and all of the terms and conditions of this Lease, and subject to all Laws and such reasonable rules and regulations as Landlord may impose from time to time, Tenant shall also have the right of access twenty-four (24) hours per day, seven (7) days per week to the areas where the Emergency Generator and/or any Generator Connecting Equipment (all collectively referred to herein as the “Generator Equipment”) are located for the purposes of maintaining, repairing, testing and replacing the same.

24.30.2 Generator Equipment. The installation of the Generator Equipment shall constitute an Alteration and shall be performed in accordance with and subject to the provisions of Article 8 above, including, without limitation, Tenant’s obligation to obtain Landlord’s prior consent to the size and other specifications of the Generator Equipment, and the Generator Equipment shall be treated for all purposes of this Lease as if the Generator Equipment were Tenant’s personal property. In no event shall Tenant be permitted to void any warranties pertaining to the Building or Project in connection with the installation of the Generator Equipment. For the purposes of determining Landlord’s and Tenant’s respective rights and obligations with respect to Tenant’s use of the Generator Site as provided herein, the Generator Site shall be deemed to be a portion of Tenant’s Premises to the extent appropriate; consequently, all of the provisions of this Lease respecting Tenant’s obligations hereunder shall apply to the installation, use and maintenance of the Generator Site by Tenant (including, without limitation, provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance), and all such provisions shall also apply, to the extent appropriate, to the installation, use and maintenance of the Generator Equipment. Landlord shall have no obligation to make any changes, improvements or alterations to the Generator Site. Tenant, at Tenant’s sole cost and expense, shall maintain the Generator Equipment in first class condition, order and repair and install such enclosures, fencing and other protective equipment on or about the Generator Equipment as Landlord may reasonably determine.

24.30.3 Tenant’s Covenants. Tenant shall install, use, maintain and repair the Generator Equipment so as not to damage or interfere with the operation of the Project, any portion thereof, including, without limitation, the Generator Site, the Systems and Equipment of the Building and/or Project, and any other generators or power sources or similar equipment located in or on the Building and/or Project; and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all Claims arising out of Tenant’s failure to comply with the provisions of this Section 24.30.

24.30.4 Landlord’s Obligations. Landlord shall not have any obligations with respect to the Generator Site, the Generator Equipment or compliance with any requirements relating thereto, nor shall Landlord be responsible for any damage that may be caused to the Generator Equipment, except to the extent caused by the negligence or willful misconduct of Landlord or any of the Landlord Parties and not insured or required to be insured by Tenant under this Lease. Landlord makes no representation that the Generator Equipment will be able to supply sufficient power to the Premises, and Tenant agrees that Landlord shall not be liable to Tenant therefor.

24.30.5 Repairs. Tenant shall (i) be solely responsible for any damage caused as a result of the Generator Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any requirements in connection with the installation, maintenance or use of the Generator Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) make necessary repairs, replacements to or maintenance of the Generator Equipment and Generator Site in order to keep the same in good order, condition and repair. Tenant shall have the work which is Tenant’s obligation to perform under this Section 24.30 (including, without limitation, all installation, modification and maintenance of the Generator Equipment) performed promptly and diligently in a good, workmanlike manner, by contractors and subcontractors approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

24.30.6 Installation. Tenant shall install and operate the Generator Equipment in compliance with all applicable laws and all recorded covenants, conditions and restrictions affecting the Project. Prior to the installation of the Generator Equipment, or the performance of any modifications or changes thereto, Tenant shall comply with the following:

(i) Tenant shall submit to Landlord in writing all plans for such installations, modifications or changes for Landlord’s approval, which approval shall not be unreasonably withheld;

(ii) prior to commencement of any work, Tenant shall obtain the required approvals of all federal, state and local governmental authorities; Tenant shall promptly deliver to Landlord written proof of compliance with all applicable laws and all recorded covenants, conditions and restrictions affecting the Project in connection with any work related to the Generator Equipment, including, but not limited to, a signed-off permit from the City of San Jose;

(iii) all of such work shall conform to Landlord’s reasonable design specifications for the Project, Building and the Generator Site and Landlord’s requirements, including, but not limited to, weight and loading requirements, and shall not adversely affect the structural components of the Building or interfere with any of the Systems and Equipment located in, upon or serving the Project, Building or the Generator Site; and

(iv) the Generator Equipment shall be clearly marked to show Tenant’s name, address, telephone number and the name of the person to contact in case of emergency.

24.30.7 Hazardous Materials. Tenant shall not use any Hazardous Materials in connection with the Generator Equipment, except that Tenant may use diesel fuel stored in a double walled steel tank (the “Fuel

Tank”) contained within the Emergency Generator (the exact location and size of which Fuel Tank shall be approved by Landlord), as long as such fuel and Fuel Tank are kept, maintained and used in accordance with all applicable Laws and the highest safety standards for such use, and so long as such fuel is always stored within the Fuel Tank and is not used or stored in any area outside of the Emergency Generator. Tenant shall promptly, at Tenant’s expense, take all investigatory and all remedial action required by applicable laws for the cleanup of any spill, release or other contamination of the Generator Site, the Building and/or the Project to the extent caused by Tenant’s use of the Generator Equipment (including, without limitation, the fuel for the Emergency Generator), or pertaining to or involving any such fuel or other Hazardous Materials brought onto the Generator Site during the Lease Term by Tenant or any of Tenant’s agents, employees, contractors, licensees or invitees. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all Claims arising out of or involving any Hazardous Materials brought onto the Generator Site by or for Tenant in connection with Tenant’s activities under this Section 24.30. Tenant’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant or any of Tenant’s agents, employees, licensees or invitees, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

24.30.8 Security. Physical security of the Generator Site and the Generator Equipment is the sole responsibility of Tenant, who shall bear the sole cost, expense and liability of any security services, emergency alarm monitoring and other similar services in connection therewith, provided that Landlord shall allow Tenant access to the Generator Site at all times sufficient for Tenant to provide appropriate security services for the Generator Site and the Generator Equipment. Landlord shall not be liable to Tenant for any direct, indirect, consequential or other damages arising out of or in connection with the physical security, or lack thereof, of the Generator Site and/or Generator Equipment.

24.30.9 Testing. The Generator Equipment shall be routinely tested and inspected by a qualified contractor selected by Tenant and reasonably approved by Landlord, at Tenant’s expense. Tenant will provide Landlord with copies of certificates and other documentation related to the testing of the Generator Equipment upon Landlord’s request therefor.

24.30.10 Default. If Tenant fails to perform any of its obligations under this Section 24.30, and does not correct such noncompliance within thirty (30) days after receipt of notice thereof from Landlord or such longer period as may be reasonably necessary to correct such noncompliance, so long as Tenant commences to correct such noncompliance within such 30-day period and thereafter proceeds with due diligence to correct such noncompliance, then Tenant shall be deemed in default under this Lease, notwithstanding any other notice or cure provided in Article 19 above or otherwise in this Lease, and in addition to all other remedies Landlord may have under this Lease, Tenant shall, upon notice from Landlord, immediately discontinue its use of that portion of the Generator Equipment to which such noncompliance relates, and make such repairs and restoration as required under Section 24.30.11 below with respect thereto.

24.30.11 Removal at End of Term. Upon the expiration of the Lease Term or upon any earlier termination of this Lease, if elected by Landlord as described hereinbelow, Tenant shall, subject to the reasonable control of and direction from Landlord, remove the Generator Equipment, including, without limitation all electrical switch gear, underground conduit and feeders, architectural enclosure and/or modifications to the Generator Site, repair any damage caused thereby, and restore the Generator Site and other facilities of the Building and Project to their condition existing prior to the installation of the Generator Equipment, it being acknowledged, however, that (i) Tenant shall have no obligation to so remove Generator Equipment unless Landlord delivers to Tenant written notice no later than the date which is thirty (30) days prior to the expiration or earlier termination of this Lease that Landlord will require Tenant to so remove the Generator Equipment upon the expiration or earlier termination of this Lease (or prior to such expiration or earlier termination, upon Tenant’s loss of its rights under this Section 24.30 pursuant to Section 24.8.1.3 below), and (ii) in any event, Tenant shall have the right, at its option, to remove the Generator Equipment at any time on or prior the expiration or earlier termination of this Lease so long as Tenant promptly repairs, at Tenant’s expense, any damage caused thereby. Any and all removal of the Generator Equipment shall be performed by certified and licensed contractors previously approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and in accordance with a previously approved removal plan, in a workmanlike manner, without any interference, damage or destruction to any other equipment, structures or operations at the Generator Site, the Building or the Project and/or any equipment of other licensees or tenants. If Tenant fails to timely make such removal and/or restoration, then Landlord may perform such work at Tenant’s cost, which cost shall be immediately due and payable to Landlord upon Tenant’s receipt of invoice therefor from Landlord.

24.30.12 Rights Personal. Notwithstanding the foregoing provisions of this Section 24.30 to the contrary, Tenant’s rights under this Section 24.30: (i) are personal to the Original Tenant and any assignee to which Tenant’s entire interest in the Lease has been assigned pursuant to Article 14 above; (ii) may only be exercised by the Original Tenant or such assignee, as the case may be; and (iii) may not be transferred to or used by any person or entity other than the Original Tenant or such assignee, as the case may be, provided that Tenant may permit subtenants under subleases entered into by Tenant pursuant to Article 14 above to tie their Subject Space into the Emergency Generator.

(SIGNATURES ON NEXT PAGE)

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:

LEGACY III SJ AMERICA CENTER I, LLC, a Delaware limited liability company

By:	LEGACY PARTNERS COMMERCIAL, L.P., a California limited partnership, as Property Manager and Agent for Owner

	By:	LEGACY PARTNERS COMMERCIAL, INC., General Partner

	By:	/s/ DEBRA SMITH
Debra Smith
	Its:	Chief Administrative Officer
DRE #00975555
BL DRE #01464134

“Tenant”:

POLYCOM, INC., a Delaware corporation

By:	/s/ ANDREW M MILLER
	Name:	Andrew M Miller
	Its:	President and CEO

By:	/s/ W. BOILEAU
	Name:	W. Boileau
	Its:	VP Treasurer

***	If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the chairman of the board, president or vice president and the chief financial officer, secretary, assistant treasurer or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

EXHIBIT A-1

OUTLINE OF FLOOR PLAN OF PREMISES

EXHIBIT A-1

EXHIBIT A-1

EXHIBIT A-1

EXHIBIT A-1

EXHIBIT A-1

EXHIBIT A-2

OUTLINE OF FLOOR PLAN OF MUST-TAKE SPACE

<u>EXHIBIT A</u>

6001 AMERICA CENTER DRIVE,
BUILDING 1

SUITE 300

TENANT INITIALS HERE:_______________

EXHIBIT A-2

EXHIBIT B-1

ORIGINAL PREMISES WORK LETTER

This Original Premises Work Letter (“Original Premises Work Letter”) sets forth the terms and conditions relating to the construction of improvements for the original Premises. All references in this Original Premises Work Letter to the “Lease” shall mean the relevant portions of the Lease to which this Original Premises Work Letter is attached as Exhibit B-1.

SECTION 1

BASE, SHELL AND CORE

Landlord has previously constructed the base, shell and core of the original Premises (the “Original Premises Base, Shell and Core”), and Tenant shall accept the Original Premises Base, Shell and Core in its current “As-Is” condition existing as of the date of the Lease and the Original Premises Delivery Date (subject to the provisions of Section 1.2 of the Lease). Except as otherwise provided below and in the Must-Take Space Work Letter, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project.

SECTION 2

ORIGINAL PREMISES TENANT IMPROVEMENTS

2.1 Original Premises Tenant Improvement Allowance. Tenant shall be entitled to receive from Landlord a one-time tenant improvement allowance (the “Original Premises Tenant Improvement Allowance”) in the amount of up to, but not exceeding $10,040,436.00 (i.e., $57.00 per rentable square foot of the original Premises), to help Tenant pay for the costs of the initial permitting and construction of Tenant’s initial improvements which are permanently affixed to the original Premises (collectively, the “Original Premises Tenant Improvements”). In no event shall Landlord be obligated to make disbursements pursuant to this Original Premises Work Letter in a total amount which exceeds the Original Premises Tenant Improvement Allowance. Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any portion of the Original Premises Tenant Improvement Allowance which is not used to pay for the Original Premises Tenant Improvement Allowance Items (as defined below). Without limiting the generality of the foregoing, Tenant shall not be entitled to receive any portion of the Original Tenant Improvement Allowance to pay for any costs of the design and/or construction management of the Original Premises Tenant Improvements incurred by Tenant (including, without limitation, any of the fees of the Original Premises Architect, the Original Premises Engineers [as such terms are defined below] and other third party consultants retained by Tenant in connection with the design and construction management of the Original Premises Tenant Improvements), it being expressly agreed that except as provided in Section 2.3 below, such costs shall be paid directly by Tenant to the parties entitled thereto and Landlord shall have no obligations with respect thereto or liability therefor.

2.2 Disbursement of the Original Premises Tenant Improvement Allowance. Except as otherwise set forth in this Original Premises Work Letter, the Original Premises Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursement shall be made pursuant to Landlord’s standard disbursement process and the provisions of Section 4.2 below), only for the following items and costs (collectively, the “Original Premises Tenant Improvement Allowance Items”):

2.2.1 Payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the Original Premises Construction Drawings (as defined below), including, without limitation, Landlord’s internal costs of reviewing the Original Premises Construction Drawings, provided that in no event shall the fees described in this Section 2.2.1 exceed $17,000.00;

2.2.2 The payment of plan check, permit and license fees relating to construction of the Original Premises Tenant Improvements;

2.2.3 The cost of construction of the Original Premises Tenant Improvements, including, without limitation, contractors’ fees and general conditions, testing and inspection costs, costs of utilities and trash removal;

2.2.4 The cost of any changes in the Original Premises Base, Shell and Core when such changes are required by the Original Premises Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.5 The cost of any changes to the Original Premises Construction Drawings or Original Premises Tenant Improvements required by applicable laws and building codes (collectively, “Code”);

2.2.6 Sales and use taxes and Title 24 fees;

2.2.7 The Original Premises Landlord Supervision Fee (as defined below); and

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2.2.8 All other costs to be expended by Landlord in connection with the design and construction of the Original Premises Tenant Improvements.

2.3 Original Premises Test Fit Allowance. In addition to the Original Premises Tenant Improvement Allowance, Landlord shall provide to Tenant an allowance (the “Original Premises Test Fit Allowance”) in the amount of up to, but not exceeding $26,422.20 (i.e., $0.15 per rentable square foot of the original Premises) to help reimburse Tenant for Tenant’s actual out-of-pocket costs incurred and paid by Tenant to Tenant’s architect for a pricing test fit of the original Premises performed prior to the submittal to Landlord of the Original Premises Final Space Plan, as defined in and pursuant to Section 3.2 below. Landlord shall disburse the Original Premises Test Fit Allowance to Tenant within thirty (30) days after the date Tenant delivers to Landlord a request for disbursement of the Original Premises Test Fit Allowance, together with reasonably detailed invoices and paid receipts evidencing such costs, subject to the condition that Tenant deliver such request for payment (and invoices and paid receipts) on or prior to the Lease Commencement Date. Tenant shall not be entitled to receive any unused portion of the Original Premises Test Fit Allowance as credit against rent or otherwise.

2.4 Specifications for Building Standard Components. Landlord has established a partial list of minimum specifications standards (the “Minimum Specifications”) for the Building standard components to be used in the design and construction of the Tenant Improvements in the Premises, which Minimum Specifications are attached hereto as Schedule 1. The list of Minimum Specifications attached hereto as Schedule 1 is not a complete list of specified products, specifications and finishes to be used in the construction of the Tenant Improvements and accordingly, Tenant shall cause to be described in the Original Premises Final Working Drawings all products, specifications and finishes to be used in the construction of the Original Premises Tenant Improvements which are not otherwise listed on, or which deviate from (pursuant to the last sentence of this Section 2.4), the Minimum Specifications (the “Non-Listed Specifications and Finishes”), which Non-Listed Specifications and Finishes shall be subject to Landlord’s approval pursuant to Section 3.3 below. Unless otherwise agreed to by Landlord, the portion of the Original Premises Tenant Improvements pertaining to the products, specifications and finishes specified in the Minimum Specifications shall comply with the Minimum Specifications. Notwithstanding the foregoing, except for any Original Premises Tenant Improvements which can be seen from outside the Building, Tenant may substitute for any specification, finish and/or product set forth in the Minimum Specifications any specification, finish and/or product, respectively, of equal or better quality thereto.

SECTION 3

ORIGINAL PREMISES CONSTRUCTION DRAWINGS

3.1 Original Premises Architect/Original Premises Construction Drawings. Tenant has retained IA Architects as the architect/space planner (the “Original Premises Architect”) to prepare the Original Premises Construction Drawings. If Tenant elects to retain an architect other than IA Architects as the Original Premises Architect to prepare the Original Premises Construction Drawings, such other architect shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld. Tenant shall retain engineering consultants selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld (the “Original Premises Engineers”), to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the original Premises. All Original Premises Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord’s approval. Tenant and the Original Premises Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the “as built” base building plans, and Tenant and the Original Premises Architect shall be solely responsible for such dimensions and conditions, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Original Premises Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, compliance with Code or other applicable laws or other like matters. Accordingly, notwithstanding that any Original Premises Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, but subject to the provisions of Section 1.2 of the Lease, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Original Premises Construction Drawings.

3.2 Original Premises Final Space Plan. Promptly following the mutual execution and delivery of the Lease, Tenant shall cause the Original Premises Architect to prepare and deliver to Landlord for Landlord’s approval a final space plan for the Original Premises Tenant Improvements (the “Original Premises Final Space Plan”), which Original Premises Final Space Plan shall be based, in part, upon the preliminary conceptual plans attached to the Lease as Exhibit N which pertain to the floors which comprise the original Premises. The Original Premises Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning in the original Premises, their intended use, and equipment to be contained therein. Landlord shall, within five (5) business days after Landlord’s receipt of the Original Premises Final Space Plan, either (i) approve the Original Premises Final Space Plan, or (ii) notify Tenant of Landlord’s disapproval thereof with detailed reasons of such disapproval specified. If Landlord notifies Tenant of such disapproval, Tenant shall within three (3) business days after its receipt of such disapproval (A) cause the Original Premises Final Space Plan to be revised to correct any deficiencies or other matters reasonably specified by Landlord in such disapproval notice, and (B) deliver such revised Original Premises Final Space Plan to Landlord. The foregoing process shall repeat until the Original Premises Final Space Plan is approved by Landlord.

EXHIBIT B-1

3.3 Original Premises Final Working Drawings. Promptly following the approval by Landlord of the Original Premises Final Space Plan pursuant to Section 3.2 above, Tenant shall cause the Original Premises Architect and the Original Premises Engineers to complete the architectural and engineering drawings for the Original Premises Tenant Improvements based upon, and in conformance with, the Original Premises Final Space Plan approved by Landlord, and cause the Original Premises Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow general contractors and subcontractors to bid on the Original Premises Tenant Improvements and to obtain all applicable permits therefor (collectively, the “Original Premises Final Working Drawings”), and shall submit the same to Landlord for Landlord’s approval. Landlord shall, within five (5) business days after Landlord’s receipt of the Original Premises Final Working Drawings, either (i) approve the Original Premises Final Working Drawings, or (ii) notify Tenant of Landlord’s disapproval thereof with detailed reasons of such disapproval specified. If Landlord notifies Tenant of such disapproval, Tenant shall within three (3) business days after its receipt of such disapproval (A) cause the Original Premises Final Working Drawings to be revised to correct any deficiencies or other matters reasonably specified by Landlord in such disapproval notice, and (B) deliver such revised Original Premises Final Working Drawings to Landlord. The foregoing procedure shall repeat until the Original Premises Final Working Drawings are approved by Landlord. The Original Premises Final Working Drawings approved by Landlord pursuant to the foregoing procedure shall be referred to herein as the “Original Premises Approved Working Drawings”.

3.4 Original Premises Approved Working Drawings. Promptly following the approval by Landlord of the Original Premises Final Working Drawings pursuant to Section 3.3 above, Tenant shall submit the Original Premises Approved Working Drawings to the applicable local governmental agency for all applicable building permits necessary to allow the Original Premises Contractor (as defined below), to commence and fully complete the construction of the Original Premises Tenant Improvements (collectively, the “Original Premises Permits”), and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at Landlord’s option, to take part in all phases of the permitting process, and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal. Notwithstanding the foregoing, Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the original Premises and that the obtaining of the same shall be Tenant’s responsibility; provided, however, that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Original Premises Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld. The Original Premises Final Space Plan, Original Premises Working Drawings and Original Premises Approved Working Drawings shall be collectively referred to herein as, the “Original Premises Construction Drawings”.

SECTION 4

CONSTRUCTION OF THE ORIGINAL PREMISES TENANT IMPROVEMENTS

4.1 Original Premises Contractor. Tenant shall select a general contractor (the “Original Premises Contractor”) to construct the Original Premises Tenant Improvements, subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed (it being agreed that it shall not be reasonable for Landlord to disapprove of any such designated general contractor solely because of union or non-union affiliation of such designated general contractor). Landlord hereby pre-approves the general contractors listed on Schedule 2 attached hereto. Tenant may, in its discretion, elect to either (i) select the Original Premises Contractor by competitively bidding the construction of the Original Premises Tenant Improvements to one (1) or more general contractors approved by Landlord pursuant to the foregoing based upon the Original Premises Approved TI Package (as defined below), or (ii) select the Original Premises Contractor without competitively bidding the construction of the Original Premises Tenant Improvements. Regardless of whether or not Tenant elects to competitively bid the construction of the Original Premises Tenant Improvements, promptly following Landlord’s approval of the Original Premises Final Working Drawings (or the latest version of the applicable Original Premises Construction Drawings which have then been prepared and approved by Landlord if Tenant elects to select the Original Premises Contractor prior to the completion and approval by Landlord of the Original Premises Final Working Drawings [herein, the “Original Premises Approved Preliminary Construction Drawings”]), but in any event prior to commencing the competitive bid process (or selecting the general contractor without engaging in a competitive bid process, as the case may be): (A) Tenant, the Original Premises Architect and the Original Premises Engineers shall prepare and assemble a package (the “Original Premises TI Package”) comprised of the Original Premises Approved Working Drawings (or the Original Premises Approved Preliminary Construction Drawings if Tenant elects to select the Original Premises Contractor prior to the completion and approval by Landlord of the Original Premises Final Working Drawings, as the case may be), the construction contract form (which construction contract form shall be subject to Landlord’s approval in its reasonable discretion and shall in all events contain (1) a form of maximum cap on construction costs for the Original Premises Tenant Improvements, either in the form of a stipulated sum or a cost plus a fee with a guaranteed maximum price, inclusive of contingencies and allowances, and (2) a commercially reasonable liquidated damages provision stipulating a sum for which the general contractor will be liable to Landlord for certain delays caused by the general contractor in completing the construction of the Original Premises Tenant Improvements [which liquidated damages provision shall (x) either be expressly assignable to Tenant separate and apart from the remainder of the construction contract and/or provide that Tenant is a third party beneficiary of such liquidated damages provision and expressly provide that Tenant may exercise Landlord’s rights against the general contractor thereunder, and (y) expressly provide that Landlord may withhold from any undisbursed retention the amount of any liquidated damages claimed by Landlord or Tenant, as the case may be, to be owed under such liquidated damages provision]) and a bid invitation which shall specify the desired completion schedule for the Original Premises Tenant Improvements; and (B) Tenant shall submit the Original

EXHIBIT B-1

Premises TI Package to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld. Landlord shall, within five (5) business days after Landlord’s receipt of the Original Premises TI Package, either (I) approve the Original Premises TI Package, or (II) notify Tenant of Landlord’s reasonable disapproval thereof with detailed reasons of such reasonable disapproval specified. If Landlord notifies Tenant of such disapproval, Tenant shall within three (3) business days after its receipt of such disapproval (a) cause the Original Premises TI Package to be revised to correct any deficiencies or other matters reasonably specified by Landlord in such disapproval notice, and (b) deliver such revised Original Premises TI Package to Landlord. The foregoing procedure shall repeat until the Original Premises TI Package is approved by Landlord. The Original Premises TI Package approved by Landlord pursuant to the foregoing procedure shall be referred to herein as the “Original Premises Approved TI Package”. If Tenant elects to competitively bid the construction of the Original Premises Tenant Improvements, then (AA) promptly following Landlord’s approval of the Original Premises TI Package, Tenant shall put the Original Premises Approved TI Package out for competitive bid to the general contractors designated by Tenant and approved by Landlord as provided hereinabove, (BB) Tenant shall provide Landlord with a summary of the bid results from all bids received from the bidding general contractors, and a reconciliation shall be performed by Tenant to adjust inconsistent or incorrect assumptions so that a like-kind comparison can be made and the low bidder (both general contractor) determined, and (CC) following Tenant’s performance of such reconciliation and delivery of such summary of all of such bids to Landlord, Tenant shall select the Original Premises Contractor and the major trade subcontractors in its discretion and deliver to Landlord a copy of the bid received from such selected Original Premises General Contractor (with each major trade subcontractor’s bids incorporated therein), but Tenant shall consult with Landlord prior to making such selections.

4.2 Construction of Original Premises Tenant Improvements by Original Premises Contractor under the Supervision of Landlord.

4.2.1 Original Premises Construction Contract. Following Tenant’s selection of the Original Premises Contractor pursuant to the provisions of Section 4.1 above, Tenant shall deliver to Landlord, for Landlord’s approval, a proposal (the “Original Premises Contractor Proposal”) from the Original Premises General Contractor based upon the Original Premises Approved Working Drawings (or the Original Premises Approved Preliminary Construction Drawings if Tenant elects to select the Original Premises Contractor prior to the completion and approval by Landlord of the Original Premises Final Working Drawings, as the case may be) setting forth, among other things, the maximum cap on construction costs for the Original Premises Tenant Improvements, inclusive of allowances and contingencies (including, without limitation, allowances and contingencies necessary to take into account the fact that the Original Premises Approved Preliminary Construction Drawings may not fully depict the Original Premises Tenant Improvements or are otherwise not sufficient to provide a specific estimate of the total costs of the construction of the Original Premises Tenant Improvements). If Landlord approves the Original Premises Contractor Proposal (such Original Premises Contractor Proposal so approved by Landlord being referred to herein as the “Approved Original Premises Contractor Proposal”), then promptly following such approval, Tenant shall concurrently deliver to Landlord both of the following: (i) a construction contract (the “Original Premises Construction Contract”) executed by the Original Premises Contractor substantially in the form of the construction contract form included in the Original Premises Approved TI Package and approved by Landlord, which Original Premises Construction Contract shall incorporate the terms of the Approved Original Premises Contractor Proposal (including, without limitation, the maximum cap on construction costs for the Original Premises Tenant Improvements[inclusive of contingencies and allowances] set forth in the Approved Original Premises Contractor Proposal, and the liquidated damages provision described in Section 4.1(2) above); and (ii) an estimate of the “soft” costs of all Original Premises Tenant Improvement Allowance Items incurred or to be incurred by Tenant in connection with the permitting and construction of the Original Premises Tenant Improvements which are other than the costs of the design and/or construction management of the Original Premises Tenant Improvements incurred or to be incurred by Tenant, which costs Tenant shall be solely responsible for pursuant to Section 2.1 above. Based upon, and consistent with, the information provided by Tenant pursuant to clauses (i) and (ii) hereinabove, Landlord shall provide Tenant with a cost proposal which shall include, as nearly as possible, the cost of all Original Premises Tenant Improvement Allowance Items to be incurred by Tenant in connection with the permitting and construction of the Original Premises Tenant Improvements (the “Original Premises Cost Proposal”). Tenant shall approve and deliver the Original Premises Cost Proposal to Landlord within five (5) business days after Tenant’s receipt thereof. The date by which Tenant must approve and deliver the Original Premises Cost Proposal shall be referred to herein as the “Original Premises Cost Proposal Delivery Date.” Within five (5) business days after the latest to occur of (A) the Original Premises Cost Proposal Delivery Date, (B) the date upon which Tenant and the Original Premises Escrow Agent (as defined below) have each executed and delivered to Landlord the Original Premises Escrow Agreement (as defined below) pursuant to the provisions Section 4.2.2 below, and (C) Tenant deposits the entire Original Premises Over-Allowance Amount (as defined below) into the Original Premises Escrow Account (as defined below) pursuant to the provisions Section 4.2.2 below, Landlord shall execute the Original Premises Construction Contract and retain the Original Premises Contractor to construct the Original Premises Tenant Improvements pursuant thereto.

4.2.2 Original Premises Over-Allowance Amount. The difference between (i) the amount of the Original Premises Cost Proposal and (ii) the amount of the Original Premises Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the Original Premises Cost Proposal Delivery Date shall be referred to herein as the “Original Premises Over-Allowance Amount”). Within five (5) business days after the Original Premises Cost Proposal Delivery Date: (A) Landlord, Tenant and First American Title Insurance Company (the “Original Premises Escrow Agent”) shall execute an escrow agreement (the “Original Premises Escrow Agreement”) in substantially the form attached to the Lease as Exhibit O; and (B) Tenant shall deposit into the account (the “Original Premises Escrow Account”) established with the Original Premises Escrow Agent pursuant to the Original Premises Escrow Agreement the entire amount of the Original Premises Over-Allowance Amount. Landlord shall have no obligation to execute the Original Premises Construction Contract or proceed with the construction of the Original Premises Tenant Improvements unless and until Tenant has executed the Original Premises Escrow Agreement and Tenant deposits

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the Original Premises Over-Allowance Amount into the Original Premises Escrow Account (it being expressly acknowledged and agreed by Tenant that Landlord shall not be in default under the Lease or this Original Premises Work Letter with respect to, nor shall the Lease Commencement Date be affected as a result of, any delays in the construction of the Original Premises Tenant Improvements resulting therefrom). During the course of the construction of the Original Premises Tenant Improvements, following Landlord’s receipt of each invoice for any Original Premises Tenant Improvement Allowance Items from the Original Premises Contractor and/or other third parties performing “soft cost” related work in connection with the permitting and construction of the Original Tenant Improvements, together with appropriate executed mechanic’s lien releases, if applicable, and all other information reasonably requested by Landlord (such invoice, lien releases and other information each being referred to herein as an “Original Premises TI Invoice), Landlord shall submit such Original Premises TI Invoice to Tenant for Tenant’s approval, which approval shall not be unreasonably withheld (and to the extent Landlord and the Original Premises Contractor [and/or other third parties performing “soft cost” related work in connection with the Original Tenant Improvements, as the case may be] elect to schedule a meeting with Landlord to discuss such Original Premises TI Invoice, then Landlord shall give Tenant reasonable prior notice of such meeting and shall reasonably cooperate with Tenant in scheduling such meeting and a representative of Tenant shall be required to attend such meeting). If Tenant does not deliver to Landlord written notice of Tenant’s approval or reasonable disapproval of such Original Premises TI Invoice (together with detailed reasons for such reasonable disapproval and the applicable portion of the Original Premises TI Invoice of which Tenant reasonable disapproves) within three (3) business days after Landlord’s delivery to Tenant of such Original Premises TI Invoice, then Tenant shall be deemed to have approved such Original Premises TI Invoice. If Tenant approves or is deemed to have approved of such Original Premises TI Invoice and Landlord approves of such Original Premises TI Invoice, (each, an “Approved Original Premises TI Invoice), then Landlord shall deliver to the Original Premises Escrow Agent a request for disbursement to Landlord of Tenant’s “pro rata share” of the Original Premises Over-Allowance Amount applicable to such Approved Original Premises TI Invoice (as determined hereinbelow). If Tenant timely and properly disapproves a portion, but not all, of any such Original Premises Invoice, then so long as Landlord approves of the portion of such Original Premises Invoice that has Tenant approved (or is deemed to have approved) (such portion of an Original Premises Invoice approved or deemed approved by Tenant and approved by Landlord each being referred to herein as a “Partially Approved Original Premises TI Invoice)”, then Landlord shall deliver to the Original Premises Escrow Agent a request for disbursement to Landlord of Tenant’s “pro rata share” of the Original Premises Over-Allowance Amount applicable to such Partially Approved Original Premises TI Invoice. If Tenant timely and properly disapproves of all or any portion of such Original Premises Invoice, then with respect to the portion of any such Original Premises Invoice that Tenant timely and properly disapproves, (1) Landlord shall use commercially reasonable efforts to resolve any disputes with the Original Premises Contractor (and/or other third parties performing “soft cost” related work in connection with the Original Tenant Improvements, as the case may be) detailed in Tenant’s written notice disapproving any portion of the applicable Original Premises TI Invoice (but in no event shall Landlord be required to bring any legal action against any the Original Premises Contractor [and/or other third parties performing “soft cost” related work in connection with the Original Tenant Improvements, as the case maybe] in connection therewith), but only to the extent Tenant cooperates in good faith and in a commercially reasonable manner with Landlord in attempting to resolve such disputes (including, without limitation, attending meetings scheduled by Landlord and the Original Premises Contractor in connection with attempting to resolve such disputes, provided that Landlord shall reasonably cooperate with Tenant in scheduling such meetings), (2) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all Claims from the Original Premises Contractor, any subcontractors, materialmen and/or other third parties providing materials, labor and/or services and/or performing “soft costs” work in connection with the permitting and construction of the Original Tenant Improvements arising out of Tenant’s disapproval of all or any portion of such Original Premises Invoice and/or the unavailability of the Original Premises Over-Allowance Amount as a result thereof, and (3) if any liens are recorded against the Project, the Building and/or the Premises as a result of Tenant’s disapproval of all or any portion of such Original Premises Invoice and/or the unavailability of the Original Premises Over-Allowance Amount as a result thereof, then (x) Tenant shall cause such lien(s) to be released and removed of record by payment or posting of a statutory bond within twenty (20) days after Tenant has received notice from Landlord of such lien, and (y) if Tenant fails to so cause such lien(s) to be released and removed of record by payment or posting of a statutory bond within such 20-day period, then notwithstanding the foregoing provisions of this Section 4.2.2, Landlord shall be permitted to send a request for disbursement to the Original Premises Escrow Agent of Tenant’s “pro rata share” of the Original Premises Over-Allowance Amount applicable to the disapproved portion of such Original Premises TI Invoice. Tenant shall have no right to object to, nor shall Tenant deliver any notice to the Original Premises Escrow Agent objecting to or otherwise instructing the Original Premises Escrow Agent not to comply with, any request for disbursement delivered by Landlord to the Original Premises Escrow Agent. For purposes hereof, (I) Landlord’s “pro rata share’ applicable to each such Approved Original Premises TI Invoice (or Partially Approved Original Premises TI Invoice, as the case may be) shall equal the Original Premises Tenant Improvement Allowance divided by the sum of (a) the Original Premises Tenant Improvement Allowance, plus (b) the Original Premises Over-Allowance Amount, and (II) Tenant’s “pro rata share” applicable to each such Approved Original Premises TI Invoice (or Partially Approved Original Premises TI Invoice, as the case may be) shall equal the Original Premises Over-Allowance Amount divided by the sum of (a) the Original Premises Tenant Improvement Allowance, plus (b) the Original Premises Over-Allowance Amount. If, after the Original Premises Cost Proposal Delivery Date, any additional costs of the Original Premises Tenant Improvements arise (including, without limitation, as a result of the costs of the Original Premises Tenant Improvements set forth on the Original Premises Approved Working Drawings being in excess of the costs of the Original Premises Tenant Improvements set forth on the Original Premises Approved Preliminary Construction Drawings, if applicable, and/or any change orders to the Original Premises Approved Working Drawings), (xx) such additional costs shall be added to the Original Premises Cost Proposal and shall be deposited by Tenant into the Original Premises Escrow Account within ten (10) business days after Landlord’s request therefor to the extent such additional costs increase the Original Premises Over-Allowance Amount previously set forth in the Original Premises Cost Proposal, and (yy) Landlord’s and Tenant’s corresponding “pro rata shares” shall be adjusted to take into account such increase in the Original Premises Over-Allowance Amount. Following Landlord’s receipt from the Original Premises Escrow Agent of Tenant’s “pro rata share” applicable to such Approved Original Premises TI Invoice (or Partially Approved Original Premises TI Invoice, as

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the case may be), Landlord shall pay to the appropriate party entitled thereto Landlord’s “pro rata share’ and Tenant’s “pro rata share” applicable to such Approved Original Premises TI Invoice (or Partially Approved Original Premises TI Invoice, as the case may be), less, with respect to payments made to the Original Premises Contractor, a ten percent (10%) retention on the entire amount of such Approved Original Premises TI Invoice (or Partially Approved Original Premises TI Invoice, as the case may be), and not only such Landlord’s “pro rata share”. Tenant shall be solely responsible for the payment of the escrow fee charged by the Original Premises Escrow Agent in connection with the Original Premises Escrow Agreement and the management of the Original Premises Escrow Account, which escrow fee shall be an amount equal to $1,000.00. Following completion of the Original Premises Tenant Improvements and Landlord’s receipt of all appropriate mechanic’s lien releases, Landlord shall: (AA) deliver any undisbursed retention to the Original Premises Contractor (less any amount withheld therefrom by Landlord as permitted under the liquidated damages provision of the Original Premises Construction Contract); and (BB) deliver to Tenant a final cost statement which shall indicate the final costs of the Original Premises Tenant Improvement Allowance Items (the “Original Premises Final Cost Statement”). If the Original Premises Final Cost Statement indicates that Tenant has underpaid the Original Premises Over-Allowance Amount, then within thirty (30) days after Tenant’s receipt of such statement, Tenant shall deliver to Landlord the amount of such underpayment. If the Original Premises Final Cost Statement indicates that Tenant has overpaid the Original Premises Over-Allowance Amount, then within five (5) business days after Landlord’s delivery of the Final Cost Statement to Tenant, Landlord shall deliver to the Original Premises Escrow Agent a request for disbursement to Tenant of such overpayment pursuant to the provisions of the Original Premises Escrow Agreement (it being agreed that to the extent Landlord receives any amounts from the Original Premises Escrow Agent attributable to such overpayment, Landlord shall promptly remit such amounts to Tenant).

4.2.3 Landlord Supervision. Tenant acknowledges that following the mutual execution and delivery of the Original Premises Construction Contract by Landlord and the Original Premises Contractor, Landlord shall supervise the construction by the Original Premises Contractor, and Landlord shall be entitled to a construction supervision and management fee (the “Original Premises Landlord Supervision Fee”) in an amount equal to $176,148.00 (i.e., $1.00 per rentable square foot of the original Premises), which amount shall be deducted from the Original Premises Tenant Improvement Allowance on a monthly basis in six (6) equal monthly installments commencing upon the construction of the Original Premises Tenant Improvements. Notwithstanding the foregoing, no Original Premises Landlord Supervision Fee shall be charged by Landlord if and to the extent Legacy Partners CDS, Inc. is retained as the Original Premises Contractor. The construction supervision and management services for the Original Premises Tenant Improvements shall include the services listed on Schedule 3 attached hereto.

4.2.4 Contractor’s Warranties and Guarantees. Landlord hereby assigns to Tenant all warranties and guarantees by the Original Premises Contractor relating to the Original Premises Tenant Improvements, which assignment shall be on a non-exclusive basis such that the warranties and guarantees may be enforced by Landlord and/or Tenant, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Original Premises Tenant Improvements; provided, however, that Landlord shall, at no cost to Landlord, use good faith efforts to cooperate with Tenant and assist in any enforcement action regarding such warranties and guaranties.

4.2.5 Tenant’s Covenants. Tenant hereby indemnifies Landlord for any Claims and/or delays arising from the actions of the Original Premises Architect and the Original Premises Engineers in, on or about the original Premises, Building and/or Project. Within thirty (30) days after completion of construction of the Original Premises Tenant Improvements (including any punch-list items), Landlord shall cause the Original Premises Contractor and the Original Premises Architect to cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same on behalf of Tenant as Tenant’s agent for such purpose. In addition, Tenant, within sixty (60) days after the Substantial Completion of the Original Premises Tenant Improvements, shall have prepared and delivered to the Building management office a copy of the “as built” plans and specifications (including all working drawings) for the Original Premises Tenant Improvements, together with a computer disk containing the Original Premises Approved Working Drawings in AutoCAD format.

SECTION 5

SUBSTANTIAL COMPLETION;

EXTENSION OF LEASE COMMENCEMENT DATE

5.1 Substantial Completion. For purposes of this Lease, “Substantial Completion of the Original Premises Tenant Improvements” shall occur (and the Original Premises Tenant Improvements shall be deemed “Substantially Complete”) upon: (i) the completion of construction of the Original Premises Tenant Improvements pursuant to the Original Premises Approved Working Drawings, with the exception of (A) any punch list items that do not materially and adversely affect Tenant’s use and occupancy of the original Premises and/or materially and adversely interfere with the installation by Tenant of its cabling, furniture, fixtures and equipment in the original Premises, and (B) any tenant fixtures, work-stations, built-in furniture, or equipment to be installed in the original Premises by Tenant or under the supervision of the Original Premises Contractor; (ii) the issuance by the applicable government authorities of a certificate of occupancy, temporary certificate of occupancy, or its equivalent (including, without limitation, a final inspection sign-off by the City of San Jose) permitting occupancy of the original Premises; and (iii) the issuance by the Original Premises Architect of a “Certificate of Substantial

EXHIBIT B-1

Completion” certifying that the Original Premises Tenant Improvements have been substantially completed in accordance with the Original Premises Approved Working Drawings. Within five (5) days after the date of Substantial Completion of the Original Premises Tenant Improvements, Landlord’s and Tenant’s respective representatives shall inspect the original Premises and identify the punch-list items of the Original Premises Tenant Improvements and jointly prepare a written list of such punch-list items. Landlord shall cause the Original Premises Contractor to diligently complete the punch-list items set forth on such list as soon as reasonably possible thereafter; provided, however, that in no event shall the completion or non-completion of such punch-list items have any effect on the Lease Commencement Date. Landlord shall, however, be under no obligation to repair any damage caused by Tenant in connection with Tenant’s move into the original Premises, the exercise by Tenant of its rights under Section 6.1 below and/or otherwise caused by Tenant, all of which shall be repaired by Tenant at Tenant’s cost.

5.2 Extension of Lease Commencement Date for Original Premises Permit Delays. The Lease Commencement Date shall be the date determined pursuant to Section 7.2 of the Summary attached to the Lease, notwithstanding the fact that Landlord may not have delivered possession of the original Premises to Tenant with the Original Premises Tenant Improvements Substantially Complete as of the Lease Commencement Date. Notwithstanding the foregoing, to the extent that Substantial Completion of the Original Premises Tenant Improvements is actually delayed beyond May 1, 2012 as a result of any Original Premises Permit Delays (as defined below), then, subject to the restrictions and limitations contained hereinbelow, the Lease Commencement Date shall be extended day for day by the number of days of such Original Premises Permit Delays (but in no event shall the Lease Commencement Date be delayed pursuant to this Section 5.2 beyond the date Tenant commences business operations in the original Premises). As used herein, “Original Premises Permit Delays” shall mean the failure by the applicable local governmental authorities to issue the Original Premises Permits within sixty (60) days after the date upon which Tenant originally submits the Original Premises Approved Working Drawings for “plan check” to such applicable local governmental authorities for such Original Premises Permits, except that such 60-day period shall be extended day for day for each day of delay in the issuance of the Original Premises Permits resulting from Tenant Caused Original Premises Permit Delays (as defined hereinbelow), and an Original Premises Permit Delay shall not be deemed to have occurred unless the applicable local governmental authorities has failed to issue the Original Premises Permits within such 60-day period, as so extended by such Tenant Caused Original Premises Permit Delays. As used herein, “Tenant Caused Original Premises Permit Delays” shall mean delays in the issuance of the Original Premises Permits by the applicable local governmental authorities resulting from (i) the applicable local governmental authorities requesting revisions to the Original Premises Approved Working Drawings more than two (2) times, (ii) Tenant’s failure to cause the Original Premises Approved Working Drawings to be revised and resubmitted to the applicable local governmental authorities within five (5) business days after the applicable governmental authorities’ request for such revisions, (iii) changes in the Original Premises Approved Working Drawings requested or required by Tenant after the Original Premises Approved Working Drawings have been submitted to the applicable local governmental authorities, (iv) changes to the Original Premises Base, Shell and Core required by the Original Premises Approved Working Drawings, and (v) any other negligent and/or bad faith acts or omissions of Tenant, its agents and/or employees.

SECTION 6

MISCELLANEOUS

6.1 Tenant’s Entry Into the Original Premises Prior to Substantial Completion. Subject to the terms hereof, Landlord shall allow Tenant access to the original Premises following the mutual execution and delivery of this Lease for the sole purpose of Tenant installing equipment and/or fixtures (including Tenant’s data and telephone equipment and cabling) in the original Premises. In connection with any such entry, Tenant acknowledges and agrees that Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall (i) use commercially reasonable efforts not to unreasonably interfere with Landlord or Landlord’s contractors (including the Original Premises Contractor), agents or representatives in performing work in the Project and/or the Building (including the Original Premises Tenant Improvements), and (ii) not interfere with the general operation of the Project. Tenant acknowledges and agrees that any such entry into and occupancy of the original Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent (until the occurrence of the Lease Commencement Date). Tenant further acknowledges and agrees that Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s work made in or about the original Premises in connection with such entry or to any property placed therein prior to the Lease Commencement Date except to the extent caused by the negligence or willful misconduct of Landlord and/or the Landlord Parties and not insured or required to be insured by Tenant under the Lease. If the performance of Tenant’s work in connection with such entry causes extra costs to be incurred by Landlord or requires the use of any Building services, Tenant shall promptly reimburse Landlord for such extra costs and/or shall pay Landlord for such Building services at Landlord’s standard rates then in effect.

6.2 Tenant’s Representative. Tenant has designated Kelly Givens as its sole representative with respect to the matters set forth in this Original Premises Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Original Premises Work Letter.

6.3 Landlord’s Representative. Landlord has designated Cy Colburn as its sole representative with respect to the matters set forth in this Original Premises Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Original Premises Work Letter.

EXHIBIT B-1

6.4 Time of the Essence in This Original Premises Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of said period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.5 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant of this Original Premises Work Letter or the Lease has occurred at any time on or before the Substantial Completion of the Original Premises Tenant Improvements and remains after the expiration of applicable notice and cure periods, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to cause the Original Premises Contractor to suspend the construction of the Original Premises Tenant Improvements, and (ii) all other obligations of Landlord under the terms of this Original Premises Work Letter shall be tolled until such time as such default is cured pursuant to the terms of the Lease. In addition, if the Lease is terminated prior to the Lease Commencement Date for any reason due to a default by Tenant as described in Section 19.1 of the Lease or under this Original Premises Work Letter, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) days after Tenant’s receipt of a statement therefor, any and all costs incurred by Landlord and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Original Premises Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Original Premises Tenant Improvements and restoration costs related thereto.

6.6 Tenant’s Self-Help and Offset Right. Notwithstanding anything to the contrary set forth in this Original Premises Work Letter or elsewhere in the Lease, if after the mutual execution and delivery of the Original Premises Construction Contract by Landlord and the Original Premises Contractor and the issuance by the appropriate local governmental authorities of the Original Premises Permits, Landlord fails to (i) diligently proceed with the construction of the Original Premises Tenant Improvements, and/or (ii) timely disburse any portion of the Original Premises Tenant Improvement Allowance to the Original Premises Contractor or other third parties entitled to receive such funds for Original Premises Tenant Improvement work already performed and/or the Original Premises Tenant Improvement Costs already incurred, which failure in either case is not due to or caused by any Force Majeure events or any delays caused by the acts or omissions of Tenant, or its agents, contractors or employees (including, without limitation, Tenant’s failure to timely deposit the Original Premises Over-Allowance Amount into the Original Premises Escrow Account pursuant to Section 4.2.2 above) and continues for thirty (30) days following Landlord’s receipt of Tenant’s written notice thereof (herein, the “Original Premises Outside Performance/Payment Date”), then: (A) in the case of clause (i) hereinabove, Tenant may proceed to undertake and pay for the cost of such unperformed work from Tenant’s own funds following (1) Tenant’s delivery of an additional ten business (10) days’ notice to Landlord that Tenant will be undertaking and paying for the cost of such unperformed work, and (2) Landlord’s failure to diligently proceed with such work within such 10 business-day period; (B) in the case of clause (ii) hereinabove, Tenant may pay such amounts of such undisbursed portions of the Original Premises Tenant Improvement Allowance directly to the Original Premises Contractor or other third parties entitled to receive such funds (provided that in both cases of clauses (A) and (B) hereinabove, Tenant obtains and delivers to Landlord all appropriate lien releases with respect to any such amounts prior to Tenant’s payment thereof); and (C) Tenant shall be entitled to receive from Landlord funds from the remaining undisbursed balance of the Original Premises Tenant Improvement Allowance (but not any amounts in excess thereof, other than interest as expressly provided hereinbelow) to reimburse Tenant for the actual and documented out-of-pocket costs and expenses incurred and paid for by Tenant in performing such work or causing such work to be performed pursuant to clause (A) hereinabove, or paying such undisbursed portions of the Original Premises Tenant Improvement Allowance directly to the Original Premises Contractor or other third parties entitled to receive such funds pursuant to clause (B) hereinabove or to Tenant for any amounts owed by Landlord to Tenant as reimbursements out of the Original Premises Tenant Improvement Allowance under this Original Premises Work Letter, as the case may be. Such reimbursement by Landlord shall be made by the date (the “Original Premises Reimbursement Date”) which is thirty (30) days after Landlord’s receipt from Tenant of invoices and paid receipts for such costs and expenses from such third parties so paid by Tenant (together with all appropriate lien releases with respect to any such amounts from such third parties performing such work and/or reasonable evidence that Tenant has incurred out-of-pocket costs for which Landlord is obligated to reimburse Tenant from the Original Premises Tenant Improvement Allowance). If Landlord fails to so reimburse Tenant by the Original Premises Reimbursement Date, then Tenant shall be entitled to offset against the Rent next payable by Tenant under the Lease the amount of such invoice so paid by Tenant (but the aggregate amount of any such offsets hereunder shall not exceed the remaining undisbursed balance of the Original Premises Tenant Improvement Allowance), together with interest thereon, at the Interest Rate, which shall have accrued on the amount of each such invoice during the period from and after the date such amount was paid by Tenant through and including the earlier of (x) the date Landlord reimburses Tenant for such amount, and (y) the date that Tenant deducts from Rent such amount; provided, however, that Tenant shall not be entitled to such offset right while Tenant is in default under the Lease or this Original Premises Work Letter after expiration of any applicable notice and cure periods; provided further, however, that notwithstanding the foregoing to the contrary, if Landlord delivers to Tenant prior to the Original Premises Outside Performance/Payment Date, a written objection to Tenant’s right to receive any such reimbursement based upon Landlord’s good faith claim that the applicable action did not have to be taken by Landlord pursuant to the terms of the Lease and/or this Original Premises Work Letter, then Tenant shall not be entitled to such reimbursement and Landlord and Tenant shall instead either meet in person or communicate by telephone within two (2) business days thereafter to confer and attempt to resolve the matter. If Landlord and Tenant resolve such matter, then (I) Landlord and Tenant shall promptly thereafter confirm such resolution in writing, and (II) if such resolution stipulates that Tenant is entitled to any such reimbursement, then Landlord shall so reimburse Tenant for the stipulated amount within thirty (30) days after the date upon which Landlord and Tenant resolve such matter. If Landlord and Tenant do not resolve such matter within a reasonable period of time after such meeting (but in any event within thirty (30) days after such meeting), then Tenant shall not be entitled to such reimbursement and either Landlord or Tenant may submit such

EXHIBIT B-1

matter to arbitration pursuant to the provisions of Section 6.7 below. If Tenant receives a monetary judgment against Landlord in such arbitration, then Landlord shall pay the amount of such monetary judgment to Tenant within thirty (30) days after the date such judgment is issued. If such monetary judgment is not so timely paid, then, notwithstanding any contrary provision of this Lease, Tenant shall be entitled to offset against the Rent payable under this Lease the amount of such monetary judgment together with interest which shall have accrued on such monetary judgment during the period from and after the day after the expiration of such 30-day period through and including the date that Tenant offsets against the Rent the amount of such monetary judgment, at the Interest Rate. If Tenant undertakes such work pursuant to clause (i) hereinabove, (a) Landlord shall thereafter have no obligation to complete the Original Premises Tenant Improvements (but the foregoing shall not relieve Landlord of its obligations under this Section 6.6), and (b) Tenant shall comply with the other terms and conditions of this Original Premises Work Letter with respect thereto, and if such work will affect the Base Building, any common areas or other areas outside the original Premises and/or the exterior appearance of the Building or Project (or any portion thereof), Tenant shall use only those unrelated third party general contractors and subcontractors used by Landlord in the Building for such work unless such general contractors and subcontractors are unwilling or unable to timely perform such work at competitive prices, in which event Tenant may utilize the services of any other qualified general contractors and subcontractors which normally and regularly perform similar work in the Comparable Buildings.

6.7 Arbitration Regarding Tenant’s Self-Help Rights. If a party submits a matter to arbitration in accordance with the provisions of Section 6.6 above, either party may commence an expedited arbitration proceeding to resolve such matter pursuant to JAMS. The arbitration shall be conducted in San Jose, California and decided by a single person (the “Construction Matters Arbitrator”) who (i) is a retired judge of any of the trial or appellate courts of the State of California, (ii) has substantial experience in interpreting agreements involving construction matters related to the leasing of commercial real estate and practices in and is located in California, and (iii) shall be selected in accordance with JAMS rules. As promptly as practical after being appointed, the Construction Matters Arbitrator so chosen shall (A) consider the evidence submitted by the parties, and (B) upon notice to all parties, determine whether Tenant’s self-help rights were validly exercised under Section 6.7 above and the amount of reimbursement, if any, in connection therewith to which Tenant is entitled under Section 6.7 above, which issues shall be the sole issues to be determined by the Construction Matters Arbitrator. The decisions of the Construction Matters Arbitrator shall be final and binding upon the parties and a judgment thereon may be entered in any court having jurisdiction, except that either party may contest and obtain judicial review of the reasonableness of the Construction Matters Arbitrator’s determination of the cost of the arbitration. The costs of any arbitration pursuant to this Section 6.7 shall be funded fifty (50%) by each party, and the parties shall bear their own costs and attorneys’ fees in connection with such arbitration. As part of any award issued by the Construction Matters Arbitrator, the prevailing party in the arbitration shall be entitled to recover from the non-prevailing party such costs and reasonable attorneys’ fees as may have been incurred by the prevailing party in connection with such arbitration.

6.8 Independent Entities. The terms of this Original Premises Work Letter shall not be deemed modified in any respect in the event Legacy Partners CDS, Inc. is retained as the Original Premises Contractor, it being understood and agreed that Landlord and the Original Premises Contractor, regardless of the identity of the Original Premises Contractor, shall at all times remain separate and independent entities and the knowledge and actions of one shall not be imputed to the other.

EXHIBIT B-1

SCHEDULE 1

TO EXHIBIT B-1

AMERICA CENTER MINIMUM BUILDING STANDARDS AND
MINIMUM SPECIFICATIONS FOR TENANT IMPROVEMENT

8/1/2011

STANDARD SIZE AND LOCATION OF OFFICE IMPROVEMENTS

GENERAL REQUIREMENT:

Walls shall line up with window mullions

PARTITIONS

A. DEMISING PARTITION AND CORRIDOR WALLS

1.	3-5/8" (or match existing)- 20 gauge metal studs - 24" on center maximum from floor to ceiling grid except for common corridor walIs shall extend from floor to underside of structure above. (Provide backing for cabinet as required).

Note:

•	The size of studs within existing spaces shall match with existing.

2.	5/8" Type ‘X’: gypsum wallboard one layer each side of studs, fire taped only.

3.	Height from floor to ceiling grid.

4.	Seismic bracing per code.

5.	Two rows of continuous acoustical sealant - bottom tracks. R-11 or R-13 batt type fiberglass insulation between studs

Note:

•	All partitions to be paint finished on smooth surfaces GA-214, level 4 smooth finish.

•	One hour rated walls where required based on occupancy group.

•	All interior 1-hour corridors, if required to be tunnel construction in compliance with IBC or State Code requirements for one-hour fire rated assembly.

B. TYPICAL INTERIOR PARTITION (Non-rated)

1.	3-5/8" (or match existing) - 25 gauge metal studs - 24" on center maximum. (Provide backing for wall mounted cabinetry or equipment as required).

Note:

•	The size of studs within existing spaces shall match with existing

2.	5/8" Type ‘X’ gypsum wallboard one layer each side of studs.

3.	Height from floor to underside of ceiling grid - regular ceiling tiles must be scribed to drop below the drywall.

4.	Seismic bracing per code.

5.	All exterior corners with corner beads. AIl exposed edges finished with metal trim.

Note:

•	All partitions to be paint finished on smooth surfaces GA-214, level 4 smooth finish.

•	Partitions must connect to building mullions or walls. Mechanical fasteners to mullions shall not be allowed, provide closed cell neoprene gasket between mullion and end stud.

C. PERIMETER (EXTERIOR WALL) DRYWALL (if required)

1.	2-1/2" - 25 gauge metal studs 24" on center to 6" above suspended ceiling (or as required by Title-24 for full height envelope, refer to demising wall specification)

2.	5/8" Type ‘X’ gypsum wallboard one layer on one side.

3.	Height - floor slab to 6" above ceiling grid.

If there is a conflict between building standards, actual field conditions and documents, the drawings and documents take precedence

SCHEDULE 1

TO EXHIBIT B-1

AMERICA CENTER MINIMUM BUILDING STANDARDS AND MINIMUM

SPECIFICATIONS FOR TENANT IMPROVEMENT

8/2/2011

4.	All exterior corners with corner beads.

Note:

•	All partitions to be paint finished on smooth surfaces GA-214, level 4 smooth finish.

D. COLUMN FURRING

1.	5/8" Type ‘X’ gypsum walIboard, one layer on 2 1/2" - 25 gauge metal studs, UNO.

2.	Height - floor slab to 2" above ceiling grid.

3.	All exterior corners with corner beads.

Note:

•	All partitions to be paint finished on smooth surfaces GA-214, level 4 smooth finish.

E. INSULATION

1.	Insulation at all perimeter walls and roof per specifications

2.	All building common area walls including corridor and demising walls, to receive R-11 or R-13 within partition cavity and three feet on either side of partition over ceiling and at demising wall if not full height.

F. FIRE BLOCKING

1.	As required by code, use metal studs for all fire blocking.

2.	Locate as required by code for the proposed tenant space plans.

G. PAINTING

1.	All gypsum board walls to receive a prime coat (hi-build PVA sealer) and two (2) coats to cover of ‘carefree’ eggshelI finish paint or equal.

2.	Semi-gloss paint at all kitchens, break rooms, restrooms and server/copy rooms.

DOORS, FRAMES AND HARDWARE

A. INTERIOR TENANT DOOR ASSEMBLY (non-rated doors within office suites)

1.

Interior doors: shall be a minimum of 3" 0" x9’-0" x 1  3/4" blind end” flush doors (unless otherwise specified based on existing standards). solid core, finished with light finish veneer selected by tenant (eg:plain sliced select white maple), book-match with clear sealer.

2.	All doors shall be 20 minute fire rated.

3.	Existing condition: Doors shall be pre-finished and match existing core doors in finish, material and appearance. Finish all edges. 5" top blocking at doors w/closers.

4.	Interior Tenant doorframes to be greater or equal to prefinished rated Western Integrated frames with factory finish; Color: Satin Aluminum or similar as selected by tenant (unless otherwise specified based on existing standards).

5.	Corridor doorframes to Suites to be: Satin Aluminum or similar as selected by tenant

6.	Hardware shall be by any manufacturer but greater or equal to what is specified below: (unless otherwise specified based on existing standards)

7.

(a)	Interior Tenant Door

QTY	SUBTYPE	ITEM DESCRIPTION
4	Butts (2 pair per door)	Hager
1	Latchset	Schlage “L” Series Mortise
1	Lockset	Schlage “L” Series Mortise
1	Door Stop	Glynn Johnson FB13, floor dome
1	Closer	LCN #4111 (where required)

(b)	Suite Entry Doors-Fire rated as required by occupancy and code requirements.

If there is a conflict between building standards, actual field conditions and documents, the actual drawings and documents take precedence

SCHEDULE 1

TO EXHIBIT B-1

AMERICA CENTER MINIMUM BUILDING STANDARDS AND MINIMUM

SPECIFICATIONS FOR TENANT IMPROVEMENT

8/2/2011

QTY	SUBTYPE	ITEM DESCRIPTION
8	Hinges (4 pair per door)	Hager
1	Lockset	Schlage “L” Mortise
1	Auto Flush Bolt	942 626 DCI
1	Dust Proof Strike	80 626 DCI
2	Door Stops	Glynn Johnson FB13, floor dome
1	Closer	LCN #4111 (where required)

B. INTERIOR GLAZING

1 . (a)  1/4" thick clear tempered glass in non-rated, prefinished frames by Western Integrated frames with aluminum trim. Frame to be factory finished; Color: Satin Aluminum or to match existing (unless otherwise specified based on existing standards.)

(b)	1/4 thick clear tempered glass in non-rated, M-121 glass stops: Color: Satin Aluminum or to match existing

(c)	1/4" thick tempered safety glass where required per cods.

(d)	Return gypsum board into opening at both sides, provide metal corner bead all around opening. Finish to match wall.

(e)	Tenant may substitute frameless and butt joint glazing systems in place of this material specification

2.	Provide two 20 Ga. metal studs fastened at 12" O.C. back-to-back at jambs and head (minimum) as per detail. Provide seismic brace per code.

Note:

•

AlI office doors to have minimum 2'-0" wide by full height (inside window frame to inside window frame) sidelights where possible. At areas where less than 2'-0" is available, provide maximum. Sidelight frames to be integral with doorframes, (unless otherwise specified based on existing standards)

SUSPENDED ACOUSTICAL CEILING

Note: The following standards apply to new assets within existing assets the ceiling system to match existing. Tenant ceiling height at a minimum of 9'-0" (installed at top of top exterior window mullion)

1.	Grid: USG Donn Fineline DXFF Narrow 9/16" face with 1/8" reveal. Finish: White Matte with white reveal, Suspension System with wire suspension and seismic bracing per code. Wall angle: M9

1.	Tile: USG 2'x2'x 3/4" Millennia clima plus Tegular White.

3.	Seismic bracing per code.

4.	Seismic wires for lighting and electrical to be provided by acoustical ceiling contractor.

WINDOW COVERINGS (for new and complete retrofit buildings)

1.	Exterior Window covering – horizontal: 1" mini-blinds as manufactured by Levelor, series: Riviera Dustguard or match existing.

2.	Blinds to be sized to fit inside window module. Fasten to top horizontal mullions only.

3.	Blinds to be installed with building shell.

4.	Black out shades mounted inside the existing mini-blinds will be allowed on the first and sixth floors only.

FIRE SPRINKLER SYSTEM

1.	A pre-zoned sprinkler will be provided in all areas. Head locations will be determined by a pre-zoned master layout. Modification of sprinkler locations and piping, due to specific tenant layout, will be at tenant’s cost. Semi-recessed pendent sprinkler heads with white escutcheon. Sprinkler heads to be centered in acoustical ceiling tile.

2.	Fire Sprinkler coverage light hazard, .33 gpm / 3,000 SF in shell and modified per improvement.

3.	Gyp Board Ceilings: Fully recessed with cap at gypsum board ceiling. Reliable Model F4FR Concealed automatic sprinkler with 1/2" – 1 1/2" adjustment – White

If there is a conflict between building standards, actual field conditions and documents, the actual drawings and documents take precedence

SCHEDULE 1

TO EXHIBIT B-1

AMERICA CENTER MINIMUM BUILDING STANDARDS AND MINIMUM

SPECIFICATIONS FOR TENANT IMPROVEMENT

8/2/2011

SIGNAGE

Refer to Legacy Partners signage standards.

TENANT SUITE FINISH MATERIALS

A. PAINT (eggshell finish within tenant spaces, market ready and common areas)

Field Color Sherwim Williams, Kelly moore, Benjamin moore, Frazee or any equal or better paint. Color to be selected by tenant

Note: Accent colors within open areas may be used at designer’s discretion and approved by Ownership)

B. FINISH STANDARD

Carpet better or equal to the following:

Carpet:
Standard cut pile: Tufted level solid cut carpet, broadloom, 1/10" gauge, dyed solution, fortis 6.6 nylon with sentry protection, 12' width, flammability ASTM E 648 class 1 and smoke density ASTM E 662 less than 450, minimum pile weight 28 oz/yd.

Standard loop: Tufted textured pattern loop carpet, broadloom, 1/10" gauge, dyed solution, colorstrand nylon with sentry plus protection, 12' width, flammability ASTM E 648 class 1 and smoke density ASTM E 662 less than 450, minimum tufted weight 22 oz/yd.

Installation:	Direct Glue Down

Rubber Base:	Johnsonite Tightlock –Color: #11 Canvas, #01 snow white or #22 Pearl. 3.25 high, rubber (rolled goods only).

2 1/2" or 4" based on existing conditions cove base at resilient flooring, (rolled goods only). Rubber transition strip between carpet and resilient flooring, Color to match base

VCT#1:	Armstrong ‘Stonetex Vinyl Composite Tile, Color #52139 Limestone Beige or #52128

Desert Dust, 12" x 12" x 1/8"

HEATING, VENTILATION AND AIR CONDITIONING

1.	GENERAL

a.	Furnish and install all materials and equipment necessary to provide complete and usable air conditioning systems in tenant spaces including, but not necessarily limited to, the following

b.	Requirements shall be in accordance with title 24 and all other applicable codes.

2.	CEILING DIFFUSER SPECIFICATION

a.	Ceiling diffusers shall have perforated face with frame style compatible with the type of ceiling used.

b.	Surface mounted diffusers shall have gaskets to prevent leakage. Diffuser faceplate shall have concealed hinges and latches. Face plates shall be easily removable from the frame.

c.	Diffusers shall be modular core and shall have curved, adjustable blades and shall be capable of delivering 1-way,2-way,3-way or 360 degree horizontal ceiling pattern and be adjustable to obtain a down air pattern. Diffuser must have high anti-smudge characteristics with center aspiration.

d.	Material shall be steel. Finish shall be Standard White baked enamel.

If there is a conflict between building standards, actual field conditions and documents, the actual drawings and documents take precedence

SCHEDULE 1

TO EXHIBIT B-1

AMERICA CENTER MINIMUM BUILDING STANDARDS AND MINIMUM

SPECIFICATIONS FOR TENANT IMPROVEMENT

8/2/2011

e.	Supply diffusers shall be Titus modular core PMC perforated face-size 24"x24" for lay-in ceiling tile.

f.	Return/Exhaust diffusers shall be Kruger

g.	Perforated ceiIing diffusers shall be tested in accordance with Air Diffusion Council (ADC) code 10602R4. Sound data for diffusers shall be calculated in accordance with International Standard ISO 3741 Comparison Method.

h.	The following manufactures shall be considered equal, providing corresponding models meet specific requirements. Equivalent substituted equipment named herein shall be submitted for the Architect’s review. Submit alternate selections at a time of bid listing major equipment.

i.	Manual dampers in all drops.

ITEM	MANUFACTURER
AIR FILTERS	Kruger or equal
MIXING BOXES	Kruger or equal
GRILLES	Kruger or equal

3.	THERMOSTATS

Thermostats shall be provided for each zone per building standard type and color.

NOTE:

•	If Pneumatic controls are building standard use Honeywell Pneumatic, Model TP970A, 2004 Direct Acting, Range 60° to 90°, Color White

4.	SUBMITTALS

For Non-Standard Material Lists/Product Data: Within 5-7 days of contract award, and prior to ordering any materials or equipment, submit for Owner’s review complete material list including catalogue data of material and products for worth in this section.

ELECTRICAL

1.	GENERAL

a.	All work, material or equipment shall comply with the codes, ordinance and regulations of the local government having jurisdiction, including Title 24 and any participating government agencies having jurisdiction.

b.	110V duplex outlet in demising or interior partitions only, as Manufactured by Leviton or equal. Color: White

c.	Maximum eight outlets per 20 amps 3 phase 4-wire circuit, spacing to meet code requirements.

d.	Contractors to inspect electric room and base building Electrical drawings to include all necessary equipment, i. e., additional panels and transformers not provided in the base building if needed. Base building provides one (1) power panel and one (1) lighting panel per electrical room.

2.	RACEWAYS

a.	Conduit shall be rigid galvanized steel (RGS), electrical metallic tubing (EMT), metal clad (MC) cable, polyvinyl, chloride (PVC), and flexible or liquid tight flexible conduit.

b.	Type ‘AC’ and ‘NM’ cable are not acceptable.

c.	Support per seismic zone 4 requirements.

3.	WIRING DEVICES

a.	Receptacles, toggle switches and cover plates shall be white (dedicated- gray) – Leviton or equal. Mount so that the center of the receptacles is no less than 15" AFF.

b.	Maximum eight (8) outlets per 20 amp 3 phase 4-wire circuit. Spacing to meet code requirements

c.	All workstation hardwire connections to the building power to be supplied by tenant.

d.	Contractors to inspect electric room and base building electrical drawings to include all necessary connections.

If there is a conflict between building standards, actual field conditions and documents, the actual drawings and documents take precedence

SCHEDULE 1

TO EXHIBIT B-1

AMERICA CENTER MINIMUM BUILDING STANDARDS AND MINIMUM

SPECIFICATIONS FOR TENANT IMPROVEMENT

8/2/2011

e.	No aluminum wiring is acceptable. AC and NM cable is not to be used.

f.	Provide separate neutrals for each circuit. Use stranded wire for each circuit. Use copper conductors only, no exception.

g.	Switch assembly to be Leviton.

h.	Motion sensors as required by lighting management system and by Title 24 and any participating government

4.	TELEPHONE / DATA OUTLETS

a.	Phone/data jack with pull string from outlet box to area above T-bar ceiling with cover plate per office Two (2) boxes to house phone/data jack with pull string from outlet box to area above T-bar ceiling with cover plate per large open area. Cover plate finish required: white, supplied by tenant’s Telcom contractor. Mount so that the center of the receptacles is no less than 15" AFF.

b.	Plywood backboard installed as telephone backboard by tenant, brace and secure to wall. Painted to match wall color.

c.	Cable service installation for phone and data outlets by tenant’s telephone/data vendors at tenant’s cost. Additional outlets and cover plates to be provided by tenant’s vendors at tenant’s cost.

d.	Telephone panel boards to be located within tenant space and to be surface mounted.

5.	TRANSFORMERS

a.	Transformers shall be UL listed and suitable for the application- NEMA 1 or 3 R.

b.	Transformers shall be a minimum of 20% over required capacity and shall be K-=rated dry type

c.	Transformers shall be 480V (primary) – 20by/120V (secondary), rated for 80 C rise above an ambient temperature of 40 C.

d.	Support for seismic zone 4 requirements.

e.	Acceptable manufacturers shall be General Electric, Cutler-Hammer, Siemens, Square D, or Westinghouse.

6.	PANEL BOARDS

a.	Panel boards shall be UL listed and suitable for the application- NEMA 1 or 3R.

b.	All circuit breakers shall be molded case, bolt-on type.

c.	Support per seismic zone 4 requirements.

d.	Acceptable manufactures shall be General Electric, Cutler-Hammer, Siemens. Square D, or Westinghouse

7.	LIGHT FIXURES

a.	Light fixtures shall be 24"x 48"x 3" direct/indirect perforated Diffuser with two 32 Watt T 5 lamps per fixture size, 1-electronic ballasts. Fixtures shall be Lightolier or equal 277 V with modular wiring and (1) electronic ballast (Advance Ballast #VEL-3P32-SC). Fixtures shall match existing in suites with modular wiring and (1) electronic ballast (verify for 2 or 3 lamp fixture requirement based on energy efficiency requirement with approximately 40-50 F.C. at desk height).

b.

c.	Support per seismic zone 4 requirements.

d.	Quantities and locations per plans.

8.	LIGHT CONTROL/SWITCHING

Wall occupancy sensors – Mytec #LP-2-DC

9.	EXIT SIGNS

a.	Edge lite with recessed ceiling mount, floating green letters on a clear panel with LED Technology, by Dualite or equivalent.

b.	Quantities and locations per exiting and lighting plans.

c.	Single or double face and directional arrows per lighting plans.

If there is a conflict between building standards, actual field conditions and documents, the actual drawings and documents take precedence

SCHEDULE 1

TO EXHIBIT B-1

AMERICA CENTER MINIMUM BUILDING STANDARDS AND MINIMUM

SPECIFICATIONS FOR TENANT IMPROVEMENT

8/2/2011

MISCELLANEOUS

1.	FIRE CAULKING

General Contractor is responsible for all fire caulking required by any and all work done during the process of construction.

2.	PLUMBING (if provided)

a)	Shall comply with all local codes and handicapped code requirements.

b)	Fixture shall be: Manufacturer Elkay, ‘Hospitality sin” #BPSR-2317 – stainless steel, two faucet holes, or equivalent. Faucet: single lever post mount bar faucet by ‘Elkay’ #LK-4122 or equivalent.

c)	Plumbing bid shall include 5 gallon minimum hot water heater, or insta-hot with mixer valve including all connections, located within tenant’s suite.

3.	EQUIPMENT O & M MANUALS AND SUBMITTALS

O & M manuals, parts manuals and submittals should be provided for all equipment either in indexes and labeled 3-ring binders and or book type manila binders.

If there is a conflict between building standards, actual field conditions and documents, the actual drawings and documents take precedence

SCHEDULE 1

TO EXHIBIT B-1

AMERICA CENTER MINIMUM BUILDING STANDARDS AND MINIMUM

SPECIFICATIONS FOR TENANT IMPROVEMENT

8/2/2011

ADDENDUM:

NON-STANDARD IMPROVEMENTS (IF PROVIDED PER LEASE NEGOTIATIONS)

CABINETRY

1.	If provided per lease negotiations, upper and lower millwork.

2.	Plastic laminate horizontal and vertical surfaces.

3.	Horizontal and Verticals: See individual options under finishes for plastic laminate specifications,

4.	Cabinetry Construction: Designation, APA C-D plugged with exterior glue, 3/4" thick or 3/4" high pressure particle board. Min. density 45 PSF, U.N.O.

5.	Cabinetry: Plastic laminate finish, countertops and splashes shall be constructed in accordance with WIC manual of Millwork, “Custom” grade.

6.	Hardware:

a.	Hinges: Self-closing type, fully concealed when the doors are closed

b.	Shall have independent vertical, horizontal and depth adjustment.

c.	Shall be steel with nickel-plated finish. Hinges shall be one of the following products:

Brass America, Inc. Nos. 1200/1201

Julius Blum, Inc. No.91.650

Stanley Hardware Nos. 1511-2/1511-9x or equal.

7.	Pulls: 4" X 5/16" diameter wire pulls, brushed chrome finish. U. N .O.

8.	Adjustable Shelf Supports to be hole & pin type, Hafele 282.24.710 5MM steel pin.

9.	Drawers: Provide heavy-duty 3/4 extension drawer slides.

10.	Mutes: Clear vinyl dot.

11.	Fasteners and Anchorages: Provide nails, screws, or other anchoring devices of type, size material and finish suitable for intended use and required to provide secure

12.	Casework:

a.	Drawer Boxes: Provide sub-front and applied finish fronts securely fastened, with square comers and self-edges. Provide drawers with metal studs

b.	Doors: Flush overlay type with square corners, and self edged. Do not notch door, cabinet ends or dividers to receive hinges.

c.	Shelves: 3/4" thick for spans up to 35" and 1" thick for spans over 35" up to 48" and adjustable to 1" centers. Do not recess metal shelf standards into end panels; notch shelving to clear standards.

13.	Plastic Laminate: Formica #756-58 Natural Maple (base and upper cabinet-vertical surfaces) or Equal

Formica #7022-58 Natural Canvas (counter-horizontal surfaces) or equal

Other plastic laminates or wood veneers are acceptable substitutions to the Natural Maple listed above.

END

If there is a conflict between building standards, actual field conditions and documents, the actual drawings and documents take precedence

SCHEDULE 1

TO EXHIBIT B-1

SCHEDULE 2

TO EXHIBIT B-1

LIST OF PRE-APPROVED GENERAL CONTRACTORS

Devcon

Vance Brown

BN Builders

SC Builders

DPR

Novo Construction

Turner Construction

Hillhouse Construction

GCI Construction

Skyline Construction

Legacy Partners CDS, Inc.

SCHEDULE 2

TO EXHIBIT B-1

SCHEDULE 3

TO EXHIBIT B-1

LIST OF CERTAIN CONSTRUCTION SUPERVISION AND MANAGEMENT SERVICES

Landlord’s Property Management and Supervision Services

1.	Budgeting

•	Prepare Preliminary Project Budget for All Expenses Charged Against TI Allowance

•	Prepare Final Project Budget vs. Actual Cost

2.	Scheduling

•	Create Preliminary Construction Schedule

•	Progress Schedule Updates Issued to Team

3.	Capital Approvals

•	Create Funding Ratios for Tenant and Landlord Based On Total Budget vs. est. Overage Amount

•	Prepare and circulate Capital Requests for Tenants Approvals

•	Facilitate All Tenant and Landlord Required Approvals

•	Plans

•	Change Orders

•	Notices

4.	Landlord Coordination

•	Coordinate Approval Process and Interact with Landlord As Required to Facilitate the Tenant Improvement Construction Process

•	Confirm Landlord Delivery Condition Per the Lease

5.	Construction Management

•	Weekly Job Sites Visits

•	Weekly Meeting with Contractor, Landlord & Other Consultants

•	Reviewing Contractor Pay Application

•	Monitor Construction Schedule

•	Reviewing Cost and Scope of all Change Orders

•	Weekly Construction Reports

•	Distribute Weekly Meeting Minutes to All Parties

•	Weekly Overall Budget Updates

•	Manage Construction Contract

•	Coordinate with General Contractor to Obtain Final Building Inspection

•	Manage Release of Construction Funds

•	Review and Recommend Action on All Changes and Plan Approvals

6.	Monthly Accounting

•	Collect, Monitor and Track Lien Notices for all GC and Subcontractors and Suppliers

•	Collect, Review and Process all Invoices for project consultants and contractors

•	Assemble Monthly Draw Requests with Invoices and Releases for Tenant and Landlord Approvals

•	Monitor and Reconcile all Payments and Retentions

7.	Project Close Out

•	Arrange Final Punch List Walk

•	Arrange for GC to Record Notice of Completion

•	Final Close out Budget

•	Reconcile Landlord Draw Account

•	Reconcile all Vendor Contracts and Back Charges

•	Deliver Final Accounting Cost Package

•	Deliver Project Close Out & Operating Manuals

•	Oversee & monitor completion of punch list

SCHEDULE 3

TO EXHIBIT B-1

EXHIBIT B-2

MUST-TAKE SPACE WORK LETTER

This Must-Take Space Work Letter (“Must-Take Space Work Letter”) sets forth the terms and conditions relating to the construction of improvements for the Must-Take Space. All references in this Must-Take Space Work Letter to the “Lease” shall mean the relevant portions of the Lease to which this Must-Take Space Work Letter is attached as Exhibit B-2.

SECTION 1

BASE, SHELL AND CORE

Landlord has previously constructed the base, shell and core of the Must-Take Space (the “Must-Take Space Base, Shell and Core”), and Tenant shall accept the Must-Take Space Base, Shell and Core in its current “As-Is” condition existing as of the date of the Lease and the Must-Take Space Delivery Date (subject to the provisions of Section 1.2 of the Lease). Except as otherwise provided below and in the Original Premises Work Letter, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project.

SECTION 2

MUST-TAKE SPACE TENANT IMPROVEMENTS

2.1 Must-Take Space Tenant Improvement Allowance. Tenant shall be entitled to receive from Landlord a one-time tenant improvement allowance (the “Must-Take Space Tenant Improvement Allowance”) in the amount of up to, but not exceeding $2,092,755.00 (i.e., $57.00 per rentable square foot of the Must-Take Space), to help Tenant pay for the costs of the initial permitting and construction of Tenant’s initial improvements which are permanently affixed to the Must-Take Space (collectively, the “Must-Take Space Tenant Improvements”). In no event shall Landlord be obligated to make disbursements pursuant to this Must-Take Space Work Letter in a total amount which exceeds the Must-Take Space Tenant Improvement Allowance. Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any portion of the Must-Take Space Tenant Improvement Allowance which is not used to pay for the Must-Take Space Tenant Improvement Allowance Items (as defined below). Without limiting the generality of the foregoing, Tenant shall not be entitled to receive any portion of the Original Tenant Improvement Allowance to pay for any costs of the design and/or construction management of the Must-Take Space Tenant Improvements incurred by Tenant (including, without limitation, any of the fees of the Must-Take Space Architect, the Must-Take Space Engineers [as such terms are defined below] and other third party consultants retained by Tenant in connection with the design and construction management of the Must-Take Space Tenant Improvements), it being expressly agreed that except as provided in Section 2.3 below, such costs shall be paid directly by Tenant to the parties entitled thereto and Landlord shall have no obligations with respect thereto or liability therefor.

2.2 Disbursement of the Must-Take Space Tenant Improvement Allowance. Except as otherwise set forth in this Must-Take Space Work Letter, the Must-Take Space Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursement shall be made pursuant to Landlord’s standard disbursement process and the provisions of Section 4.2 below), only for the following items and costs (collectively, the “Must-Take Space Tenant Improvement Allowance Items”):

2.2.1 Payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the Must-Take Space Construction Drawings (as defined below), including, without limitation, Landlord’s internal costs of reviewing the Must-Take Space Construction Drawings, provided that in no event shall the fees described in this Section 2.2.1 exceed $3,000.00;

2.2.2 The payment of plan check, permit and license fees relating to construction of the Must-Take Space Tenant Improvements;

2.2.3 The cost of construction of the Must-Take Space Tenant Improvements, including, without limitation, contractors’ fees and general conditions, testing and inspection costs, costs of utilities and trash removal;

2.2.4 The cost of any changes in the Must-Take Space Base, Shell and Core when such changes are required by the Must-Take Space Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.5 The cost of any changes to the Must-Take Space Construction Drawings or Must-Take Space Tenant Improvements required by Code;

2.2.6 Sales and use taxes and Title 24 fees;

EXHIBIT B-2

2.2.7 The Must-Take Space Landlord Supervision Fee (as defined below); and

2.2.8 All other costs to be expended by Landlord in connection with the design and construction of the Must-Take Space Tenant Improvements.

2.3 Must-Take Space Test Fit Allowance. In addition to the Must-Take Space Tenant Improvement Allowance, Landlord shall provide to Tenant an allowance (the “Must-Take Space Test Fit Allowance”) in the amount of up to, but not exceeding $5,507.25 (i.e., $0.15 per rentable square foot of the Must-Take Space) to help reimburse Tenant for Tenant’s actual out-of-pocket costs incurred and paid by Tenant to Tenant’s architect for a pricing test fit of the Must-Take Space performed prior to the submittal to Landlord of the Must-Take Space Final Space Plan, as defined in and pursuant to Section 3.2 below. Landlord shall disburse the Must-Take Space Test Fit Allowance to Tenant within thirty (30) days after the date Tenant delivers to Landlord a request for disbursement of the Must-Take Space Test Fit Allowance, together with reasonably detailed invoices and paid receipts evidencing such costs, subject to the condition that Tenant deliver such request for payment (and invoices and paid receipts) on or prior to the Must-Take Space Commencement Date. Tenant shall not be entitled to receive any unused portion of the Must-Take Space Test Fit Allowance as credit against rent or otherwise.

2.4 Specifications for Building Standard Components. Landlord has established a partial list of minimum specifications standards (the “Minimum Specifications”) for the Building standard components to be used in the design and construction of the Tenant Improvements in the Premises, which Minimum Specifications are attached to the Original Premises Work Letter as Schedule 1. The list of Minimum Specifications attached to the Original Premises Work Letter as Schedule 1 is not a complete list of specified products, specifications and finishes to be used in the construction of the Tenant Improvements and accordingly, Tenant shall cause to be described in the Must-Take Space Final Working Drawings all products, specifications and finishes to be used in the construction of the Must-Take Space Tenant Improvements which are not otherwise listed on, or which deviate from (pursuant to the last sentence of this Section 2.4), the Minimum Specifications (the “Non-Listed Specifications and Finishes”), which Non-Listed Specifications and Finishes shall be subject to Landlord’s approval pursuant to Section 3.3 below. Unless otherwise agreed to by Landlord, the portion of the Must-Take Space Tenant Improvements pertaining to the products, specifications and finishes specified in the Minimum Specifications shall comply with the Minimum Specifications. Notwithstanding the foregoing, except for any Must-Take Space Tenant Improvements which can be seen from outside the Building, Tenant may substitute for any specification, finish and/or product set forth in the Minimum Specifications any specification, finish and/or product, respectively, of equal or better quality thereto.

SECTION 3

MUST-TAKE SPACE CONSTRUCTION DRAWINGS

3.1 Must-Take Space Architect/Must-Take Space Construction Drawings. Tenant has retained IA Architects as the architect/space planner (the “Must-Take Space Architect”) to prepare the Must-Take Space Construction Drawings. If Tenant elects to retain an architect other than IA Architects as the Must-Take Space Architect to prepare the Must-Take Space Construction Drawings, such other architect shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld. Tenant shall retain engineering consultants selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld (the “Must-Take Space Engineers”), to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Must-Take Space. All Must-Take Space Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord’s approval. Tenant and the Must-Take Space Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the “as built” base building plans, and Tenant and the Must-Take Space Architect shall be solely responsible for such dimensions and conditions, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Must-Take Space Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, compliance with Code or other applicable laws or other like matters. Accordingly, notwithstanding that any Must-Take Space Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, but subject to the provisions of Section 1.2 of the Lease, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Must-Take Space Construction Drawings.

3.2 Must-Take Space Final Space Plan. On or before the date which is twelve (12) months following the Lease Commencement Date, or promptly following Tenant’s delivery to Landlord of the Must-Take Space Acceleration Notice (if Tenant so elects to deliver the Must-Take Space Acceleration Notice to Landlord pursuant to Section 1.4.3 of the Lease), Tenant shall cause the Must-Take Space Architect to prepare and deliver to Landlord for Landlord’s approval a final space plan for the Must-Take Space Tenant Improvements (the “Must-Take Space Final Space Plan”), which Must-Take Space Final Space Plan shall be based, in part, upon the preliminary conceptual plans attached to the Lease as Exhibit N, which pertain to the floor which comprises the Must-Take Space. The Must-Take Space Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning in the Must-Take Space, their intended use, and equipment to be contained therein. Landlord shall, within five (5) business days after Landlord’s receipt of the Must-Take Space Final Space Plan, either (i) approve the Must-Take Space Final Space Plan, or (ii) notify Tenant of Landlord’s disapproval thereof with detailed reasons of such disapproval specified. If Landlord notifies Tenant of such disapproval, Tenant shall within three (3) business days after its receipt of such disapproval (A) cause the Must-Take Space Final Space Plan to be revised to correct any deficiencies or other matters reasonably specified by Landlord in such disapproval notice, and (B) deliver such revised Must-Take Space Final Space Plan to Landlord. The foregoing process shall repeat until the Must-Take Space Final Space Plan is approved by Landlord.

EXHIBIT B-2

3.3 Must-Take Space Final Working Drawings. Promptly following the approval by Landlord of the Must-Take Space Final Space Plan pursuant to Section 3.2 above, Tenant shall cause the Must-Take Space Architect and the Must-Take Space Engineers to complete the architectural and engineering drawings for the Must-Take Space Tenant Improvements based upon, and in conformance with, the Must-Take Space Final Space Plan approved by Landlord, and cause the Must-Take Space Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow general contractors and subcontractors to bid on the Must-Take Space Tenant Improvements and to obtain all applicable permits therefor (collectively, the “Must-Take Space Final Working Drawings”), and shall submit the same to Landlord for Landlord’s approval. Landlord shall, within five (5) business days after Landlord’s receipt of the Must-Take Space Final Working Drawings, either (i) approve the Must-Take Space Final Working Drawings, or (ii) notify Tenant of Landlord’s disapproval thereof with detailed reasons of such disapproval specified. If Landlord notifies Tenant of such disapproval, Tenant shall within three (3) business days after its receipt of such disapproval (A) cause the Must-Take Space Final Working Drawings to be revised to correct any deficiencies or other matters reasonably specified by Landlord in such disapproval notice, and (B) deliver such revised Must-Take Space Final Working Drawings to Landlord. The foregoing procedure shall repeat until the Must-Take Space Final Working Drawings are approved by Landlord. The Must-Take Space Final Working Drawings approved by Landlord pursuant to the foregoing procedure shall be referred to herein as the “Must-Take Space Approved Working Drawings”.

3.4 Must-Take Space Approved Working Drawings. Promptly following the approval by Landlord of the Must-Take Space Final Working Drawings pursuant to Section 3.3 above, Tenant shall submit the Must-Take Space Approved Working Drawings to the applicable local governmental agency for all applicable building permits necessary to allow the Must-Take Space Contractor (as defined below), to commence and fully complete the construction of the Must-Take Space Tenant Improvements (collectively, the “Must-Take Space Permits”), and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at Landlord’s option, to take part in all phases of the permitting process, and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal. Notwithstanding the foregoing, Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Must-Take Space and that the obtaining of the same shall be Tenant’s responsibility; provided, however, that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Must-Take Space Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld. The Must-Take Space Final Space Plan, Must-Take Space Working Drawings and Must-Take Space Approved Working Drawings shall be collectively referred to herein as, the “Must-Take Space Construction Drawings”.

SECTION 4

CONSTRUCTION OF THE MUST-TAKE SPACE TENANT IMPROVEMENTS

4.1 Must-Take Space Contractor. Tenant shall select a general contractor (the “Must-Take Space Contractor”) to construct the Must-Take Space Tenant Improvements, subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed (it being agreed that it shall not be reasonable for Landlord to disapprove of any such designated general contractor solely because of union or non-union affiliation of such designated general contractor). Landlord hereby pre-approves the general contractors listed on Schedule 2 attached to the Original Premises Work Letter. Tenant may, in its discretion, elect to either (i) select the Must-Take Space Contractor by competitively bidding the construction of the Must-Take Space Tenant Improvements to one (1) or more general contractors approved by Landlord pursuant to the foregoing based upon the Must-Take Space Approved TI Package (as defined below), or (ii) select the Must-Take Space Contractor without competitively bidding the construction of the Must-Take Space Tenant Improvements. Regardless of whether or not Tenant elects to competitively bid the construction of the Must-Take Space Tenant Improvements, promptly following Landlord’s approval of the Must-Take Space Final Working Drawings (or the latest version of the applicable Must-Take Space Construction Drawings which have then been prepared and approved by Landlord if Tenant elects to select the Must-Take Space Contractor prior to the completion and approval by Landlord of the Must-Take Space Final Working Drawings [herein, the “Must-Take Space Approved Preliminary Construction Drawings”]), but in any event prior to commencing the competitive bid process (or selecting the general contractor without engaging in a competitive bid process, as the case may be): (A) Tenant, the Must-Take Space Architect and the Must-Take Space Engineers shall prepare and assemble a package (the “Must-Take Space TI Package”) comprised of the Must-Take Space Approved Working Drawings (or the Must-Take Space Approved Preliminary Construction Drawings if Tenant elects to select the Must-Take Space Contractor prior to the completion and approval by Landlord of the Must-Take Space Final Working Drawings, as the case may be), the construction contract form (which construction contract form shall be subject to Landlord’s approval in its reasonable discretion and shall in all events contain (1) a form of maximum cap on construction costs for the Must-Take Space Tenant Improvements, either in the form of a stipulated sum or a cost plus a fee with a guaranteed maximum price, inclusive of contingencies and allowances, and (2) a commercially reasonable liquidated damages provision stipulating a sum for which the general contractor will be liable to Landlord for certain delays caused by the general contractor in completing the construction of the Must-Take Space Tenant Improvements [which liquidated damages provision shall (x) either be expressly assignable to Tenant separate and apart from the remainder of the construction contract and/or provide that Tenant is a third party beneficiary of such liquidated damages provision and expressly provide that Tenant may exercise Landlord’s rights against the general contractor thereunder, and (y) expressly provide that Landlord may withhold from any undisbursed retention the amount of any liquidated damages claimed

EXHIBIT B-2

by Landlord or Tenant, as the case may be, to be owed under such liquidated damages provision]) and a bid invitation which shall specify the desired completion schedule for the Must-Take Space Tenant Improvements; and (B) Tenant shall submit the Must-Take Space TI Package to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld. Landlord shall, within five (5) business days after Landlord’s receipt of the Must-Take Space TI Package, either (I) approve the Must-Take Space TI Package, or (II) notify Tenant of Landlord’s reasonable disapproval thereof with detailed reasons of such reasonable disapproval specified. If Landlord notifies Tenant of such disapproval, Tenant shall within three (3) business days after its receipt of such disapproval (a) cause the Must-Take Space TI Package to be revised to correct any deficiencies or other matters reasonably specified by Landlord in such disapproval notice, and (b) deliver such revised Must-Take Space TI Package to Landlord. The foregoing procedure shall repeat until the Must-Take Space TI Package is approved by Landlord. The Must-Take Space TI Package approved by Landlord pursuant to the foregoing procedure shall be referred to herein as the “Must-Take Space Approved TI Package”. If Tenant elects to competitively bid the construction of the Must-Take Space Tenant Improvements, then (AA) promptly following Landlord’s approval of the Must-Take Space TI Package, Tenant shall put the Must-Take Space Approved TI Package out for competitive bid to the general contractors designated by Tenant and approved by Landlord as provided hereinabove, (BB) Tenant shall provide Landlord with a summary of the bid results from all bids received from the bidding general contractors, and a reconciliation shall be performed by Tenant to adjust inconsistent or incorrect assumptions so that a like-kind comparison can be made and the low bidder (both general contractor) determined, and (CC) following Tenant’s performance of such reconciliation and delivery of such summary of all of such bids to Landlord, Tenant shall select the Must-Take Space Contractor and the major trade subcontractors in its discretion and deliver to Landlord a copy of the bid received from such selected Must-Take Space General Contractor (with each major trade subcontractor’s bids incorporated therein), but Tenant shall consult with Landlord prior to making such selections.

4.2 Construction of Must-Take Space Tenant Improvements by Must-Take Space Contractor under the Supervision of Landlord.

4.2.1 Must-Take Space Construction Contract. Following Tenant’s selection of the Must-Take Space Contractor pursuant to the provisions of Section 4.1 above, Tenant shall deliver to Landlord, for Landlord’s approval, a proposal (the “Must-Take Space Contractor Proposal”) from the Must-Take Space General Contractor based upon the Must-Take Space Approved Working Drawings (or the Must-Take Space Approved Preliminary Construction Drawings if Tenant elects to select the Must-Take Space Contractor prior to the completion and approval by Landlord of the Must-Take Space Final Working Drawings, as the case may be) setting forth, among other things, the maximum cap on construction costs for the Must-Take Space Tenant Improvements, inclusive of allowances and contingencies (including, without limitation, allowances and contingencies necessary to take into account the fact that the Must-Take Space Approved Preliminary Construction Drawings may not fully depict the Must-Take Space Tenant Improvements or are otherwise not sufficient to provide a specific estimate of the total costs of the construction of the Must-Take Space Tenant Improvements). If Landlord approves the Must-Take Space Contractor Proposal (such Must-Take Space Contractor Proposal so approved by Landlord being referred to herein as the “Approved Must-Take Space Contractor Proposal”), then promptly following such approval, Tenant shall concurrently deliver to Landlord both of the following: (i) a construction contract (the “Must-Take Space Construction Contract”) executed by the Must-Take Space Contractor and substantially in the form of the construction contract form included in the Must-Take Space Approved TI Package and approved by Landlord, which Must-Take Space Construction Contract shall incorporate the terms of the Approved Must-Take Space Contractor Proposal (including, without limitation, the maximum cap on construction costs for the Must-Take Space Tenant Improvements [inclusive of contingencies and allowances] set forth in the Approved Must-Take Space Contractor Proposal, and the liquidated damages provision described in Section 4.1(2) above); and (ii) an estimate of the “soft” costs of all Must-Take Space Tenant Improvement Allowance Items incurred or to be incurred by Tenant in connection with the permitting and construction of the Must-Take Space Tenant Improvements which are other than the costs of the design and/or construction management of the Must-Take Space Tenant Improvements incurred or to be incurred by Tenant, which costs Tenant shall be solely responsible for pursuant to Section 2.1 above. Based upon, and consistent with, the information provided by Tenant pursuant to clauses (i) and (ii) hereinabove, Landlord shall provide Tenant with a cost proposal which shall include, as nearly as possible, the cost of all Must-Take Space Tenant Improvement Allowance Items to be incurred by Tenant in connection with the permitting and construction of the Must-Take Space Tenant Improvements (the “Must-Take Space Cost Proposal”). Tenant shall approve and deliver the Must-Take Space Cost Proposal to Landlord within five (5) business days after Tenant’s receipt thereof. The date by which Tenant must approve and deliver the Must-Take Space Cost Proposal shall be referred to herein as the “Must-Take Space Cost Proposal Delivery Date.” Within five (5) business days after the latest to occur of (A) the Must-Take Space Cost Proposal Delivery Date, (B) the date upon which Tenant and the Must-Take Space Escrow Agent (as defined below) have each executed and delivered to Landlord the Must-Take Space Escrow Agreement (as defined below) pursuant to the provisions Section 4.2.2 below, and (C) Tenant deposits the entire Must-Take Space Over-Allowance Amount (as defined below) into the Must-Take Space Escrow Account (as defined below) pursuant to the provisions Section 4.2.2 below, Landlord shall execute the Must-Take Space Construction Contract and retain the Must-Take Space Contractor to construct the Must-Take Space Tenant Improvements pursuant thereto.

4.2.2 Must-Take Space Over-Allowance Amount. The difference between (i) the amount of the Must-Take Space Cost Proposal and (ii) the amount of the Must-Take Space Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the Must-Take Space Cost Proposal Delivery Date shall be referred to herein as the “Must-Take Space Over-Allowance Amount”). Within five (5) business days after the Must-Take Space Cost Proposal Delivery Date: (A) Landlord, Tenant and First American Title Insurance Company (the “Must-Take Space Escrow Agent”) shall execute an escrow agreement (the “Must-Take Space Escrow Agreement”) in substantially the form attached to the Lease as Exhibit O; and (B) Tenant shall deposit into the account (the “Must-Take Space Escrow Account”) established with the Must-Take Space Escrow Agent pursuant to the Must-Take Space Escrow Agreement the entire amount of the Must-Take Space Over-Allowance Amount. Landlord shall have no obligation to execute the Must-Take

EXHIBIT B-2

Space Construction Contract or proceed with the construction of the Must-Take Space Tenant Improvements unless and until Tenant has executed the Must-Take Space Escrow Agreement and Tenant deposits the Must-Take Space Over-Allowance Amount into the Must-Take Space Escrow Account (it being expressly acknowledged and agreed by Tenant that Landlord shall not be in default under the Lease or this Must-Take Space Work Letter with respect to, nor shall the Must-Take Space Commencement Date be affected as a result of, any delays in the construction of the Must-Take Space Tenant Improvements resulting therefrom). During the course of the construction of the Must-Take Space Tenant Improvements, following Landlord’s receipt of each invoice for any Must-Take Space Tenant Improvement Allowance Items from the Must-Take Space Contractor and/or other third parties performing “soft cost” related work in connection with the permitting and construction of the Must-Take Space Tenant Improvements, together with appropriate executed mechanic’s lien releases, if applicable, and all other information reasonably requested by Landlord (such invoice, lien releases and other information each being referred to herein as an “Must-Take Space TI Invoice), Landlord shall submit such Must-Take Space TI Invoice to Tenant for Tenant’s approval, which approval shall not be unreasonably withheld (and to the extent Landlord and the Must-Take Space Contractor [and/or other third parties performing “soft cost” related work in connection with the Original Tenant Improvements, as the case may be] elect to schedule a meeting with Landlord to discuss such Must-Take Space TI Invoice, then Landlord shall give Tenant reasonable prior notice of such meeting and shall reasonably cooperate with Tenant in scheduling such meeting and a representative of Tenant shall be required to attend such meeting). If Tenant does not deliver to Landlord written notice of Tenant’s approval or reasonable disapproval of such Must-Take Space TI Invoice (together with detailed reasons for such reasonable disapproval and the applicable portion of the Must-Take Space TI Invoice of which Tenant reasonable disapproves) within three (3) business days after Landlord’s delivery to Tenant of such Must-Take Space TI Invoice, then Tenant shall be deemed to have approved such Must-Take Space TI Invoice. If Tenant approves or is deemed to have approved of such Must-Take Space TI Invoice and Landlord approves of such Must-Take Space Invoice (each, an “Approved Must-Take Space TI Invoice), then Landlord shall deliver to the Must-Take Space Escrow Agent a request for disbursement to Landlord of Tenant’s “pro rata share” of the Must-Take Space Over-Allowance Amount applicable to such Approved Must-Take Space TI Invoice (as determined herein below). If Tenant timely and properly disapproves a portion, but not all, of any such Must-Take Space Invoice, then so long as Landlord approves of the portion of such Must-Take Space Invoice that has Tenant approved (or is deemed to have approved) (such portion of an Must-Take Space Invoice approved or deemed approved by Tenant and approved by Landlord each being referred to herein as a “Partially Approved Must-Take Space TI Invoice)”, then Landlord shall deliver to the Must-Take Space Escrow Agent a request for disbursement to Landlord of Tenant’s “pro rata share” of the Must-Take Space Over-Allowance Amount applicable to such Partially Approved Must-Take Space TI Invoice. If Tenant timely and properly disapproves of all or any portion of such Must-Take Space Invoice, then with respect to the portion of any such Must-Take Space Invoice that Tenant timely and properly disapproves, (1) Landlord shall use commercially reasonable efforts to resolve any disputes with the Must-Take Space Contractor (and/or other third parties performing “soft cost” related work in connection with the Original Tenant Improvements, as the case may be) detailed in Tenant’s written notice disapproving any portion of the applicable Must-Take Space TI Invoice (but in no event shall Landlord be required to bring any legal action against any the Must-Take Space Contractor [and/or other third parties performing “soft cost” related work in connection with the Original Tenant Improvements, as the case maybe] in connection therewith), but only to the extent Tenant cooperates in good faith and in a commercially reasonable manner with Landlord in attempting to resolve such disputes (including, without limitation, attending meetings scheduled by Landlord and the Must-Take Space Contractor in connection with attempting to resolve such disputes, provided that Landlord shall reasonably cooperate with Tenant in scheduling such meetings), (2) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all Claims from the Must-Take Space Contractor, any subcontractors, materialmen and/or other third parties providing materials, labor and/or services and/or performing “soft costs” work in connection with the permitting and construction of the Original Tenant Improvements arising out of Tenant’s disapproval of all or any portion of such Must-Take Space Invoice and/or the unavailability of the Must-Take Space Over-Allowance Amount as a result thereof, and (3) if any liens are recorded against the Project, the Building and/or the Premises as a result of Tenant’s disapproval of all or any portion of such Must-Take Space Invoice and/or the unavailability of the Must-Take Space Over-Allowance Amount as a result thereof, then (x) Tenant shall cause such lien(s) to be released and removed of record by payment or posting of a statutory bond within twenty (20) days after Tenant has received notice from Landlord of such lien, and (y) if Tenant fails to so cause such lien(s) to be released and removed of record by payment or posting of a statutory bond within such 20-day period, then notwithstanding the foregoing provisions of this Section 4.2.2, Landlord shall be permitted to send a request for disbursement to the Must-Take Space Escrow Agent of Tenant’s “pro rata share” of the Must-Take Space Over-Allowance Amount applicable to the disapproved portion of such Must-Take Space TI Invoice. Tenant shall have no right to object to, nor shall Tenant deliver any notice to the Must-Take Space Escrow Agent objecting to or otherwise instructing the Must-Take Space Escrow Agent not to comply with, any request for disbursement delivered by Landlord to the Must-Take Space Escrow Agent. For purposes hereof, (I) Landlord’s “pro rata share” applicable to each such Approved Must-Take Space TI Invoice (or Partially Approved Must-Take Space TI Invoice, as the case may be) shall equal the Must-Take Space Tenant Improvement Allowance divided by the sum of (a) the Must-Take Space Tenant Improvement Allowance, plus (b) the Must-Take Space Over-Allowance Amount, and (II) Tenant’s “pro rata share” applicable to each such Approved Must-Take Space TI Invoice (or Partially Approved Must-Take Space TI Invoice, as the case may be) shall equal the Must-Take Space Over-Allowance Amount divided by the sum of (a) the Must-Take Space Tenant Improvement Allowance, plus (b) the Must-Take Space Over-Allowance Amount. If, after the Must-Take Space Cost Proposal Delivery Date, any additional costs of the Must-Take Space Tenant Improvements arise (including, without limitation, as a result of the costs of the Must-Take Space Tenant Improvements set forth on the Must-Take Space Approved Working Drawings being in excess of the costs of the Must-Take Space Tenant Improvements set forth on the Must-Take Space Approved Preliminary Construction Drawings, if applicable, and/or any change orders to the Must-Take Space Approved Working Drawings), (xx) such additional costs shall be added to the Must-Take Space Cost Proposal and shall be deposited by Tenant into the Must-Take Space Escrow Account within ten (10) business days after Landlord’s request therefor to the extent such additional costs increase the Must-Take Space Over-Allowance Amount previously set forth in the Must-Take Space Cost Proposal, and (yy) Landlord’s and Tenant’s corresponding “pro rata shares” shall be adjusted to take into account such increase in the Must-Take Space Over-Allowance

EXHIBIT B-2

Amount. Promptly following Landlord’s receipt from the Must-Take Space Escrow Agent of Tenant’s “pro rata share” applicable to such Approved Must-Take Space TI Invoice (or Partially Approved Must-Take Space TI Invoice, as the case may be), Landlord shall pay to the appropriate party entitled thereto Landlord’s “pro rata share” and Tenant’s “pro rata share” applicable to such Approved Must-Take Space TI Invoice (or Partially Approved Must-Take Space TI Invoice, as the case may be), less, with respect to payments made to the Must-Take Space Contractor, a ten percent (10%) retention on the entire amount of such Approved Must-Take Space TI Invoice (or Partially Approved Must-Take Space TI Invoice, as the case may be), and not only such Landlord’s “pro rata share”. Tenant shall be solely responsible for the payment of the escrow fee charged by the Must-Take Space Escrow Agent in connection with the Must-Take Space Escrow Agreement and the management of the Must-Take Space Escrow Account, which escrow fee shall be an amount equal to $1,000.00. Following completion of the Must-Take Space Tenant Improvements and Landlord’s receipt of all appropriate mechanic’s lien releases, Landlord shall: (AA) deliver any undisbursed retention to the Must-Take Space Contractor (less any amount withheld therefrom by Landlord as permitted under the liquidated damages provision of the Must-Take Space Construction Contract); and (BB) deliver to Tenant a final cost statement which shall indicate the final costs of the Must-Take Space Tenant Improvement Allowance Items (the “Must-Take Space Final Cost Statement”). If the Must-Take Space Final Cost Statement indicates that Tenant has underpaid or overpaid the Must-Take Space Over-Allowance Amount, then within thirty (30) days after Tenant’s receipt of such statement, Tenant shall deliver to Landlord the amount of such underpayment. If the Must-Take Space Final Cost Statement indicates that Tenant has overpaid the Must-Take Space Over-Allowance Amount, then within five (5) business days after Landlord’s delivery of the Final Cost Statement to Tenant, Landlord shall deliver to the Must-Take Space Escrow Agent a request for disbursement to Tenant of such overpayment pursuant to the provisions of the Must-Take Space Escrow Agreement (it being agreed that to the extent Landlord receives any amounts from the Must-Take Space Escrow Agent attributable to such overpayment, Landlord shall promptly remit such amounts to Tenant).

4.2.3 Landlord Supervision. Tenant acknowledges that following the mutual execution and delivery of the Must-Take Space Construction Contract by Landlord and the Must-Take Space Contractor, Landlord shall supervise the construction by the Must-Take Space Contractor, and Landlord shall be entitled to a construction supervision and management fee (the “Must-Take Space Landlord Supervision Fee”) in an amount equal to $36,715.00 (i.e., $1.00 per rentable square foot of the Must-Take Space), which amount shall be deducted from the Must-Take Space Tenant Improvement Allowance on a monthly basis in two (2) equal monthly installments commencing upon the construction of the Must-Take Space Tenant Improvements. Notwithstanding the foregoing, no Must-Take Space Landlord Supervision Fee shall be charged by Landlord if and to the extent Legacy Partners CDS, Inc. is retained as the Must-Take Space Contractor. The construction supervision and management services for the Must-Take Space Tenant Improvements shall include the services listed on Schedule 3 attached to the Original Premises Work Letter.

4.2.4 Contractor’s Warranties and Guarantees. Landlord hereby assigns to Tenant all warranties and guarantees by Must-Take Space Contractor relating to the Must-Take Space Tenant Improvements, which assignment shall be on a non-exclusive basis such that the warranties and guarantees may be enforced by Landlord and/or Tenant, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Must-Take Space Tenant Improvements; provided, however, that Landlord shall, at no cost to Landlord, use good faith efforts to cooperate with Tenant and assist in any enforcement action regarding such warranties and guaranties.

4.2.5 Tenant’s Covenants. Tenant hereby indemnifies Landlord for any Claims and/or delays arising from the actions of the Must-Take Space Architect and the Must-Take Space Engineers in, on or about the Must-Take Space, Building and/or Project. Within thirty (30) days after completion of construction of the Must-Take Space Tenant Improvements (including any punch-list items), Landlord shall cause the Must-Take Space Contractor and the Must-Take Space Architect to cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same on behalf of Tenant as Tenant’s agent for such purpose. In addition, Tenant, within sixty (60) days after the Substantial Completion of the Must-Take Space Tenant Improvements, shall have prepared and delivered to the Building management office a copy of the “as built” plans and specifications (including all working drawings) for the Must-Take Space Tenant Improvements, together with a computer disk containing the Must-Take Space Approved Working Drawings in AutoCAD format.

SECTION 5

SUBSTANTIAL COMPLETION;

EXTENSION OF MUST-TAKE SPACE COMMENCEMENT DATE

5.1 Substantial Completion. For purposes of this Lease, “Substantial Completion of the Must-Take Space Tenant Improvements” shall occur (and the Must-Take Space Tenant Improvements shall be deemed “Substantially Complete”) upon: (i) the completion of construction of the Must-Take Space Tenant Improvements pursuant to the Must-Take Space Approved Working Drawings, with the exception of (A) any punch list items that do not materially and adversely affect Tenant’s use and occupancy of the Must-Take Space and/or materially and adversely interfere with the installation by Tenant of its cabling, furniture, fixtures and equipment in the Must-Take Space, and (B) any tenant fixtures, work-stations, built-in furniture, or equipment to be installed in the Must-Take Space by Tenant or under the supervision of the Must-Take Space Contractor; (ii) the issuance by the applicable government authorities of a certificate of occupancy, temporary certificate of occupancy, or its equivalent

EXHIBIT B-2

(including, without limitation, a final inspection sign-off by the City of San Jose) permitting occupancy of the Must-Take Space; and (iii) the issuance by the Must-Take Space Architect of a “Certificate of Substantial Completion” certifying that the Must-Take Space Tenant Improvements have been substantially completed in accordance with the Must-Take Space Approved Working Drawings. Within five (5) days after the date of Substantial Completion of the Must-Take Space Tenant Improvements, Landlord’s and Tenant’s respective representatives shall inspect the Must-Take Space and identify the punch-list items of the Must-Take Space Tenant Improvements and jointly prepare a written list of such punch-list items. Landlord shall cause the Must-Take Space Contractor to diligently complete the punch-list items set forth on such list as soon as reasonably possible thereafter; provided, however, that in no event shall the completion or non-completion of such punch-list items have any effect on the Must-Take Space Commencement Date. Landlord shall, however, be under no obligation to repair any damage caused by Tenant in connection with Tenant’s move into the Must-Take Space, the exercise by Tenant of its rights under Section 6.1 below and/or otherwise caused by Tenant, all of which shall be repaired by Tenant at Tenant’s cost.

5.2 Extension of Must-Take Space Commencement Date for Must-Take Space Permit Delays. The Must-Take Space Commencement Date shall be the date determined pursuant to Section 1.4.2 or Section 1.4.3 of the Lease (as applicable), notwithstanding the fact that Landlord may not have delivered possession of the Must-Take Space to Tenant with the Must-Take Space Tenant Improvements Substantially Complete as of the Must-Take Space Commencement Date. Notwithstanding the foregoing, to the extent that Substantial Completion of the Must-Take Space Tenant Improvements is actually delayed beyond the first (1st) day of the nineteenth (19th) month after the Lease Commencement Date (or beyond the date which is six (6) months after Landlord’s receipt of the Must-Take Space Acceleration Notice if Tenant elects to deliver the same pursuant to Section 1.4.3 of the Lease) as a result of any Must-Take Space Permit Delays (as defined below), then, subject to the restrictions and limitations contained herein below, the Must-Take Space Commencement Date shall be extended day for day by the number of days of such Must-Take Space Permit Delays (but in no event shall the Must-Take Space Commencement Date be delayed pursuant to this Section 5.2 beyond the date Tenant commences business operations in the Must-Take Space). As used herein, “Must-Take Space Permit Delays” shall mean the failure by the applicable local governmental authorities to issue the Must-Take Space Permits within sixty (60) days after the date upon which Tenant originally submits the Must-Take Space Approved Working Drawings for “plan check” to such applicable local governmental authorities for such Must-Take Space Permits, except that such 60-day period shall be extended day for day for each day of delay in the issuance of the Must-Take Space Permits resulting from Tenant Caused Must-Take Space Permit Delays (as defined herein below), and an Must-Take Space Permit Delay shall not be deemed to have occurred unless the applicable local governmental authorities has failed to issue the Must-Take Space Permits within such 60-day period, as so extended by such Tenant Caused Must-Take Space Permit Delays. As used herein, “Tenant Caused Must-Take Space Permit Delays” shall mean delays in the issuance of the Must-Take Space Permits by the applicable local governmental authorities resulting from (i) the applicable local governmental authorities requesting revisions to the Must-Take Space Approved Working Drawings more than two (2) times, (ii) Tenant’s failure to cause the Must-Take Space Approved Working Drawings to be revised and re-submitted to the applicable local governmental authorities within five (5) business days after the applicable governmental authorities’ request for such revisions, (iii) changes in the Must-Take Space Approved Working Drawings requested or required by Tenant after the Must-Take Space Approved Working Drawings have been submitted to the applicable local governmental authorities, (iv) changes to the Must-Take Space Base, Shell and Core required by the Must-Take Space Approved Working Drawings, and (v) any other negligent and/or bad faith acts or omissions of Tenant, its agents and/or employees.

SECTION 6

MISCELLANEOUS

6.1 Tenant’s Entry Into the Must-Take Space Prior to Substantial Completion. Subject to the terms hereof, Landlord shall allow Tenant access to the Must-Take Space following the earlier of (i) the date which is twelve (12) months after the Lease Commencement Date, and (ii) the date which is five (5) business days after Landlord’s receipt of the Must-Take Space Acceleration Notice, for the sole purpose of Tenant installing equipment and/or fixtures (including Tenant’s data and telephone equipment and cabling) in the Must-Take Space. In connection with any such entry, Tenant acknowledges and agrees that Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall (A) use commercially reasonable efforts not to unreasonably interfere with Landlord or Landlord’s contractors (including the Must-Take Space Contractor), agents or representatives in performing work in the Project and/or the Building (including the Must-Take Space Tenant Improvements), and (B) not interfere with the general operation of the Project. Tenant acknowledges and agrees that any such entry into and occupancy of the Must-Take Space or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs for the Must-Take Space (until the occurrence of the Must-Take Space Commencement Date). Tenant further acknowledges and agrees that Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s work made in or about the Must-Take Space in connection with such entry or to any property placed therein prior to the Must-Take Space Commencement Date except to the extent caused by the negligence or willful misconduct of Landlord and/or the Landlord Parties and not insured or required to be insured by Tenant under the Lease. If the performance of Tenant’s work in connection with such entry causes extra costs to be incurred by Landlord or requires the use of any Building services, Tenant shall promptly reimburse Landlord for such extra costs and/or shall pay Landlord for such Building services at Landlord’s standard rates then in effect.

6.2 Tenant’s Representative. Tenant has designated Kelly Givens as its sole representative with respect to the matters set forth in this Must-Take Space Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Must-Take Space Work Letter.

EXHIBIT B-2

6.3 Landlord’s Representative. Landlord has designated Cy Colburn as its sole representative with respect to the matters set forth in this Must-Take Space Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Must-Take Space Work Letter.

6.4 Time of the Essence in This Must-Take Space Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of said period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.5 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant of this Must-Take Space Work Letter (which, for purposes hereof, shall include, without limitation, the delivery by Tenant to Landlord of any oral or written notice instructing Landlord to cease the design and/or construction of the Must-Take Space Tenant Improvements and/or that Tenant does not intend to occupy the Must-Take Space) or the Lease has occurred at any time on or before the Substantial Completion of the Must-Take Space Tenant Improvements and remains after the expiration of applicable notice and cure periods, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to cause the Must-Take Space Contractor to suspend the construction of the Must-Take Space Tenant Improvements, and (ii) all other obligations of Landlord under the terms of this Must-Take Space Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease. In addition, if the Lease is terminated prior to the Must-Take Space Commencement Date for any reason due to a default by Tenant as described in Section 19.1 of the Lease or under this Must-Take Space Work Letter (including, without limitation, any anticipatory breach described above in this Section 6.5), in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) days after Tenant’s receipt of a statement therefor, any and all costs incurred by Landlord and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Must-Take Space Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Must-Take Space Tenant Improvements and restoration costs related thereto.

6.6 Tenant’s Self-Help and Offset Right. Notwithstanding anything to the contrary set forth in this Must-Take Space Work Letter or elsewhere in the Lease, if after the mutual execution and delivery of the Must-Take Space Construction Contract, Landlord and the Must-Take Space Contractor and the issuance by the appropriate local governmental authorities of the Must-Take Space Permits, Landlord fails to (i) diligently proceed with the construction of the Must-Take Space Tenant Improvements, and/or (ii) timely disburse any portion of the Must-Take Space Tenant Improvement Allowance to the Must-Take Space Contractor or other third parties entitled to receive such funds for Must-Take Space Tenant Improvement work already performed and/or the Must-Take Space Tenant Improvement Costs already incurred, which failure in either case is not due to or caused by any Force Majeure events or any delays caused by the acts or omissions of Tenant, or its agents, contractors or employees (including, without limitation Tenant’s failure to timely deposit the Must-Take Space Over-Allowance Amount into the Must-Take Space Escrow Account pursuant to Section 4.2.2 above) and continues for thirty (30) days following Landlord’s receipt of Tenant’s written notice thereof (herein, the “Must-Take Space Outside Performance/Payment Date”), then: (A) in the case of clause (i) hereinabove, Tenant may proceed to undertake and pay for the cost of such unperformed work from Tenant’s own funds following (1) Tenant’s delivery of an additional ten business (10) days’ notice to Landlord that Tenant will be undertaking and paying for the cost of such unperformed work, and (2) Landlord’s failure to diligently proceed with such work within such 10 business-day period; (B) in the case of clause (ii) hereinabove, Tenant may pay such amounts of such undisbursed portions of the Must-Take Space Tenant Improvement Allowance directly to the Must-Take Space Contractor or other third parties entitled to receive such funds (provided that in both cases of clauses (A) and (B) hereinabove, Tenant obtains and delivers to Landlord all appropriate lien releases with respect to any such amounts prior to Tenant’s payment thereof); and (C) Tenant shall be entitled to receive from Landlord funds from the remaining undisbursed balance of the Must-Take Space Tenant Improvement Allowance (but not any amounts in excess thereof, other than interest as expressly provided herein below) to reimburse Tenant for the actual and documented out-of-pocket costs and expenses incurred and paid for by Tenant in performing such work or causing such work to be performed pursuant to clause (A) hereinabove, or paying such undisbursed portions of the Must-Take Space Tenant Improvement Allowance directly to the Must-Take Space Contractor or other third parties entitled to receive such funds pursuant to clause (B) hereinabove or to Tenant for any amounts owed by Landlord to Tenant as reimbursements out of the Must-Take Space Tenant Improvement Allowance under this Must-Take Space Work Letter, as the case may be. Such reimbursement by Landlord shall be made by the date (the “Must-Take Space Reimbursement Date”) which is thirty (30) days after Landlord’s receipt from Tenant of invoices and paid receipts for such costs and expenses from such third parties so paid by Tenant (together with all appropriate lien releases with respect to any such amounts from such third parties performing such work and/or reasonable evidence that Tenant has incurred out-of-pocket costs for which Landlord is obligated to reimburse Tenant from the Must-Take Space Tenant Improvement Allowance). If Landlord fails to so reimburse Tenant by the Must-Take Space Reimbursement Date, then Tenant shall be entitled to offset against the Rent next payable by Tenant under the Lease the amount of such invoice so paid by Tenant (but the aggregate amount of any such offsets hereunder shall not exceed the remaining undisbursed balance of the Must-Take Space Tenant Improvement Allowance), together with interest thereon, at the Interest Rate, which shall have accrued on the amount of each such invoice during the period from and after the date such amount was paid by Tenant through and including the earlier of (x) the date Landlord reimburses Tenant for such amount, and (y) the date that Tenant deducts from Rent such amount; provided, however, that Tenant shall not be entitled to such offset right while Tenant is in default under the Lease or this Must-Take Space Work Letter after expiration of any applicable notice and cure periods; provided further, however, that notwithstanding the foregoing to the contrary, if Landlord delivers to Tenant prior to the Must-Take Space Outside Performance/Payment Date, a written objection to Tenant’s right to receive any such reimbursement based upon Landlord’s good faith claim that the applicable action did not have to be taken by Landlord pursuant to the terms of the Lease and/or this Must-Take

EXHIBIT B-2

Space Work Letter, then Tenant shall not be entitled to such reimbursement and Landlord and Tenant shall instead either meet in person or communicate by telephone within two (2) business days thereafter to confer and attempt to resolve the matter. If Landlord and Tenant resolve such matter, then (I) Landlord and Tenant shall promptly thereafter confirm such resolution in writing, and (II) if such resolution stipulates that Tenant is entitled to any such reimbursement, then Landlord shall so reimburse Tenant for the stipulated amount within thirty (30) days after the date upon which Landlord and Tenant resolve such matter. If Landlord and Tenant do not resolve such matter within a reasonable period of time after such meeting (but in any event within thirty (30) days after such meeting), then Tenant shall not be entitled to such reimbursement and either Landlord or Tenant may submit such matter to arbitration pursuant to the provisions of Section 6.7 below. If Tenant receives a monetary judgment against Landlord in such arbitration, then Landlord shall pay the amount of such monetary judgment to Tenant within thirty (30) days after the date such judgment is issued. If such monetary judgment is not so timely paid, then, notwithstanding any contrary provision of this Lease, Tenant shall be entitled to offset against the Rent payable under this Lease the amount of such monetary judgment together with interest which shall have accrued on such monetary judgment during the period from and after the day after the expiration of such 30-day period through and including the date that Tenant offsets against the Rent the amount of such monetary judgment, at the Interest Rate. If Tenant undertakes such work pursuant to clause (i) hereinabove, (a) Landlord shall thereafter have no obligation to complete the Must-Take Space Tenant Improvements (but the foregoing shall not relieve Landlord of its obligations under this Section 6.6), and (b) Tenant shall comply with the other terms and conditions of this Must-Take Space Work Letter with respect thereto, and if such work will affect the Base Building, any common areas or other areas outside the Must-Take Space and/or the exterior appearance of the Building or Project (or any portion thereof), Tenant shall use only those unrelated third party general contractors and subcontractors used by Landlord in the Building for such work unless such general contractors and subcontractors are unwilling or unable to timely perform such work at competitive prices, in which event Tenant may utilize the services of any other qualified general contractors and subcontractors which normally and regularly perform similar work in the Comparable Buildings.

6.7 Arbitration Regarding Tenant’s Self-Help Rights. If a party submits a matter to arbitration in accordance with the provisions of Section 6.6 above, either party may commence an expedited arbitration proceeding to resolve such matter pursuant to JAMS. The arbitration shall be conducted in San Jose, California and decided by a single person (the “Construction Matters Arbitrator”) who (i) is a retired judge of any of the trial or appellate courts of the State of California, (ii) has substantial experience in interpreting agreements involving construction matters related to the leasing of commercial real estate and practices in and is located in California, and (iii) shall be selected in accordance with JAMS rules. As promptly as practical after being appointed, the Construction Matters Arbitrator so chosen shall (A) consider the evidence submitted by the parties, and (B) upon notice to all parties, determine whether Tenant’s self-help rights were validly exercised under Section 6.7 above and the amount of reimbursement, if any, in connection therewith to which Tenant is entitled under Section 6.7 above, which issues shall be the sole issues to be determined by the Construction Matters Arbitrator. The decisions of the Construction Matters Arbitrator shall be final and binding upon the parties and a judgment thereon may be entered in any court having jurisdiction, except that either party may contest and obtain judicial review of the reasonableness of the Construction Matters Arbitrator’s determination of the cost of the arbitration. The costs of any arbitration pursuant to this Section 6.7 shall be funded fifty (50%) by each party, and the parties shall bear their own costs and attorneys’ fees in connection with such arbitration. As part of any award issued by the Construction Matters Arbitrator, the prevailing party in the arbitration shall be entitled to recover from the non-prevailing party such costs and reasonable attorneys’ fees as may have been incurred by the prevailing party in connection with such arbitration.

6.7 Independent Entities. The terms of this Must-Take Space Work Letter shall not be deemed modified in any respect in the event Legacy Partners CDS, Inc. is retained as the Must-Take Space Contractor, it being understood and agreed that Landlord and the Must-Take Space Contractor, regardless of the identity of the Must-Take Space Contractor, shall at all times remain separate and independent entities and the knowledge and actions of one shall not be imputed to the other.

EXHIBIT B-2

EXHIBIT C

AMENDMENT TO LEASE

This AMENDMENT TO LEASE (“Amendment”) is made and entered into effective as of             , 20    , by and between LEGACY III SJ AMERICA CENTER I, LLC, a Delaware limited liability company (“Landlord”) and POLYCOM, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A. Landlord and Tenant entered into that certain Lease dated as of August 4, 2011 (the “Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Premises”, as described in the Lease, in that certain Building located at 6001 America Center Drive, San Jose, California 95002.

B. Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning as such terms have in the Lease.

C. Landlord and Tenant desire to amend the Lease to confirm the [Lease Commencement Date/Must-Take Space Commencement Date] and Lease Expiration Date of the Lease Term, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Confirmation of Dates. The parties hereby confirm that the [Lease Term/Must-Take Space Term] commenced as of                      (the [“Lease Commencement Date/Must-Take Space Commencement Date”]) for a term of                      (    ) ending on                      (the “Lease Expiration Date”) (unless sooner terminated as provided in the Lease or extended pursuant to the Extension Option Rider attached to the Lease).

2. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment to Lease has been executed as of the day and year first above written.

“Landlord”:

LEGACY III SJ AMERICA CENTER I, LLC, a Delaware limited liability company

By:	LEGACY PARTNERS COMMERCIAL, L.P.,
a California limited partnership,
as Property Manager and Agent for Owner

	By:	LEGACY PARTNERS COMMERCIAL, INC.,
General Partner

By:
Debra Smith
	Its:	Chief Administrative Officer
DRE #00975555
BL DRE #01464134

“Tenant”:

POLYCOM, INC., a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

EXHIBIT C

EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without furnishing Landlord with keys to such altered or additional locks and/or bolts. Tenant shall bear the cost of any lock changes or repairs required by Tenant.

2. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or Project during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

3. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

4. The requirements of Tenant will be attended to only upon application at the management office of the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

5. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord or Landlord’s agents to prevent same.

6. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

7. Tenant shall not overload the floor of the Premises.

8. Except as otherwise expressly permitted under the Lease, Tenant shall not use or keep in or on the Premises, the Building or Project any kerosene, gasoline or other inflammable or combustible fluid or material, or any foul or noxious gas or substance.

9. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, bicycles or other vehicles.

10. No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, the private use in the Premises of Underwriters’ Laboratory-approved equipment and microwave ovens for heating food and brewing coffee, tea, hot chocolate and similar beverages, for preparation of meals by employees of Tenant in a manner customary for an employee lounge or lunchroom, and for catering to serve food in connection with meetings or receptions will be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants.

11. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Project is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

12. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

13. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

14. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Project.

15. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority, and neither Tenant nor any of its contractors, agents, employees, invitees or visitors shall smoke in the Premises, in the Building or in any other portion of the Project which is not designated as an area in which smoking is permitted.

EXHIBIT D

16. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D

EXHIBIT E

LIST OF ENVIRONMENTAL REPORTS

1.	Phase I Environmental Site Assessment Report prepared by ENV America and dated September 2007.

2.	Description of Closure, recorded September 4, 2007, as Instrument No. 19573415, Santa Clara County Recorder

3.	California Regional Water Quality Control Board Order 01-029

4.	Soil Management Plan Update Letter dated August 31, 2005

5.	Second Five Year Review Report for South Bay Asbestos Site dated September 2005

6.	Post Closure Land Use Proposal revised February 2000

7.	Construction Quality Assurance Report America Center - Landfill Closure dated May 24, 2002, prepared by Treadwell and Rollo

8.	Water Quality Monitoring Plan, Highway 237 Landfill, Crawford Consulting, Inc., September 2001

9.	Agreement and Covenant Not to Sue Legacy Partners 2335 LLC - South Bay Asbestos Area Superfund Site, San Jose, CA, Docket No. 99-10

10.	Phase I Environmental Site Assessment Update prepared by Haley & Aldrich, dated December 16, 2010

11.	Operation and Maintenance Manual (Methane Mitigation and Monitoring Systems) prepared by Treadwell & Rollo, dated July 5, 2011, Project No. 2580.04

12.	Letter from Treadwell & Rollo to Legacy Partners CDS, Inc. dated June 30, 2011, Re Final Completion Report for Methane Mitigation System

EXHIBIT E

EXHIBIT F

FORM OF SUBORDINATION, NONDISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of the      day of             , 20     by and between AB US REP AMERICA CENTER, LLC, a Delaware limited liability company, having an address at c/o AllianceBernstein, 1345 Avenue of the Americas, New York, New York 10105 (“Lender”),                     , a                     , having an address at                      (“Tenant”), and, LEGACY III SJ AMERICA CENTER I, LLC, a Delaware limited liability company (“Legacy I Owner”), and LEGACY III SJ AMERICA CENTER II, LLC, a Delaware limited liability company (“Legacy II Owner”), together with Legacy I Owner, collectively, “Owner”).

R E C I T A L S :

A. Lender is the present owner and holder of a certain Amended and Restated Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (together with any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements thereof, the “Security Instrument”) dated as of March 24, 2011, given by Owner to Lender which encumbers the fee estate of Owner in the property legally described on Exhibit A attached hereto (the “Property”) and which secures the payment of certain indebtedness owed by Owner to Lender evidenced by a certain Amended and Restated Promissory Note dated March 24, 2011, made by Owner and payable to Lender (the note together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the “Note”);

B. Tenant is the holder of a leasehold estate in a portion of the Property pursuant to that certain Lease Agreement between Legacy I Owner (“Landlord”) and Tenant dated as of             , 20     (such lease, as modified and amended as set forth herein and as may be modified and amended from time to time being hereinafter referred to as the “Lease”);

C. Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

A G R E E M E N T :

For good and valuable consideration, Tenant, Owner and Lender agree as follows:

1.	SUBORDINATION

Subject to Sections 2 and 3 of this Agreement, the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options, including purchase options, if any, of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the terms, covenants and provisions of the Security Instrument and to the lien thereof including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2.	NON-DISTURBANCE

If any action or proceeding is commenced by Lender for the foreclosure of the Security Instrument or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, so long as Tenant is not in default beyond any applicable grace or cure period (an “Event of Default”) under the Lease, Lender will not seek affirmative relief against Tenant and such joinder shall not result in the termination of the Lease or disturb Tenant’s possession, enjoyment or use of the premises demised thereunder (for any reason other than one which would entitle the Landlord to terminate the Lease under its terms or at law or equity). Lender agrees that it will not disturb Tenant’s use, possession, and enjoyment of the Property under the Lease upon any termination, repossession, any judicial or non-judicial foreclosure, or otherwise, or the exercise of any other remedy pursuant to the Note and the Security Instrument and any such actions shall be made subject to all rights of Tenant under the Lease and the Lease shall continue in full force and effect, subject to Section 3, and none of Tenant’s rights and benefits under the Lease will be adversely affected; provided that at the time of the commencement, of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the Lease shall be in full force and effect and (h) no Event of Default shall then exist under the Lease.

3.	ATTORNMENT

(a) If Lender or any other subsequent purchaser of the Property shall become the owner of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or

EXHIBIT F

assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument (Lender or such other purchaser being hereinafter referred as “Purchaser”), and the conditions set forth in Section 2 above have been met at the time Purchaser becomes owner of the Property, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and Tenant hereby agrees to attorn to such new owner and to recognize such new owner as “landlord” under the Lease without any additional documentation to effect such attornment (provided, however, if applicable law shall require or Lender shall reasonably request additional documentation at the time Lender exercises its remedies then Tenant shall execute such additional reasonable and customary documents evidencing such attornment as may be required by applicable law or reasonably requested by Lender). In the event that Purchaser becomes the owner of the Property, Purchaser by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment set forth above and shall be bound under all of the terms, covenants and conditions of the Lease, provided, however, that Purchaser shall not be (i) liable for the default or failure of any prior landlord (any such prior landlord, including Landlord, being hereinafter referred to as a “Prior Landlord”) to perform any obligations of Prior Landlord under the Lease or for any other act or omissions of any Prior Landlord, (ii) subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Property, (iii) liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease, except to the extent such sums or instruments are actually received by Purchaser or a credit is given to Purchaser therefor, (iv) bound by any payment of rents, additional rents, base rents, percentage rent or other sums which Tenant may have paid more than one (1) month in advance of the date on which such rents, additional rents, base rents, percentage rents or other sums becoming due under the terms of the Lease to any Prior Landlord, (v) bound by any agreement terminating or amending or modifying the terms of the Lease made without Lender’s prior written consent, or, after the acquisition of the Property, Purchaser’s prior written consent, (vi) bound by, or liable for, any agreement of any Prior Landlord under the Lease with respect to the completion of any improvements at the Property or for the payment or reimbursement to Tenant of any contribution to the cost of the completion of any such improvements, other than disbursement of the Original Premises Tenant Improvement Allowance and the Must Take Premises Tenant Improvement Allowance, pursuant to Exhibits B-1 and B-2, as applicable, attached to the Lease, or (vii) bound by, or liable for, any breach of, any representation or warranty contained in the Lease or otherwise made by any Prior Landlord. Nothing contained in this Section 3 shall relieve Purchaser from Purchaser’s obligation to cure any repair or maintenance default under the Lease with respect to the Premises by any Prior Landlord under the Lease (including Landlord), subject to force majeure, solely to the extent the same is continuing when Purchaser succeeds to the landlord’s interest under the Lease and acquires title to the Premises, provided that Lender’s obligation to cure such default shall be limited solely to performing the repair or maintenance obligation as required pursuant to the terms of the Lease (and in no event shall Lender have any other liability or obligation with respect to such default). In addition, nothing contained in this Section 3 shall, however, limit any of Tenant’s abatement or offset rights specifically set forth in the Lease, including, without limitation, pursuant to Sections 6.4, 7.3 and 24.25 and Article 3 of the Lease, and Section 6.6 of Exhibit B-1 and Exhibit B-2, in each case (other than with respect to the Abated Rent) solely to the extent such abatement or offset right accrues after Purchaser succeeds to the landlord’s interest under the Lease and acquires title to the Premises, provided that Tenant complies with all the applicable terms and conditions of the Lease with regard to such abatement or offset. Further, notwithstanding anything in this Section 3 to the contrary, if any portion of the Premises is damaged or taken or condemned, Tenant shall be permitted to abate rent in accordance with Articles 11 and 12 of the Lease, provided that Tenant complies with all applicable terms and conditions of the Lease with regard to such abatement.

(b) For the avoidance of doubt, from and after the date on which Purchaser becomes the owner of the Property (but not before), (i) the Tenant shall be obligated to proceed to perform all remaining Original Premises Tenant Improvements and Must-Take Space Tenant Improvements, (ii) in connection with Tenant’s performance of such work, Tenant may pay the undisbursed portion of the Original Premises Tenant Improvement Allowance and/or Must-Take Space Tenant Improvement Allowance directly to the Original Premises Contractor, the Must-Take Space Contractor or other third parties entitled to receive such funds pursuant to the Lease (provided that Tenant obtains and delivers to Purchaser all appropriate lien releases with respect to any such amounts prior to Tenant’s payment thereof), and (iii) Tenant shall be entitled to receive from Purchaser funds from the remaining undisbursed balance of the Original Premises Tenant Improvement Allowance and/or Must-Take Space Tenant Improvement Allowance (but not any amounts in excess thereof) to reimburse Tenant for the actual and documented out-of-pocket costs and expenses incurred and paid for by Tenant in performing such work or causing such work to be performed, or paying such undisbursed portions of the Original Premises Tenant Improvement Allowance and/or Must-Take Space Tenant Improvement Allowance directly to the Original Premises Contractor, Must-Take Space Contractor or other third parties entitled to receive such funds or to Tenant for any amounts owed by Purchaser to Tenant as reimbursements out of the Original Premises Tenant Improvement Allowance and/or Must-Take Space Tenant Improvement Allowance under the Original Premises Work Letter and/or Must-Take Space Work Letter, as the case may be. Notwithstanding anything to the contrary herein, Purchaser’s liability, if any, with respect to the Original Premises Tenant Improvement Allowance and/or the Must-Take Space Tenant Improvement Allowance, shall not exceed the undisbursed balance of the Original Premises Tenant Improvement Allowance or the Must-Take Space Premises Tenant Improvement Allowance, as applicable.

4.	LANDLORD’S DEFAULT

Prior to pursuing any remedy available to Tenant under the Lease, at law or equity as a result of any failure of Landlord to perform or observe any covenant, condition, provision or obligation to be performed or

EXHIBIT F

observed by Landlord under the Lease (any such failure hereinafter referred to as a “Landlord’s Default”), Tenant shall: (a) provide Lender and Owner with a notice of Landlord’s Default specifying the nature thereof, the Section of the Lease under which same arose and the remedy which Tenant will elect under the terms of the Lease or otherwise, and (b) allow each of Lender and Owner the applicable cure period as provided in the Lease to cure the same, plus, except when necessary to prevent an immediate threat to life or safety, an additional thirty (30) days; provided, however, that if such Landlord’s Default is not readily curable within such time period, Tenant shall give Lender or Owner, as applicable, such additional time as Lender or Owner may reasonably need to obtain possession and control of the Property and to cure such Landlord’s Default so long as Lender or Owner, as applicable, is diligently pursuing a cure. Tenant shall not pursue any remedy available to it as a result of any Landlord’s Default unless Lender or Owner, as applicable, fails to cure same within the time periods specified above. For purposes of this Paragraph, a Landlord’s Default shall not be deemed to have occurred until all grace and/or cure periods applicable thereto under the Lease have lapsed without Landlord having effectuated a cure thereof.

5.	ASSIGNMENT OF LEASES AND RENTS

Tenant acknowledges that Landlord or its affiliate has collaterally assigned or will collaterally assign to Lender all leases affecting the Property, including the Lease, and the rents and other amounts, including, without limitation, lease termination fees, if any, due and payable under such leases. In connection therewith, Tenant agrees (and Landlord acknowledges and agrees) that, upon receipt of a notice of a default by Landlord under such assignment and a demand by Lender for direct payment to or as directed by Lender of the rents due under the Lease, Tenant will honor such demand and make all subsequent rent payments directly to or as directed by Lender. Landlord agrees that Tenant may rely on such written notice from Lender without any duty of inquiry, authorizes Tenant to make such payments, and releases Tenant from any claim or liability in connection with such payments. Tenant’s payment of rents and other amounts, including, without limitation, lease termination fees, if any, to Lender in accordance with the foregoing will continue until the first to occur of the following:

(a) no further rents and other amounts, including, without limitation, lease termination fees, if any is due or payable under the terms of the Lease;

(b) Lender gives Tenant notice that Landlord has rectified the default that existed in respect of its obligations under the terms of the Security Instrument and instructs Tenant to make subsequent remittances of the rents and other amounts, including, without limitation, lease termination fees, if any to Landlord; or

(c) a transfer of the Property occurs and the new owner gives Tenant notice of that transfer. The new owner will automatically succeed to Landlord’s interest under the terms of the Lease, after which time the rents and other benefits accruing in favor of Landlord under the terms of the Lease will be payable to the new owner as the owner of the Property.

Tenant further agrees that any Lease termination fees payable under the Lease, if any, shall be paid jointly to Landlord and Lender.

6.	NOTICES

Any notices, communications and waivers under this Agreement shall be in writing and shall be: (i) delivered in person or (ii) by overnight express carrier, addressed in each case as follows:

To Lender:	AB US REP AMERICA CENTER LLC
c/o AllianceBernstein
1345 Avenue of the Americas
New York, New York 10105
Attention: Adam Brooks

With a copy to:	Allen & Overy LLP
1221 Avenue of the Americas
New York, New York 10020
	Attention:	Kevin J. O’Shea, Esq.

To Owner or Landlord:	LEGACY III SJ AMERICA CENTER I, LLC
and
LEGACY III SJ AMERICA CENTER II, LLC
4000 East Third Avenue, Suite 600
Foster City, CA 94404
	Attention:	Paul J. Meyer

With a copy to:	Cox, Castle & Nicholson LLP
555 California Street, 10th Floor
San Francisco, California 94104
	Attention:	Richard H. Rosenthal, Esq.

To Tenant:

Attention:

EXHIBIT F

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this Section shall be deemed received (i) if personally delivered, then on the date of delivery or (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent.

7.	LEASE EXCLUSIVE AGREEMENT

Tenant represents and warrants to Lender that the Lease constitutes the entire agreement between Tenant and Landlord thereunder with respect to the Property and there are no other agreements, written or verbal, governing the tenancy of Tenant with respect to the Property.

8.	ESTOPPEL CERTIFICATE

Tenant shall, from time to time, within fifteen (15) business days after request by Lender, execute, acknowledge and deliver to Lender a statement in form and substance reasonably acceptable to Lender and on which Lender may rely, certifying as to such factual information respecting the Lease, Tenant and Landlord as Lender may reasonably request.

9.	INSURANCE PROCEEDS

Lender shall have no interest in any insurance carried by Tenant, or any right to direct the use of proceeds of any insurance carried by Tenant with respect to the Premises other than property insurance related to the Original Premises Tenant Improvements, and Must-Take Tenant Improvements, which shall be subject to the terms and conditions of this Section 9; provided, however, that Lender shall be named as an additional insured on all insurance policies which Tenant is required under the Lease to maintain. So long as no Event of Default under the Lease has occurred and is continuing and the Lease is in full force and effect, Lender and Purchaser will (i) permit any proceeds paid in respect of the property insurance related to the Original Premises Tenant Improvements, and Must-Take Tenant Improvements that Tenant maintains in force in accordance with the terms of the Lease to be used as provided in the Lease, and (ii) permit any condemnation award paid in connection with a taking of any part of the Property or any proceeds of a sale made in lieu of condemnation of a part of the Property to be used as provided in the Lease. Lender and Purchaser may, however, impose reasonable conditions on the time and manner of the disbursement of such property insurance proceeds, condemnation awards or sales proceeds.

10.	SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of Lender, Owner, Tenant, Landlord and Purchaser and their respective successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Lender hereunder, all obligations and liabilities of Lender under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Lender’s interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred other than to an assignee of Tenant’s interest under the Lease, and any assignment of Tenant’s interest under the Lease shall be subject to Lender’s prior written consent, which may be granted or withheld in Lender’s reasonable discretion.

11.	GOVERNING LAW

This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

12.	AMENDMENTS TO LEASE

Tenant shall not agree to any material amendment or modification of the Lease without first obtaining Lender’s consent thereto, which consent may be given or withheld at Lender’s reasonable discretion (but such consent shall not be required with respect to any amendment or modification as to which Lender’s consent is not required to be obtained by Owner under the Security Agreement).

13.	MISCELLANEOUS

This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement, if any. Any option, right of first refusal or other rights contained in the Lease, or otherwise existing, to acquire all or any portion of the Property are hereby made subject and subordinate to the rights of Lender under the Security Agreement. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. If any portion or portions of this Agreement shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. This Agreement constitutes the entire agreement between the parties hereto regarding the subordination of the Lease to the Security Instrument and the rights and obligations of parties hereto as to the subject matter of this Agreement, all prior agreements as to the subject matter of this Agreement being merged hereto.

EXHIBIT F

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

LENDER:

AB US REP AMERICA CENTER LLC, a Delaware limited liability company

By:	(SEAL)
Name:
Title:

TENANT:

,
a

By:
Name:
Title:

OWNER/LANDLORD:

LEGACY III SJ AMERICA CENTER I, LLC, a Delaware limited liability company

By:	Legacy III SJ AC Investments, LLC,
a Delaware limited liability company, its Sole Member

	By:	Legacy America Center Associates, LLC,
a Delaware limited liability company, its Sole Member

		By:	Legacy Partners Realty Fund III, LLC,
a Delaware limited liability company, its Administrative Member

			By:	Legacy Partners Investment Management Services, LLC,
a Delaware limited liability company,
its Managing Member

By:
Name:
Title:

EXHIBIT F

LEGACY III SJ AMERICA CENTER I, LLC,
a Delaware limited liability company

By:	Legacy III SJ AC Investments, LLC,
a Delaware limited liability company, its Sole Member

	By:	Legacy America Center Associates, LLC,
a Delaware limited liability company, its Sole Member

		By:	Legacy Partners Realty Fund III, LLC,
a Delaware limited liability company, its Administrative Member

			By:	Legacy Partners Investment Management Services, LLC,
a Delaware limited liability company,
its Managing Member

By:
Name:
Title:

EXHIBIT F

ACKNOWLEDGMENT

State of California	)
County of	)

On                     , 2011, before me,                                                              , Notary Public, personally appeared                                                              , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

ACKNOWLEDGMENT

State of California	)
County of	)

On                     , 2011, before me,                                                              , Notary Public, personally appeared                                                              , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT F

ACKNOWLEDGMENT

State of California	)
County of	)

On                     , 2011, before me,                                                              , Notary Public, personally appeared                                                              , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

ACKNOWLEDGMENT

State of California	)
County of	)

On                     , 2011, before me,                                                              , Notary Public, personally appeared                                                              , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT F

Exhibit A to Subordination, Nondisturbance and Attornment Agreement

LEGAL DESCRIPTION

Exhibit A to

Subordination,

Nondisturbance and

Attornment

Agreement

EXHIBIT G

LANDLORD’S SIGNAGE CRITERIA

EXHIBIT G

EXHIBIT G

AMERICA CENTER

LOGO

RED - PMS 202 C
BLUE - PMS 281 C

ARROW

ABCDEFGHIJKLMNOPQRSTUVWXYZ
abcdefghijklmnopqrstuvwxyz

FUTURA MEDIUM

PAINT COLORS

C1 - MPC MP18205 Gun Metal

C2 - BM 2137-70 White Wisp

C3 - MAP 41-342 Brushed Aluminum

C4 - PMS 202 C - Red

C5 - PMS 281 C - Blue

C6 - MPC MP10249 Metallic Charcoal

VINYL COLORS

V1 - 3M Black

CITY OF SAN JOSE
Department of Planning, Building & Code Enforcement
File No.: K09-064
By: SRD 1/22/09
DATE
See attached Development Permit Adjustment sheet for conditions of approval.
Note: A Building Permit may also be required. Please check with the Building Division.

AMERICA CENTER

WEIDNER ARCHITECTURAL SIGNAGE
5501 24th Street
Sacramento CA 95822
916.452.8000
weidnersignage.com
Rick Weidner
Account Executive
CA Lic. #559090
NV Lic. #0040109

Consulting Designers
ROSS LUTHIN CREATIVE
E: creative@rossluthin.com
F: 707.573.9845
P: 707.573.7558

- [ ] Planning
- [ ] Conceptual Design
- [ ] Design Development
- [x] City Submittal

Date	
12.08.08	
Project No.	Scale
8010	NTS

Sheet Title
Graphic Strandards
And Colors

Page No.
ii

EXHIBIT G

CITY OF SAN JOSE
Department of Planning, Building & Code Enforcement

File No. AD09-064

By: 400   1/22/09 DATE

See attached Development Permit Adjustment sheet for conditions of approval.

Note: A Building Permit may also be required. Please check with the Building Division.

11
PTN. LOT 1
4.00 Ac Calc
W.B.
13
PTN.PCL.3
4.702 Ac Calc
24
PTN.PCL.3
2.024 Ac
Calc
60'-ESMT.
S.C.V.W.D.
PTN.
31
PTN. LOT 1
21.735 Ac
PTN. LOT 2
12.607 Ac
35
PTN. LOT 3
15.380 Ac
33
PTN. LOT 2
4.237 Ac
36
32
PTN. LOT 1
3.355 Ac
L.L.A. 19626418
L.L.A. 16475411
L.L.A. 18257897
TRA LINE
HWY 237
0' 100' 200'

AMERICA CENTER

WEIDNER ARCHITECTURAL SIGNAGE

5001 24th Street
Sacramento CA 95822
916.452.8000
weidnersignage.com

Rick Weidner
Account Executive

Consulting Designers

ROSS LUTHIN

E: creative@rossluthin.com
T: 707.573.9840
F: 707.573.7359

237 Frontage =	1,776
Int. Road Front. =	1,150
Total Frontage =	2,926

- ☐ Planning
- ☐ Conceptual Design
- ☐ Design Development
- ■ City Submittal

Date 01.2.09	
Project No. 801c	Scale 1"=200' approx.

Sheet title

Parcel Map & Frontages

Page No.

iii

EXHIBIT G

ATTACHED SIGN SUMMARY

SIGN TYPE		QTY.	SIZE		HEIGHT			PAGE
THUMBNAIL	SIGN DESCRIPTION		Proposed	Ordinance	Logo	Letters	Ordinance	
	TID-1 - SKYLINE	2 per bldg	250 sf ea. 500 sf/bldg (max.)	250 sf ea. 500 sf/bldg (max.)	60 in (max)	42 ft (max)	NA	1.10
	TID-2 - WALL SIGNS	1 sign for each 1st floor tenant frontage plus a total of 5 signs per building for interior tenants w/o 1st floor frontages.	1s.f. per l.f. of occ. frontage. 300 sf/bldg. max.*	1s.f. per l.f. of occ. frontage. 300 sf/bldg. max.*	30 in (max)	18 ft (max)	NA	1.20

* Wall sign sizes shall conform to Section 23.04.020, B, 1-3

CITY OF SAN JOSE
Department of Planning, Building & Code Enforcement
File No.: AD09-014
By: [illegible] DATE 1/22/09
See attached Development Permit Adjustment sheet for conditions of approval.
Note: A Building Permit may also be required. Please check with the Building Division.

AMERICA CENTER

WEIDNER SIGNAGE
5001 24th Street
Sacramento CA 95822
916.452.8000
weidnersignage.com
Rick Weidner
Account Executive
CA Lic. #[illegible]
NV Lic. [illegible]

Consulting Designers
ROSS LUTHIN
E: creative@rossluthin.com
T: 707.573.[illegible]
F: 707.573.[illegible]

☐ Planning
☐ Conceptual Design
☐ Design Development
■ City Submittal

Date
01.21.09
Project No.
4016
Sheet title
Section 1
Attached Signs

Page No.
1.00

EXHIBIT G

BUILDING 4
35,681 s.f.
footprint
BUILDING 2
35,681 s.f.
footprint
BUILDING 3
35,681 s.f.
footprint
BUILDING 1
35,681 s.f.
footprint
HWY 237
True North
Plan North

AMERICA CENTER

WEIDNER ARCHITECTURAL SIGNAGE

5001 24th Street
Sacramento CA 95822
916.452.8000
weidnersignage.com

Rick Weidner
Account Executive

Consulting Designers

ROSS | LUTHIN

ALLOWABLE SIGN LOCATIONS

TID-1
TENANT
SKYLINE SIGN
See page 1.10

TID-2
TENANT
WALL SIGNS
See page 1.20

- ☐ Planning
- ☐ Conceptual Design
- ☐ Design Development
- ■ City submittal

Date	
01.21.09	
Project No.	Scale
8016	NTS

Sheet Title
Attached Signs Location Plan

Page No.
1.01

CITY OF SAN JOSE
Department of Planning, Building & Code Enforcement
File No.: AD09-064
By: GAO DATE 1/22/09
See attached Development Permit Adjustment sheet for conditions of approval.
Note: A Building Permit may also be required. Please check with the Building Division.

EXHIBIT G

LOGO
COMPANY NAME

TYPICAL TENANT SIGN

1/4"=1'-0"

DESCRIPTION
Wall mounted skyline signage for the purpose of primary tenant identification

APPROVALS AND PERMITS
Tenants shall submit sign detail drawings to the Landlord prior to submitting to the City for permits.

QUANTITY
Maximum two (2) signs per building

SIGN LOCATIONS
Potential sign locations are indicated on page 1.11

SIGN AREA
250 s.f. maximum per sign

GENERAL GUIDELINES
1. Tenants may use their corporate logos and typestyles.
2. Signage shall be internally halo illuminated Fabricated reverse pan channel letters and shapes.
3. All wiring, conduits and raceways are to be concealed.
4. All letters shall be color C1
5. With Landlord approval, logos may be included that utilize custom colors on the face only. Logo edges shall be color C1.

Low voltage wire
Low Voltage Transformer To 120V, 20A Breaker
1/4" Clear Lexan Backer
LED light sources
Stand-offs
Stand-offs
Fabricated Aluminum Letter
Varies
5"
1 1/2"

LED HALO LETTER SECTION

1 1/2"=1'-0"

CITY OF SAN JOSE
Department of Planning, Building & Code Enforcement
File No.: ADA-016
By: GDO 1/22/09
DATE
See attached Development Permit Adjustment sheet for conditions of approval.
Note: A Building Permit may also be required. Please check with the Building Division.

AMERICA CENTER

WEIDNER ARCHITECTURAL SIGNAGE
5001 24th Street
Sacramento CA 95822
916.452.8000
weidnersignage.com
Rick Weidner
Account Executive

Consulting Designers
ROSS LUTHIN

- [ ] Planning
- [ ] Conceptual Design
- [ ] Design Development
- [x] City Submittal

Date	
12.08.08	
Project No.	Scale
3016	As Noted

Sheet Title
Attached Sign
TID-1 Skyline Signs

Page No.
1.10

EXHIBIT G

Align with window edge
Align with window edge
250 s.f.
250 s.f.

SOUTH

132'4"
Center in space
300 s.f.

WEST
(signs not permitted on West elevation of Buildings 1 or 2)

132'4"
Align with window edge
250 s.f.

EAST

CITY OF SAN JOSE
Department of Planning, Building & Code Enforcement
File No.: AD09-044
By: SDO 1/22/09 DATE
See attached Development Permit Adjustment sheet for conditions of approval.
Note: A Building Permit may also be required. Please check with the Building Division.

AMERICA CENTER

WEIDNER ARCHITECTURAL SIGNAGE

5001 24th Street
Sacramento CA 95822
916.452.8000
weidnersignage.com
Rick Weidner
Account Executive
CA Lic. #559092
NV Lic. #0068109

Consulting Designers

ROSS LUTHIN

Indicates potential sign location

- [ ] Planning
- [ ] Conceptual Design
- [ ] Design Development
- [x] City Submittal

Date 01.21.09	
Project No. 8016	Scale 1/32"=1'0"

Sheet Title
Attached Signs
TID-1 - Skyline Signs
Potential Locations

Page No.
1.11

EXHIBIT G

LOGO
Business Name

TYPICAL TENANT SIGN

1/2" = 1'-0"

SIDE

DESCRIPTION
Wall mounted signage for the purpose of tenant identification for secondary tenants on the first and second floors.

APPROVALS AND PERMITS
Tenants shall submit sign detail drawings to the Landlord prior to submitting to the City for permits.

SIGN LOCATIONS
Signs shall be located at the second floor line, centered as shown to the right only on the building frontages designated on page 1.01.

QUANTITIES
One sign for each first floor tenant frontage plus a total of five signs per building for interior tenants without first floor frontages.

SIGN AREA
1 s.f. per linear foot of occupancy frontage with a maximum aggregate of 300 s.f. per building to conform with Section 23.04.020, B, 1-3 of the City Sign Ordinance.

GENERAL GUIDELINES
1. Tenants may use their corporate logos and typestyles.
2. Signage shall be unit fabricated aluminum letters and logo shapes pinned off the wall as shown.
3. All letters shall be color C1
4. With Landlord approval, logos may be included that utilize custom colors on the face only. Logo edges shall be color C1.

Business Name
Equal
Equal

TYPICAL TENANT ELEVATION

1/8" = 1'-0"

CITY OF SAN JOSE
Department of Planning, Building & Code Enforcement
File No.: AD09-014
By: GAO 1/22/09
DATE
See attached Development Permit Adjustment sheet for conditions of approval.
Note: A Building Permit may also be required. Please check with the Building Division.

AMERICA CENTER

WEIDNER ARCHITECTURAL SIGNAGE
5001 24th Street
Sacramento CA 95822
916.452.8000
weidnersignage.com
Rick Weidner
Account Executive
CA Lic. #559390
NV Lic. #0040109

Consulting Designers
ROSS LUTHIN CREATIVE
E: creative@rossluthin.com
F: 707 573 9840
P: 707 573 7389

- [ ] Planning
- [ ] Conceptual Design
- [ ] Design Development
- [x] City Submittal

Date	
01.2.09	
Project No.	Scale
8076	As Noted

Sheet Title
Attached Signs
TID-2 - Wall Signs

Page No.
1.20

EXHIBIT G

F R E E S T A N D I N G   S I G N   S U M M A R Y

SIGN TYPE		QTY.	AREA		HEIGHT		SETBACKS		PAGE
THUMBNAIL	SIGN DESCRIPTION		Proposed	Ordinance	Proposed	Ordinance (4+4)	Proposed	Ordinance	
	A2-PROJECT ID	4	80 sf ea 320 sf tt	120 sf max	20 ft	20 ft	NA**	10 ft	2.10
	B1D-BUILDING ID	4	25 sf ea 100 sf tt	120 sf max	6.25 ft	6.25 ft	NA**	6 ft	2.20
TOTALS		8	420 sf	385* sf					

* Per ordinance Section 23.04.030, aggregate sign area is (1) square foot per each five (5) linear feet of street frontage. Street frontage = 1,776 lf. Along Hwy 237 + 1,150 lf. along interior road = 2,926÷5=585.

** Signs are interior to the site. Nearest property line is over 100' away.

CITY OF SAN JOSE
Department of Planning, Building & Code Enforcement
File No.: AD09-064
By: GDO 4/22/09
See attached Development Permit Adjustment sheet for conditions of approval.
Note: A Building Permit may also be required. Check with the Building Division.

AMERICA CENTER

WEIDNER ARCHITECTURAL SIGNAGE

5001 24th Street
Sacramento CA 95822
916.452.8000
Rick Weidner
Account Executive

Consulting Designers

ROSS LUTHIN

☐ Planning
☐ Conceptual Design
☐ Design Development
■ City Submittal

Date
Project No.
Sheet Title
Section 2
Freestanding Signs

Page No.
2.00

EXHIBIT G

EXHIBIT G

CITY OF SAN JOSE
Department of Planning, Building & Code Enforcement

File No.: AD09-044

By: ERO 1/22/09
DATE

See attached Development Permit Adjustment sheet for conditions of approval.

Note: A Building Permit may also be required. Please check with the Building Division.

Fabricated aluminum column, paint white.
Colored light bar, halo lighting.
1'2"
1'2"
2"
3"
TOP
4'4"
2'4"
3"
16"
Light box with acrylic lense, LED lightsource may be programmed to shift colors.
Non-illuminated letter, 2" deep fabricated aluminum, pin mount.
Fabricated aluminum channel.
Concrete base, color to match bldg. color.
AMERICA CENTER
1'2"
1'2"
3"
NOTE: Side and top view mirror views shown.
NIGHT STUDY
FRONT
(WESTSIDE OF ENTRY DRIVE)
SIDE
FRONT
(EASTSIDE OF ENTRY DRIVE)

AMERICA CENTER

WEIDNER ARCHITECTURAL SIGNAGE

5001 24th Street
Sacramento CA 95822
916.452.8000
weidnersignage.com

Rick Weidner
Account Executive

CA Lic. #559050
NV Lic. #0040159

Consulting Designers

ROSS LUTHIN

E: creative@rossluthin.com
P: 707.573.9840
F: 707.573.7359

Sign Area:
80 sf

- [ ] Planning
- [ ] Conceptual Design
- [ ] Design Development 50%
- [x] City Submittal

Date	
12.08.08	
Project No	Scale
8016	1/4"=1'0"

Sheet Title
Freestanding Signs
A2 - Project Identity

Page No.
2.10

EXHIBIT G

dentity Features

AMERICA CENTER

SEE PG. 2.10
FOR DETAILS

AMERICA CENTER

WEIDNER ARCHITECTURAL SIGNAGE
5001 24th Street
Sacramento CA 95822
916.452.8000
weidnersignage.com
Rick Weidner
Account Executive
CA Lic. #559090
NV Lic. #0048109

Consulting Designers
ROSS LUTHIN CREATIVE
E: creative@rossluthin.com
F: 707.573.9840
P: 707.573.7359

- ☐ Planning
- ☐ Conceptual Design
- ☐ Design Development 50%
- ■ City Submittal

Date	
12.08.08	
Project No.	Scale
8016	NTS

Sheet Title
Freestanding Signs
A2 - Project Identity
Photo Study

Page No.
2.11

CITY OF SAN JOSE
Department of Planning, Building & Code Enforcement
File No.: AD09-064
By: GTD 1/22/09
DATE
See attached Development Permit Adjustment sheet for conditions of approval.
Note: A Building Permit may also be required. Please check with the Building Division.

EXHIBIT G

TOP
Fabricated aluminum column with painted finish.
1/2" thick acrylic letters pin mounted to column, painted.
1/2" thick acrylic graphics, painted, standard color, tenant may utilize logotype.
1009
iDREAM
INEXUS
SurGica
FRONT
SIDE

AMERICA CENTER

WEIDNER ARCHITECTURAL SIGNAGE

5001 24th Street
Sacramento CA 95822

916.452.8000
weidnersignage.com

Rick Weidner
Account Executive

CA Lic. #559990
NV Lic. #0040109

Consulting Designers

ROSS LUTHIN

Sign Area:
25 sf

- [ ] Planning
- [ ] Conceptual Design
- [ ] Design Development 50%
- [x] City Submittal

Date	
12.08.08	
Project No.	Scale
8016	1/2"=1'-0"

Sheet Title

Freestanding Signs
BID-Building Monument

CITY OF SAN JOSE
Department of Planning, Building & Code Enforcement

File No.: AD09-004

By: GADO   1/22/09
DATE

See attached Development Permit Adjustment sheet for conditions of approval.

Note: A Building Permit may also be required. Please check with the Building Division.

Page No.

2.20

EXHIBIT G

CITY OF SAN JOSE
Department of Planning, Building & Code Enforcement
File No.: AD09-004
By: GAO 1/22/09 DATE
See attached Development Permit Adjustment sheet for conditions of approval.
Note: A Building Permit may also be required.

SUMMARY OF FREESTANDING SIGNS NOT REDUCING SIGN AREA*

SIGN TYPE		QTY.	AREA	HEIGHT	PAGE
THUMBNAIL	SIGN DESCRIPTION				
	D1 - PRIMARY DIRECTIONAL**	3	22 sf 66 sf ttl	8.5 ft	3.10
	D2 - SECONDARY DIRECTIONAL**	3	11 sf ea 33 sf ttl	6 ft	3.20
	SM - SITE MAP	1	6.5 sf ea	6 ft	3.30
6201	AD1 - ADDRESS NUMBERS AD2 - ADDRESS NUMBERS	8 4	4 sf ea 32 SF total 2.5 sf ea 10 SF total	15 in 12 in	3.40 3.40
	RPR - REGULATORY SIGN	1	6 sf	5 ft	3.50

*Per City of San Jose Sign Ordinance Section 23.02.920 "Signs that do not reduce allowable signage. The following signs shall not reduce signage otherwise allowable under this title: B. Safety or directional signs allowed by Section 23.02.1040., D. Street numbers required by Section 23.02.1020 and E. Signs required by law as described in Section 23.02.1030."
** D1 and D2 signs shall be installed in landscaped areas with a minimum of 48" landscape on all sides.

AMERICA CENTER

WEIDNER ARCHITECTURAL SIGNAGE
5001 24th Street
Sacramento CA 95822
916.452.8000
weidnersignage.com
Rick Weidner
Account Executive

Consulting Designers
ROSS LUTHIN

- [ ] Planning
- [ ] Conceptual Design
- [ ] Design Development
- [x] City Submittal

Date
01.21.09
Project No.
8016
Sheet Title
Section 3
Non-Area Reducing Freestanding Signs
Page No.
3.00

EXHIBIT G

TOP
Fabricated aluminum column with painted finish.
Dimensional arrows applied to column.
Vinyl graphics
Major tenants may use logos.
All copy to be the same color.
Fabricated aluminum panels with painted finish.
aloft hotel
Silicon Valley Club
6001 to 6300
C4
C5
C2
C3
C3
C2
C1
V1
FRONT
SIDE

AMERICA CENTER

WEIDNER ARCHITECTURAL SIGNAGE

3001 24th Street
Sacramento CA 95822
916.452.8000
weidnersignage.com

Rick Weidner
Account Executive

Consulting Designers

ROSS LUTHIN

E: creative@rossluthin.com
F: 707.573.9840
P: 707.573.7359

Sign Area: 22 s.f. each

- [ ] Planning
- [ ] Conceptual Design
- [ ] Design Development
- [x] City Submittal

Date	
12.08.08	
Project No.	Scale
8016	1/2"=1'0"

Sheet Title
Non-Area Reducing Freestanding Signs D1- Primary Directional

Page No.
3.10

CITY OF SAN JOSE
Department of Planning, Building & Code Enforcement
File No.: AD09-044
By: [signature] 1/22/09 DATE
See attached Development Permit Adjustment sheet for conditions of approval.
Note: A Building Permit may also be required. Please check with the Building Division.

EXHIBIT G

CITY OF SAN JOSE
Department of Planning, Building & Code Enforcement
File No.: AD09-064
By: CDO 1/22/09
DATE
See attached Development Permit Adjustment sheet for conditions of approval.
Note: A Building Permit may also be required. Please check with the Building Division.

3"
1 1/2"
1/4"
1/2"
TOP

Fabricated aluminum column with painted finish.
1/2" thick acrylic arrows pin mounted to column, painted.
Vinyl graphics.
Fabricated aluminum panels with painted finish.
1'-3"
1 3/4"
1 1/2"
2'-3"
6300
iDREAM
6001
INEXUS
6200
2 1/2"
FRONT
1 1/2"
3"
SIDE

AMERICA CENTER

WEIDNER ARCHITECTURAL SIGNAGE
5001 24th Street
Sacramento CA 95822
916.452.8000
weidnersignage.com
Rick Weidner
Account Executive
CA Lic. #559080
NV Lic. #0040509

Consulting Designers
ROSS LUTHIN
E: creative@rossluthin.com
F: 707.573.9840
P: 707.573.7359

Sign Area: 11 s.f. (qty. of 1)

- ☐ Planning
- ☐ Conceptual Design
- ☐ Design Development
- ■ City Submittal

Date	
12.08.08	
Project No.	Scale
8016	1"=1'-0"

Sheet Title
Non-Area Reducing Freestanding Signs
D2 - Second. Directional

Page No.
3.20

EXHIBIT G

CITY OF SAN JOSE
Department of Planning, Building & Code Enforcement
File No.: AD09-064
By: GRO 1/22/09 DATE
See attached Development Permit Adjustment sheet for conditions of approval.
Note: A Building Permit may also be required. Please check with the Building Division.

TOP
3"
3 3/4"
1/4"
1'-3"
5 1/2"
2'-1 1/2"
1 1/2"
SITE MAP
Fabricated aluminum column with painted finish.
Internally illuminated sign cabinet with translucent acrylic face and digital print graphics.
C4
C5
C3
C3
C2
C1
2'-6"
3'-0"
5'-11 1/2"
1'-9"
FRONT
1 1/2"
3 3/4"
3"
SIDE

AMERICA CENTER

WEIDNER ARCHITECTURAL SIGNAGE

5001 24th Street
Sacramento CA 95822
916.452.8000
weidnersignage.com
Rick Weidner
Account Executive
CA Lic. #559990
NV Lic. #0040109

Consulting Designers

ROSS LUTHIN CREATIVE

E: creative@rossluthin.com
F: 707.573.9840
P: 707.573.7359

Sign Area: 6.5 s.f.

- ☐ Planning
- ☐ Conceptual Design
- ☐ Design Development 50%
- ■ City Submittal

Date	
12.08.08	
Project No.	Scale
8016	1"=1'-0"

Sheet Title
Non-Area Reducing Freestanding Signs
SM - Site Map

Page No.
3.30

EXHIBIT G

6201
AD-1
Align with window edge

AD-1a

6201
AD-2
Center on vertical reveal
BACK ENTRY

AD-2

6201
AD-1b
Mount to lip of canopy
FRONT ENTRY

AD-1b

TYPICAL ADDRESS PLACEMENT

(see sign location plans for all locations)

CITY OF SAN JOSE
Department of Planning, Building & Code Enforcement
File No.: ADU4-044
By: GTO 1/21/09 DATE

See attached Development Permit Adjustment sheet for conditions of approval.

Note: A Building Permit may also be required. Please check with the Building Division.

Fabricated aluminum number, with painted finish.
Color: C1

6201
FACE
SIDE

AD-1a
SIGN DETAIL
(3/4"=1'-0")

Address number
Architectural canopy
SIDE

AD-1b
SIGN DETAIL
(3/4"=1'-0")

6201
12"
FACE
SIDE

AD-2
SIGN DETAIL
(3/4"=1'-0")

AMERICA CENTER

WEIDNER ARCHITECTURAL SIGNAGE
5001 24th Street
Sacramento CA 95822
916.452.8000
weidnersignage.com
Rick Weidner
Account Executive
CA Lic. #559090

Consulting Designers:
ROSS LUTHIN
E: creative@rossluthin.com
F: 707.573.9840
P: 707.573.7359

Primary Address letters Sign Area: 4.0 s.f.
Secondary Address letters Sign Area: 2.5 s.f.

- ☐ Planning
- ☐ Conceptual Design
- ☐ Design Development
- ■ City Submittal

Date: 01.21.09	
Project No.: 8016	Scale: 1/32"=1'-0" UON

Sheet Title
Non-Area Reducing Freestanding Signs
AD - Address Numbers

Page No.
3.40

EXHIBIT G

CITY OF SAN JOSE
Department of Planning, Building & Code Enforcement
File No.: ADO9-004
By: [illegible] 1/22/09 DATE
See attached Development Permit Adjustment sheet for conditions of approval.
Note: A Building Permit may also be required. Please check with the B[illegible]

TOP

Fabricated aluminum column with painted finish.
Vinyl graphics.
Fabricated aluminum panels with painted finish.
10"
2'0"
3'4"
PRIVATE PROPERTY
UNAUTHORIZED VEHICLES MAY BE TOWED AT OWNER'S EXPENSE.
VEHICLES PARKED IN DESIGNATED ACCESSIBLE SPACES AND NOT DISPLAYING DISTINGUISHING PLACARDS OR LICENSE PLATES ISSUED FOR PERSONS WITH DISABILITIES WILL BE TOWED AWAY AT OWNER'S EXPENSE. TOWED VEHICLES MAY BE RECLAIMED AT BUSINESS NAME, ADDRESS, CITY, OR BY TELEPHONING (###)###-####
C.V.C. 2265
2"
5'4"
FRONT
SIDE

AMERICA CENTER

WEIDNER ARCHITECTURAL SIGNAGE

5001 24th Street
Sacramento CA 95822
916.452.8000
weidnersignage.com
Rick Weidner
Account Executive
CA Lic. #559090
NV Lic. #0040109

Consulting Designers

ROSS LUTHIN

E: creative@rossluthin.com
T: 707.573.9840
F: 707.573.7359

Sign Area: 6 s.f.

- [ ] Planning
- [ ] Conceptual Design
- [ ] Design Development
- [x] City Submittal

Date	
12.08.08	
Project No.	Scale
8016	1"=1'0"

Sheet Title
Non-Area Reducing Freestanding Signs
RPR - Property Regulation

Page No.
3.50

EXHIBIT G

EXHIBIT H

LOCATION OF GENERATOR SITE

EXHIBIT A

6001 AMERICA CENTER DRIVE,

BUILDING 1

FUTURE GENERATOR LOCATION

FUTURE
GENERATOR

TENANT INITIALS HERE: ____________

EXHIBIT H

EXHIBIT I

DEPICTION OF TENANT’S PARKING AREA

[ATTACHED AS THE IMMEDIATELY FOLLOWING PAGE]

EXHIBIT I

EXHIBIT J

BASE BUILDING DESCRIPTION- 6001 Building

1.	Project Description

a.	The campus consists of 2 six story mid-rise Class A office buildings with a two story atrium at the main entry to each building. Each building has approximately 213,800 SF

b.	The structural system is a braced frame steel superstructure supported on a pile supported foundation system. This allows for a minimal number of interior columns allowing flexibility in the interior layout.

c.	The buildings have been designed to incorporate Green Building features, including 30% water use reduction, optimized energy performance, green power, low-emitting materials, FSC certified wood products and optimized day-lighting and views. Both building have been certified LEED-Core and Shell Gold by the USGBC.

d.	The buildings skin is a combination of precast Gypsum Fiberglass Reinforced Concrete panels (GFRC) and curtain-wall with energy efficient glazing

e.	All floors have floor to ceiling glazing which optimizes views and day-lighting. The ground floor has a floor to floor height of 15’-0” allowing for a finished ceiling height of 10’-0”. The typical floors 2 thru 5 have a floor to floor height of 13’-6” allowing for a finished ceiling height of 9’-6”. The 6th floor has a floor to floor height of 14’-0” allowing for a finished ceiling height of 10’-0”. Window coverings are provided by the landlord.

f.	The campus has a total of 1496 surface parking spaces along with preferred parking for handicap, car pool and fuel efficient vehicles. There are also 24 motorcycle stalls and bicycle racks adjacent to each entry point. Parking for Tenant shall be per the lease.

2.	Building Core and general improvement

a.	Each building has 4 (3 passenger + 1 swing) Otis Gen 2, machine room less traction elevators that operate at 350 fpm with a capacity of 3,500 lbs. serving all floors. Each car is completed with cab finishes and has security card reader access in each cab.

b.	Each building has 2 exit stairs at each end of the building core. The second floor has a balcony adjacent to the elevator bank that overlooks the main entry lobby and connects the adjacent lease space. The balcony railing is a stainless steel rail with glass panels.

c.	All exterior glazing have been provided with 1” horizontal mini blinds

d.	All columns, window sills and core framing have been covered with dry wall ready for tenant’s electrical work and finishes.

3.	Restrooms & Plumbing System

a.	The restrooms for each building stack up the building and have tiled floors and walls, drywall ceilings, stainless steel ceiling hung partitions and granite counters. Restrooms are completed and built to meet local codes based on normal office use densities, local building codes and all ADA required standards

b.	All toilet fixtures are wall hung with dual flush valves, urinals are motion sensor operated flush valves. Lavatories are porcelain stainless steel under-mount bowls with solar powered sensor type faucets. All restrooms are ADA compliant.

c.	The ground floor restrooms each have 2 shower stalls with adjacent lockers and changing areas.

d.	Janitor closets have floor mounted sinks with wall mount faucets. Floor drains are in each restroom, trap primed in accordance with 2000 UPC.

e.	The domestic hot water for the core restrooms and janitor closets have been shall be supplied from a gas hot water storage type heater, located on the roof serving all floors. The hot water system is re-circulated.

f.	Plumbing system has been sized to accommodate typical office building tenant build outs. Domestic water service is sized at 4” and the waste is sized at 6”. Landlord will provide domestic cold water line stubs to each floor of Tenant’s occupancy.

4.	Fire and life safety system

a.	Fire Alarm System

Fire Protection system has been designed and installed in accordance with NFPA-13 and the requirements of the City of San Jose Fire Department. A fully addressable detection system has been provided. Photoelectric smoke detectors are located in the elevator lobbies, corridors, electrical rooms, mechanical rooms and telephone rooms. Duct smoke detectors are provided in supply and return ducts as required by code. Pull stations are located at all exits and other locations as required by code. Audio and visual devices are located as required to meet code and ADA requirements. Thermal detectors will be located in the elevator shafts to initiate elevator power shut down as required by the elevator code. Addressable devices will monitor sprinkler system flow and tamper switches and control operations of smoke dampers, elevator recall, shutdown of mechanical equipment and elevator power shutdown.

b.	Fire protection

The entire building has complete fire protection system per NFPA requirement with sprinkler heads turned up for full coverage. The standpipes are provided at each stair tower.

EXHIBIT J

5.	HVAC System Description

General System Configuration

a.	Each building is served by (4) evaporative cooling units on the roof that supply a total cooling capacity for the building of 460 tons, and, sized for future office tenants, that allow for summer temperatures to be 72 degrees F +/- 2 degrees and winter to be 70 degrees F +/- 2 degrees in the tenant spaces.

b.	General supply and exhaust are provided for core areas including public toilets, janitor’s closets, electrical closets and public circulation. Toilet exhaust is supplied shall be at the rate of 2 cfm/sf. Exhaust for toilet rooms will be separated from elevator shaft or other air intake grilles to prevent odor infiltration into the building.

c.	Each buildings HVAC system supplies fresh air with supply and return fans each controlled by variable frequency drives.

HVAC Duct System

d.	Ducting Systems: All duct systems downstream of the H.V.A.C. fan coil units shall be rigid sheet metal; final connection to ceiling diffusers and grilles shall be with single 6-foot length of acoustical “wire-flex” duct. All outside air ductwork is rigid sheet metal as well.

e.	Landlord has installed or will install as part of its work, the medium pressure duct loop according to Building Shell Drawings on all floors of the building. The duct loop shall be designed and installed to allow for a minimum ceiling height for the acoustic ceiling to be 9’-0” in all areas.

Control System

f.	The building control system is be a (DDC) Direct Digital Control with a PC located in the building manager’s office for energy management and control. They system also has a web based functionality to allow remote operation.

HVAC System Design Calculations

Basis of Design: Cooling Loads

1.2 watts per usable sf of lighting

3 watts per usable sf of power

1 person/143 sf total building including rent space, core and lobbies

Basis of Design: Ventilation

20 cfm per person office and common areas

20 cfm per person service areas lobbies and vending areas

20 cfm per person meeting and assembly areas

6.	Electrical System Description

a.	Lighting System

High efficiency lighting has been specified throughout the building core and public areas. The lobbies have a combination of recessed compact fluorescent down lights with metal halide down lights in the multi-story spaces. Custom wall sconces have been added for accent lighting. The restrooms have recessed compact fluorescents along with strip lights in a cove above the lavatory counter and rear wet wall. Stairwells have 4’-0”, 2-lamp wall mounted fluorescents fixtures with electronic ballasts, T-5 lamps and wrap around acrylic lens. Service rooms have 4’-0”, 2-lamp fluorescent strip fixtures. All exit and egress lighting is per code and include integral battery ballasts.

b.	Power

Main building power comes from a 4,000 ampere, 277/480 volt, 3-phase, 4-wire secondary service from the utility transformer to the main switchboard. The fire pump service disconnect is fed from the same service. The house panels include a 277/480 volt panel board, a 480-120/208 volt dry-type transformer and a 120/208 volt panel board. Mechanical units and the elevator machine room are fed from feeders from the main switchboard. Step down transformers and 120/208 volt panels are provided at the electrical room on each floor, sized to provide 3 watts per sf for office equipment loads and convenience power.

c.	Tele-communications

The main telephone equipment room is located at the ground floor. Two sets of (2) 4 inch conduits has been extended from the utility company’s vault to main telephone room. One conduit of each set will contain (3) 1-1/4 inch inner ducts for installation of fiber cables. Two 4 inch sleeves are installed through each floor to permit installation of telephone cable to telephone rooms on the upper floors. Each telephone room has  3/4 inch fire rated plywood, floor to ceiling backboards on (3) walls of the main telephone room and (1) wall of the secondary telephone rooms.

d.	Security System

The security system consists of a card access system for all building entrance locations with a CCTV system monitoring all entrances and exits.

e.	Electrical System Design Criteria

Codes, Guidelines and Standards: The equipment, design, materials and installation meet or exceed the requirements as set forth in the following codes, guidelines and standards. CBC, CEC, CFC, IEEE, IESNA, NEC, NECA, NESC, NFPA, UFC & UL. All State, Local, County and City Ordinances shall also apply.

f.	Electrical System Design Calculations

Receptacle and equipment loads for core and shell at 1 watt/sf

Receptacle and equipment loads for usable tenant space at 3 watts/sf

EXHIBIT J

Lighting loads at 1.2 watts / sf

Mechanical equipment load is based on core and shell design. An additional 3.5 watts/sf in spare capacity is available.

Dedicated computer or equipment rooms at 50 watts/sf to a maximum of 5,000sf.

EXHIBIT J

EXHIBIT K

LIST OF BASE BUILDING PLANS

America Center Phase I – Shell Only

6001 & 6201 America Center Drive

San Jose, CA

Composite Set Issued 03.04.2009

Sheet Index

Binding 1

Cover Sheet
A0.00	Index to Drawings – Binding 1
A0.01	Index to Drawings – Binding 2
A0.02	Project Information
A0.03	Accessibility Notes
A0.04	Accessibility Notes
A0.05	Code Variance Approvals

Civil
C1.1	Notes, Legends and Abbreviations
C2.1	Horizontal Control and Traffic Marking Plan
C2.2	Horizontal Control and Traffic Marking Plan
C3.1	Grading Plan
C3.2	Grading Plan
C3.3	Detailed Grading Plan – Lot G
C3.4	Detailed Grading Plan – Lots H, I & J
C3.5	Detailed Grading Plan – Lot D
C3.6	Detailed Grading Plan – Lots C & F
C4.1	Utility Plan
C4.2	Utility Plan
C5.1	Civil Details
C5.2	Civil Details
C5.3	Civil Details
C5.4	Civil Sections
C5.5	Civil Details
C5.6	Civil Details
C6.1	Civil Sections
C7.1	Erosion Control Plans
C7.2	Erosion Control Plans
C7.3	Erosion Control Plans
3.2	Street Intersections – Enlarged Plan
3.3	Pavement Details – Typical Street Sections
3.8	Cathodic Protection and Filterra Details

Landscape
L1.1	Landscape Layout Plan
L1.2	Landscape Layout Plan
L1.3	Landscape Layout Plan
L1.4	Landscape Layout Plan
L1.5	Landscape Layout Plan
L1.6	Landscape Layout Plan
L2.1	Grading Plan
L2.2	Grading Plan
L2.3	Grading Plan
L2.4	Grading Plan
L2.5	Grading Plan
L2.6	Grading Plan
L3.1	Planting Plan
L3.2	Planting Plan
L3.3	Planting Plan
L3.4	Planting Plan
L3.5	Planting Plan
L3.6	Planting Plan
L4.1	Irrigation Plan
L4.2	Irrigation Plan
L4.3	Irrigation Plan
L4.4	Irrigation Plan
L4.5	Irrigation Plan
L4.6	Irrigation Plan

EXHIBIT K

L5.1	Paving and Hardscape Details
L5.2	Paving and Hardscape Details
L5.3	Irrigation Details

Gas Mitigation
MT1.01	Methane Mitigation System – Building 1 Plan
MT1.02	Methane Mitigation System – Building 2 Plan
MT1.03	Methane Mitigation System – Buildings 2 & 1 Details
MT1.04	Methane Mitigation System – Buildings 2 & 1 Details
MT2.01	Methane Monitoring System Bldg. 1
MT2.02	Methane Monitoring System Bldg. 2
MT3.01	Methane Mitigation System Pavement Venting South Area
MT3.02	Methane Mitigation System Pavement Venting North Area
MT3.03	Methane Mitigation System Pavement Venting East Area
MT3.04	Methane Mitigation System Pavement Venting Details

Architectural
A1.00	Overall Site Development Plan
A1.00A	Site Access Master Plan
A1.01	Architectural Site Plan
ALS.01	Building 2 Life Safety Plans
ALS.02	Building 2 Life Safety Plans
ALS.03	Building 1 Life Safety Plans
ALS.04	Building 1 Life Safety Plans
A2.11	Building 2 Ground Floor Plan
A2.12	Building 2 Second Floor Plan
A2.13	Building 2 Typical Floor Plan (3-6)
A2.14	Building 2 Roof Plan
A2.15	Building 2 & 1 Service Yard Plans
A2.16	Building 2 & 1 Service Yard Details
A2.17	Building 2 Loading Dock Details
A2.18	Building 1 Loading Dock Details
A2.21	Building 1 Ground Floor Plan
A2.22	Building 1 Second Floor Plan
A2.23	Building 1 Typical Floor Plan (3-6)
A2.24	Building 1 Roof Plan
A2.30	Roof Details
A2.31	Mechanical Screen and Penthouse Roof Details
A2.32	Mechanical Screen and Penthouse Roof Details
A2.41	Building 2 Ground Floor Finish Plan
A2.42	Building 2 Second Floor Finish Plan
A2.43	Building 2 Typical Floor Finish Plans (3-6)
A2.51	Building 1 Ground Floor Finish Plan
A2.52	Building 1 Second Floor Finish Plan
A2.53	Building 1 Typical Floor Finish Plans (3-6)
A3.00	Partition Types
A3.01	Partition Head and Framing Details
A3.02	Gyp Board & Metal Fabrication Details
A3.03	UL Design Assemblies
A3.20	Toilet Layouts & Std Accessories and Details
A3.30	Door Safety Glazing, Louver Info & Door Details
A3.31	Door & Hardware Schedules
A3.40	Finish Information
A3.60	Interior Lobby Elevations
A3.61	Interior Lobby Elevations
A3.62	Typical Interior RR Elevations
A3.63	Typical Interior RR Details
A3.70	Typical Elevator Cab Plans & Elevations
A3.71	Typical Elevator Cab Details
A3.80	Typical Interior Lobby Details
A3.81	Typical Interior Lobby Details
A4.11	Building 2 Ground Floor RCP
A4.12	Building 2 Second Floor RCP
A4.13	Building 2 Typical Floor RCP (3-6)
A4.20	Building 1 Ground Floor RCP
A4.21	Building 1 Second Floor RCP
A4.22	Building 1 Typical Floor RCP (3-6)
A4.30	RCP Details
A5.10	Building 2 Exterior Elevations
A5.11	Building 2 Exterior Elevations
A5.20	Building 1 Exterior Elevations
A5.21	Building 1 Exterior Elevations
A5.30	Typical Window Types
A5.31	Typical Window Types
A5.32	Typical Window Types

EXHIBIT K

A6.10	Wall Sections
A6.11	Wall Sections
A6.12	Wall Sections
A6.13	Wall Sections
A7.00	Section Details
A7.01	Section Details
A7.02	Section Details
A7.03	Section Details
A7.10	Typical Plan Details
A7.11	Typical Plan Details
A7.12	Typical Plan Details
A7.13	Direct Bond Plaster Details
A7.20	Plan & Section Details
A7.21	Section Details
A8.10	Steel Stair Sections
A8.11	Typical Stair Details
A8.20	Typical Elevator Details

Binding 2

Structural
S1.01	General Notes
S1.02	Typical Details
S1.03	Typical Details
S2.111	Building 1 Ground Floor Foundation Plan
S2.112	Building 1 Second Floor Framing Plan
S2.113	Building 1 Typical Floor Framing Plan
S2.114	Building 1 Roof Framing Plan
S2.115	Building 1 Penthouse Roof Framing Plan
S2.211	Building 2 Ground Floor Foundation Plan
S2.212	Building 2 Second Floor Framing Plan
S2.213	Building 2 Typical Floor Framing Plan
S2.214	Building 2 Roof Framing Plan
S2.215	Building 2 Penthouse Roof Framing Plan
S3.01	Building 1 Frame Elevations
S3.02	Building 2 Frame Elevations
S3.03	Braced Frame Details
S3.04	Braced Frame Details
S4.01	Foundation Details
S4.02	Foundation Details
S4.03	Foundation Details
S5.01	Steel Details
S5.02	Steel Details
S5.03	Steel Details
S5.04	Steel Details
S5.05	Steel Details
S5.06	Steel Details
S5.07	Steel Details
S5.08	Steel Details
S5.09	Steel Details

Mechanical
M0.001	Mechanical Legend, Abbreviations and Drawing List
M0.002	Mechanical Building 2 & 1 Schedules
M0.003	Mechanical Bldg. 2 Title 24
M0.004	Mechanical Bldg. 2 Title 24
M0.005	Mechanical Bldg. 2 Title 24
M0.006	Mechanical Bldg. 1 Title 24
M0.007	Mechanical Bldg. 1 Title 24
M0.008	Mechanical Bldg. 1 Title 24
M2.111	Mechanical Bldg. 2 Ground Floor plan
M2.112	Mechanical Bldg. 2 Second Floor Plan
M2.113	Mechanical Bldg. 2 Typical (3-6) Floor Plan
M2.113A	Mechanical Bldg. 2 Typical (3-6) Preliminary Tenant Layouts
M2.115	Mechanical Bldg. 2 Penthouse Roof Plan
M2.211	Mechanical Bldg. 1 Ground Floor plan
M2.212	Mechanical Bldg. 1 Second Floor Plan
M2.213	Mechanical Bldg. 1 Typical (3-6) Floor Plan
M2.213A	Mechanical Bldg. 1 Typical (3-6) Preliminary Tenant Layouts
M2.215	Mechanical Bldg. 1 Penthouse Roof Plan
M3.101	Mechanical Bldg. 2 Sections
M3.102	Mechanical Bldg. 1 Sections
M4.101	Mechanical Bldg. 2 Air and Water Riser Diagrams
M4.102	Mechanical Bldg. 1 Air and Water Riser Diagrams
M5.101	Mechanical Heating Hot water Piping Diagram

EXHIBIT K

M6.101	Mechanical Details
M6.102	Mechanical Details
M6.103	Mechanical Details
M7.101	Mechanical Control Diagrams
M7.102	Mechanical Control Diagrams
M7.103	Mechanical Control Diagrams

Electrical
E0.001	Legend and Abbreviations
E0.102	Electrical Title 24 Building 2
E0.102A	Electrical Title 24 Building 2 Exterior
E0.202	Electrical Title 24 Building 1
E0.202A	Electrical Title 24 Building 1 Exterior
E0.003	Electrical Schedules
E0.004	Electrical Schedules
E0.005	Electrical Schedules
E0.006	Electrical Schedules
E0.007	Electrical Schedules
E0.008	Electrical Schedules
E0.009	Electrical Schedules
E0.010	Electrical Schedules
E0.011	Electrical Schedules
E1.000	Electrical Site Plan
E1.001	Lighting Enlarged Site Plan
E2.111-P	Electrical Bldg. 2 Ground Floor Power Plan
E2.111-L	Electrical Bldg. 2 Ground Floor Lighting Plan
E2.112	Electrical Bldg. 2 Second Floor Plan
E2.113	Electrical Bldg. 2 Typical Floor (3-6) Plan
E2.115	Electrical Bldg. 2 Penthouse Plan
E2.211-P	Electrical Bldg. 1 Ground Floor Power Plan
E2.211-L	Electrical Bldg. 1 Ground Floor Lighting Plan
E2.212	Electrical Bldg. 1 Second Floor Plan
E2.213	Electrical Bldg. 1 Typical Floor (3-6) Plan
E2.215	Electrical Bldg. 1 Penthouse Plan
E3.000	Enlarged Electrical Room
E4.001	Electrical Riser Diagrams
E4.002	Fire Alarm Riser Diagrams
E5.000	Electrical Details
E5.001	Electrical Details

Plumbing
P0.001	Plumbing Legend and Abbreviations
P0.002	Plumbing Schedules
P2.110	Plumbing Bldg. 2 Under Floor Plan
P2.111	Plumbing Bldg. 2 Ground Floor Plan
P2.112	Plumbing Bldg. 2 Second Floor Plan
P2.113	Plumbing Bldg. 2 Typical Floor (3-5) Plan
P2.114	Plumbing Bldg. 2 Sixth Floor Plan
P2.115	Plumbing Bldg. 2 Roof Plan
P2.116	Plumbing Bldg. 2 Penthouse Roof Plan
P2.210	Plumbing Bldg. 1 Under Floor Plan
P2.211	Plumbing Bldg. 1 Ground Floor Plan
P2.212	Plumbing Bldg. 1 Second Floor Plan
P2.213	Plumbing Bldg. 1 Typical Floor (3-5) Plan
P2.214	Plumbing Bldg. 1 Sixth Floor Plan
P2.215	Plumbing Bldg. 1 Roof Plan
P2.216	Plumbing Bldg. 1 Penthouse Roof Plan
P3.001	Plumbing Bldg. 2 Enlarged Plans
P3.002	Plumbing Bldg. 1 Enlarged Plans
P3.003	Plumbing Utility Yard Partial Plans Bldg. 2 & 1
P4.100	Plumbing Riser Diagram
P4.001	Plumbing Domestic Water Riser Diagram
P4.002	Plumbing Gas Riser Diagram
P4.003	Plumbing Sanitary/Vent Riser Diagram
P4.004	Plumbing Storm Drainage Riser Diagram
P4.005	Fire Standpipe/Sprinkler Riser Diagram
P5.001	Plumbing Details

EXHIBIT K

EXHIBIT L

FIFTH FLOOR SPECULATIVE SPACE PLAN

EXHIBIT L

EXHIBIT L

EXHIBIT L

EXHIBIT L

EXHIBIT L

EXHIBIT L

EXHIBIT L

EXHIBIT M

EXPECTED USEFUL LIFE OF BUILDING HVAC/ELEVATOR SYSTEMS AND EQUIPMENT

HVAC Equipment1

America Center Bldg 1

Manufacturer	Unit	Model No.	Life Expectancy	Serial No.
Flowtherm	DWBP-1	335VB-2	15	F0872102
A.O Smith	GWH-1	BTP-150-199	15

Aerco	B-1-R-1	KC-1000LN	15	G-08-1582
Aerco	B-1-R-2	KC-1000LN	15	G-08-1584
Aerco	B-1-R-3	KC-1000LN	15	G-08-1583
Bell & Gossett	HWP-1-R-1	1531 1.5AC	15	PH004644C
Bell & Gossett	HWP-1-R-2	1531 1.5AC	15	PH004644B
Bell & Gossett	HWP-1-R-3	1531 1.5AC	15	PH004644A
Greenheck	EF-1-1-1	BSQ-90-4	20	11397-421-0607
Greenheck	EF-1-1-2	BSQ-120-4X	20	11397-422-0807
Greenheck	EF-1-R-1	SWB-22450CWTHX	20	11396-691-0807
Greenheck	Pump Room	BSQ-130-HP-4X	20	11397-423-0807
Greenheck	5TH Floor	BSQ-80-4X	20	11397-424-0807
Greenheck	6TH Floor	BSQ-80-4X	20	11397-426-0807
Greenheck	4TH Floor	BSQ-80-4X	20	11397-425-0807
Greenheck	3RD Floor	BSQ-80-4X	20	11397-427-0807
Greenheck	2ND Floor	BSQ-80-4X	20	11397-428-0807
Greenheck	EF-1-X-1	BSQ-80-4X	20	11397-421-0807
Greenheck	EF-1-R-2	SWB-22460CWTHX	20	114268250808
Energy Labs	AC-1-R-1	C103118-F-R-L	20	08053647-1-R-1
Energy Labs	AC-1-R-2	C103118-F-R-L	20	08053647-1-R-2
Energy Labs	AC-1-R-3	C103118-F-R-L	20	08053647-1-R-3
Energy Labs	AC-1-R-4	C103118-F-R-L	20	08053647-1-R-4
McQuay	AC-1	MPS005A	15
Goulds	Pump	33SVB-2	12	F0872102
Goulds	Pump	33SVB-2	12	F0872101

1.	Life expectancy of HVAC Equipment is based upon an assumption of sixty (60) hours of operation per week.

Elevators

America Center Bldg 1

Manufacturer	Capacity	Speed	Life Expectancy	Contract No.
Elevator 1 – Otis Gen 2 Elevator, Drive Machine (motor), Controller, Motor Drive & Door Operator	3,500 lb capacity	350 fpm	30 years	734686

Elevator 2 – Otis Gen 2 Elevator, Drive Machine (motor), Controller, Motor Drive & Door Operator	3,500 lb capacity	350 fpm	30 years	734687

Elevator 3 – Otis Gen 2 Elevator, Drive Machine (motor), Controller, Motor Drive & Door Operator	3,500 lb capacity	350 fpm	30 years	734688

Elevator 4 – Otis Gen 2 Elevator, Drive Machine (motor), Controller, Motor Drive & Door Operator	4,000 lb capacity	350 fpm	30 years	734689

EXHIBIT M

EXHIBIT N

PRELIMINARY CONCEPTUAL PLANS

– Restore to Open Finished Office

PROPOSED PARTIAL 1ST FLOOR PLAN – 13,575 USF

2SSPACE

POLYCOM – DSC
BAY AREA CONSOLIDATION
SAN JOSE, CA

PRELIMINARY LAYOUT
1st FLOOR

PL-1-3a

EXHIBIT N

POLYCOM

3RD FLOOR TEST FIT
6001 AMERICA CENTER DRIVE
08-JUL-2011

SCALE: 3/32" = 1'-0"

Restore - Open finished office
Entire floor

IA | INTERIOR ARCHITECTS
SAN FRANCISCO

EXHIBIT N

4,5TH FLOOR TEST FIT - OPTION A
6001 AMERICA CENTER DRIVE
08-JUL-2011

SCALE: 3/32" = 1'-0"

POLYCOM

IA INTERIOR ARCHITECTS
SAN FRANCISCO

EXHIBIT N

[illegible]	
[illegible]	[illegible]
[illegible]	[illegible]
[illegible]	[illegible]

AMENITIES	
[illegible]	[illegible]
[illegible]	[illegible]
[illegible]	[illegible]
[illegible]	[illegible]
[illegible]	[illegible]
[illegible]	[illegible]
[illegible]	[illegible]

POLYCOM®

5TH FLOOR TEST FIT - OPTION B

6001 AMERICA CENTER DRIVE

06-JUL-2011

SCALE: 3/32" = 1'-0"

IA INTERIOR ARCHITECTS

SAN FRANCISCO

EXHIBIT N

AMENITIES

POLYCOM

5TH FLOOR TEST FIT - OPTION C

6001 AMERICA CENTER DRIVE

06-JUL-2011

SCALE 3/32" = 1'-0"

IA INTERIOR ARCHITECTS

SAN FRANCISCO

EXHIBIT N

EXHIBIT O

FORM OF ESCROW AGREEMENT

[NOTE: A SEPARATE ESCROW AGREEMENT WILL BE ENTERED INTO FOR EACH OF THE ORIGINAL PREMISES OVER-ALLOWANCE AMOUNT AND THE MUST-TAKE SPACE OVER-ALLOWANCE AMOUNT]

This Escrow Agreement (this “Agreement”) is made as of this      day of             , 20    , by and among LEGACY III SJ AMERICA CENTER I, LLC, a Delaware limited liability company, having an address of c/o Legacy Partners Commercial, Inc., 4000 East Third Avenue, Suite 600, Foster City, California 94404-4805, Attention: Regional Vice President (“Landlord”), POLYCOM, INC., a Delaware corporation, having an address of 6001 America Center Drive, San Jose, California 95002, Attention: Corporate Real Estate (“Tenant”), and FIRST AMERICAN TITLE INSURANCE COMPANY, having an address of                      (“Escrow Agent”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease dated August 4, 2011 (the “Lease”) with respect to certain premises (the “Premises”) comprising the entire rentable area of that certain building located at 6001 America Center Drive, San Jose, California 95002. All initially capitalized terms not defined herein shall have the same meanings as set forth in the Lease.

B. Pursuant to the Lease, Landlord is obligated to supervise the construction of, and retain a general contractor to construct, the [Original Premises Tenant Improvements/Must-Take Space Tenant Improvements]. The design, permitting and construction of the [Original Premises Tenant Improvements/Must-Take Space Tenant Improvements] shall be referred to herein as the “Escrowed Funds Work”. Pursuant to the Lease, Tenant is entitled to receive from Landlord a one-time [Original Premises Tenant Improvement Allowance/Must-Take Space Tenant Improvement Allowance] in the amount of up to, but not exceeding $        , to help Tenant pay for the costs of the Escrowed Funds Work.

C. Pursuant to the [Original Premises Cost Proposal/Must-Take Space Cost Proposal] approved by Tenant in accordance with Section 4.2.1 of the [Original Premises Work Letter/Must-Take Space Work Letter] attached to the Lease as Exhibit    (the “Work Letter”), the [Original Premises Over-Allowance Amount/Must-Take Space Over-Allowance Amount] is initially an amount equal to $        .

D. The purpose of this Agreement is to set forth the terms on which the Escrowed Funds (as defined below) shall be held by Escrow Agent, and the conditions under which the Escrowed Funds shall be disbursed.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Landlord, Tenant and Escrow Agent hereby agree as follow:

1.	Escrowed Funds. Concurrently with the execution of this Agreement by all parties, Tenant shall deposit with Escrow Agent an amount equal to the [Original Premises Over-Allowance Amount/Must-Take Space Over-Allowance Amount] (i.e., $ ) (the “Escrowed Funds”). Tenant shall deposit with Escrow Agent additional funds increasing the amount of the Escrowed Funds, from time to time, if and to the extent required pursuant to Section 4.2.2 of the Work Letter. Escrow Agent shall hold and disburse the Escrowed Funds strictly in accordance with the terms of this Agreement.

2.	Escrow Account. Escrow Agent shall deposit the Escrowed Funds in a separate account (the “Escrow Account”) and shall invest such Escrowed Funds in a federally-insured interest-bearing money market or similar type account.

3.	Disbursement of Escrowed Funds. So that Landlord may pay for the costs of any completed Escrowed Funds Work, the Escrowed Funds shall be disbursed to Landlord in the following manner: within one (1) business day after receipt by Escrow Agent from Landlord of Landlord’s written request for disbursement (herein, a “Disbursement Request”) indicating the amount of the Escrowed Funds to be disbursed to pay for Tenant’s “pro rata share” of such costs (as determined pursuant to Section 4.2.2 of the Work Letter) (herein, the “Disbursement Amount”), together with (i) invoices from the applicable contractor(s), subcontractor(s) and other third parties (collectively, the “Construction Parties”) who performed such applicable Escrowed Funds Work evidencing such costs, and (ii) a written statement from Landlord certifying the amount set forth on such invoice that constitutes (A) Landlord’s “pro rata share” of the amount set forth on each such invoice, and (B) the Disbursement Amount (i.e., Tenant’s “pro rata share” of the amount set forth on each such invoice), Escrow Agent shall disburse to Landlord in accordance with the payment instructions attached hereto as Exhibit A, or as otherwise directed by Landlord, from the Escrowed Funds, the amount of the applicable Disbursement Amount so requested by Landlord to be disbursed in the applicable Disbursement Request. It is anticipated that Landlord shall be delivering to Escrow Agent Disbursement Requests for disbursement of portions of the Escrowed Funds from time to time during the course of the construction of the Escrowed Funds Work. Notwithstanding anything in the foregoing to the contrary, if, following the final completion of the Escrowed Funds Work, any Escrowed Funds remain in the Escrow Account, then Landlord shall deliver to Escrow Agent a Disbursement Request requesting disbursement to Landlord of such remaining Escrowed Funds (which Disbursement Request shall not be required to be accompanied by the items described in clauses (i) and (ii) hereinabove), and within one (1) business day after receipt by Escrow Agent of such Disbursement Request, Escrow Agent shall disburse to Landlord in accordance with the payment instructions attached hereto as Exhibit A, or as otherwise directed by Landlord, the remaining amount of the Escrowed Funds in the Escrow Account.

EXHIBIT O

4.	Costs of Escrow Account. Tenant shall each pay to Escrow Agent its fee of $1,000.00. No other fees or charges shall be payable to Escrow Agent in connection with this Escrow Agreement or the management and/or maintenance of the Escrow Account.

5.	Close of Escrow. The close of escrow (the “Close of Escrow”) shall occur upon the date which is the earliest to occur of: (i) the date the Escrowed Funds have been disbursed in their entirety; and (ii) the date which is twelve (12) months after the date that [Substantial Completion of the Original Premises Tenant Improvements/Substantial Completion of the Must-Take Space Tenant Improvements (as defined in the Work Letter)] occurs; and (iii) the date that is three (3) years after the date of mutual execution and delivery of this Agreement (regardless of whether [Substantial Completion of the Original Premises Tenant Improvements/Substantial Completion of the Must-Take Space Tenant Improvements] has occurred. Upon the Close of Escrow, Escrow Agent shall disburse to Tenant (A) any remaining portion of the Escrowed Funds (if any), and (B) the interest on the Escrowed Funds, all in accordance with the payment instructions attached hereto as Exhibit B, or as otherwise directed by Tenant.

6.	Notices. Unless otherwise specifically set forth herein, any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when deposited in a United States Post Office, registered or certified mail, postage prepaid, return receipt required, or with a reputable overnight courier service providing proof of service or when transmitted via facsimile telecopier with confirmation of successful transmission, and addressed to the intended addressee at its applicable address set forth in the opening paragraph of this Agreement. Whenever a party hereunder shall give a notice to Escrow Agent such party shall also give a notice to the other party.

7.	Enforcement. If any party hereto fails to perform any of its obligations under this Agreement or if a dispute is raised between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party or parties on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, courts costs and attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by a party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

8.	Sole Parties. This Agreement is made exclusively for the benefit of and solely for the protection of the parties hereto, and no other person of persons shall have the right to enforce the provisions of this Agreement by action or legal proceeding or otherwise or to rely on any representation, certification, damnation, or covenants made hereunder.

9.	Governing Law. This Agreement shall be governed by the laws of the State of California.

10.	Time of the Essence. Time shall be of the essence in every particular of this Agreement.

11.	Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

12.	Escrow Agent: The parties hereto agree that Escrow Agent’s only obligations hereunder shall be to hold the Escrowed Funds as Escrow Agent hereunder and to disburse said funds pursuant to the terms of this Agreement. Tenant and Landlord acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of any of the parties hereto, and that Escrow Agent shall not be liable to any of the parties hereto for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving negligence. Escrow Agent shall have no responsibility for, and shall not be concerned with, any agreements between the parties hereto, except as specifically provided in this Agreement. Escrow Agent may interplead any matter of this escrow at any time in regard to any controversy among the parties which cannot be resolved in a reasonable time among the parties, as to appropriate interpretation of these instructions or distribution of funds in said escrow account which cannot be resolved in a reasonable time, or in regard to any suit on this escrow brought against Escrow Agent from any source. The parties hereto shall indemnify Escrow Agent and hold Escrow Agent harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the holding of the Escrowed Funds excepting, however, the breach, negligence or willful misconduct of Escrow Agent in the performance of its duties hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

LANDLORD:

LEGACY III SJ AMERICA CENTER I, LLC, a Delaware limited liability company

By:	LEGACY PARTNERS COMMERCIAL, L.P.,
a California limited partnership,
as Property Manager and Agent for Owner

	By:	LEGACY PARTNERS COMMERCIAL, INC.,
General Partner

By:
Debra Smith
	Its:	Chief Administrative Officer
DRE #00975555
BL DRE #01464134

TENANT:

POLYCOM, INC., a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Its:

EXHIBIT A

Landlord Payment Instructions

EXHIBIT B

Tenant Payment Instructions

EXHIBIT P

DEPICTION OF EQUIPMENT ROOM

N

AREA SUMMARY:
OFFICE SPACE 34,077 R.S.F.

FIRST FLOOR
6001 AMERICA CENTER DRIVE
SAN JOSE, CALIFORNIA

AMERICA CENTER

EXHIBIT P

EXTENSION OPTION RIDER

This Extension Option Rider (“Extension Rider”) is made and entered into by and between LEGACY III SJ AMERICA CENTER I, LLC, a Delaware limited liability company (“Landlord”), and POLYCOM, INC., a Delaware corporation (“Tenant”), and is dated as of the date of the Lease (“Lease”) by and between Landlord and Tenant to which this Extension Rider is attached. The agreements set forth in this Extension Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Extension Rider are inconsistent with the terms of the Lease, the terms of this Extension Rider shall control.

1. Extension Option. Landlord hereby grants Tenant one (1) option to extend the Lease Term (the “Extension Option”) for all, but not less than all, of the entire Premises then leased by Tenant (i.e., the original Premises and the Must-Take Space) for a period of seven (7) years each (the “Option Term”), which Extension Option shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below. Notwithstanding the foregoing, at Landlord’s option, in addition to any other remedies available to Landlord under this Lease, at law and/or in equity, Tenant shall not be deemed to have properly exercised the Extension Option if as of the date of delivery of the Exercise Notice by Tenant, Tenant is in default under this Lease beyond any applicable notice and cure period. Upon the proper exercise of the Extension Option, the Lease Term shall be extended for the Option Term. The Extension Option is personal to the Original Tenant and any Affiliate to which Tenant’s entire interest in the Lease has been assigned pursuant to Section 14.7 of the Lease, and may not be assigned or exercised, voluntarily or involuntarily, by or to, any person or entity other than the Original Tenant (or such Affiliate assignee, as the case may be), and shall only be available to and exercisable when the Original Tenant (or such Affiliate assignee, as the case may be) is in occupancy of no less than sixty-six percent (66%) of the rentable square feet of the Premises then leased by Tenant.

2. Option Rent. The annual Base Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the greater of: (i) the annual Base Rent payable by Tenant during the last year of the initial Lease Term (the “Floor Rent”); or (ii) the Fair Market Rental Rate for the Premises. As used herein, the “Fair Market Rental Rate” for purposes of determining the annual Base Rent for the Option Term shall mean the annual base rent at which non-equity tenants, as of the commencement of the Option Term, will be leasing non-sublease, non-equity, unencumbered space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in the Building, the 6201 Building and in other comparable Class A office and R&D buildings which are greater than four (4) stories in height and are located in Silicon Valley, California (but expressly excluding buildings located in downtown San Jose) (collectively, the “Comparable Buildings”), taking into consideration all free rent and other out-of-pocket concessions generally being granted at such time for such comparable space for the Option Term (including, without limitation, any tenant improvement allowance provided for such comparable space, with the amount of such tenant improvement allowance to be provided for the Premises during the Option Term to be determined after taking into account the age, quality and layout of the tenant improvements in the Premises as of the commencement of the Option Term with consideration to the fact that the improvements existing in the Premises are specifically suitable to Tenant).

3. Exercise of Extension Option. The Extension Option shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice (the “Interest Notice”) to Landlord not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the initial Lease Term stating that Tenant may be interested in exercising the Extension Option; (ii) Landlord, after receipt of Tenant’s Interest Notice, shall deliver notice (the “Option Rent Notice”) to Tenant not less than eleven (11) months prior to the expiration of the initial Lease Term setting forth the Option Rent; and (iii) if Tenant wishes to exercise the Extension Option, Tenant shall, on or before the date (the “Exercise Date”) which is ten (10) months prior to the expiration of the initial Lease Term, exercise the Extension Option by delivering written notice (the “Exercise Notice”) thereof to Landlord. If Landlord determines in the Option Rent Notice that the Option Rent for the Option Term shall equal the Fair Market Rental Rate pursuant to Section 2(ii) above, then concurrently with Tenant’s delivery of the Exercise Notice, Tenant may, at its option, in a written notice delivered to Landlord (the “Objection Notice”), object to Landlord’s determination of the Fair Market Rental Rate for the Option Term set forth in the Option Rent Notice, in which event such Fair Market Rental Rate shall be determined pursuant to Section 4 below. If Tenant timely delivers the Exercise Notice but fails to timely deliver the Objection Notice to Landlord, Tenant shall be deemed to have accepted Landlord’s determination thereof and the following provisions of Section 4 shall not apply. Tenant’s failure to deliver the Interest Notice or Exercise Notice on or before the applicable delivery dates therefor specified hereinabove, shall be deemed to constitute Tenant’s waiver of the Extension Option. If Landlord determines in the Option Rent Notice that the Option Rent for the Option Term shall equal the Floor Rent pursuant to Section 2(i) above, such determination shall be final and conclusive, and the following provisions of Section 4 below shall not apply.

4. Determination of Option Rent. If Tenant timely and appropriately delivers to Landlord an Objection Notice pursuant to Section 3 above with respect to the Fair Market Rental Rate for the Option Term initially determined by Landlord in Landlord’s Option Rent Notice for the Option Term, then Landlord and Tenant shall attempt to agree upon such Fair Market Rental Rate, using their best good-faith efforts. If Landlord and Tenant fail to reach agreement by the date (the “Outside Agreement Date”) which is twenty (20) days following Tenant’s delivery of the Exercise Notice, then each party shall submit to the other party a separate written determination of the Fair Market Rental Rate within ten (10) business days after such Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with the provisions of Sections 4.1 through 4.8 below. The failure of Tenant or Landlord to submit a written determination of the Fair Market Rental Rate within such ten (10) business day period shall conclusively be deemed to be such party’s approval of the Fair Market Rental Rate submitted within such ten (10) business day period by the other party.

EXTENSION

OPTION RIDER

4.1 Landlord and Tenant shall each appoint one (1) arbitrator who shall by profession be a real estate leasing broker who shall (i) have been active over the ten (10) year period ending on the date of such appointment in the leasing of the Comparable Buildings, (ii) have no financial interest in Landlord or Tenant, and (iii) not have represented or been employed or engaged by the appointing party during such 10-year period. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Rate is the closer to the actual Fair Market Rental Rate as determined by the arbitrators, taking into account the requirements with respect thereto set forth in Section 2 above. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.

4.2 The two (2) arbitrators so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

4.3 The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to which of Landlord’s or Tenant’s submitted Fair Market Rental Rate is closer to the actual Fair Market Rental Rate and shall select such closer determination as the Fair Market Rental Rate and notify Landlord and Tenant thereof.

4.4 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

4.5 If either Landlord or Tenant fails to appoint an arbitrator within the time period specified in Section 4.1 hereinabove, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

4.6 If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, a third arbitrator shall be appointed by the Superior Court in and for Santa Clara County.

4.7 Each party shall pay the fees and expenses of the arbitrator appointed by or on behalf of it, and each shall pay one-half of the fees and expenses of the third arbitrator, if any.

4.8 In no event shall the Option Rent for the Option Term selected by the arbitrator(s) pursuant to this Section 4 be less than the Floor Rent.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

EXTENSION

OPTION RIDER

“Landlord”	LEGACY III SJ AMERICA CENTER I, LLC, a Delaware limited liability company

	By:	LEGACY PARTNERS COMMERCIAL, L.P.,
a California limited partnership, as Property Manager and Agent for Owner

		By:	LEGACY PARTNERS COMMERCIAL, INC.,
General Partner

			By:	/s/ DEBRA SMITH
Debra Smith
Its: Chief Administrative Officer
DRE #00975555
BL DRE #01464134

“Tenant”	POLYCOM, INC.,
a Delaware corporation

	By:	/S/ ANDREW M. MILLER
		Name:	Andrew M. Miller
		Its:	President and CEO

	By:	/S/ W BOILEAU
		Name:	W Boileau
		Its:	VP Treasurer

EXTENSION

OPTION RIDER